As filed with the U.S. Securities and Exchange Commission on June 3, 2025.

Registration No. 333-284025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SFIDA X, INC.

(Exact name of Registrant as specified in its charter)

Japan	7371	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

SFIDA X, Inc.

Sumitomo Fudosan Shinjuku Central Park Tower, 11F

6-18-1 Nishi-Shinjuku, Shinjuku-ku

Tokyo 160-0023, Japan

Tel: +81 3-6258-1735

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

Tel: 302-738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Giovanni Caruso John A. Stapleton Loeb & Loeb LLP 345 Park Ave New York, NY 10154 Tel: (212) 407-4000	Takuro Awazu City-Yuwa Partners Marunouchi Mitsui Building, 7th Floor 2-2-2 Marunouchi, Chiyoda-ku Tokyo 100-0005, Japan Tel: +81(0)3-6212-5500	Richard A. Friedman, Esq. Andrew J. Bond, Esq. Nazia J. Khan, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112 Tel: (212) 653-8700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging Growth Company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JUNE 3, 2025

1,000,000 American Depositary Shares Representing

1,000,000 Common Shares

SFIDA X, INC.

This is the initial public offering of our common shares, no par value, represented by American Depositary Shares (“ADSs”). Each ADS represents one (1) common share. We are offering 1,000,000 ADSs in the United States. We currently expect the initial public offering price to be between $5.00 and $6.00 per ADS.

Prior to this offering, there has been no public market for our common shares or ADSs. We have applied to list the ADSs on the Nasdaq Capital Market (“Nasdaq”) under the symbol “SFDX.” Such listing, however, is not guaranteed. If the application is not approved for listing on Nasdaq, we will not proceed with this offering.

We are a “controlled company” as defined under the corporate governance rules of Nasdaq because Mr. Etsuro Sumita, our founder, President and Representative director, will retain approximately 82.96% of the voting power of our outstanding common shares if all the ADSs being offered hereby are sold (or 81.29% of our outstanding voting power if the underwriters’ option to purchase additional ADSs is exercised in full). As a result of his voting power, Mr. Sumita will be able to control any action requiring the general approval of our stockholders, including the election of our Board of Directors, the adoption of amendments to our Articles of Incorporation and the approval of any merger or sale of substantially all of our assets. As a “controlled company,” as defined under the Nasdaq Stock Market Rules, we are permitted to elect to rely on certain exemptions from Nasdaq’s corporate governance rules. Accordingly, you may not have the same protections afforded to holders of companies that are subject to all of the corporate governance requirements of the Nasdaq Capital Market. Please read “Prospectus Summary—Implications of Being a Controlled Company,” beginning on page 5 of this prospectus for more information.

We are organized under the laws of Japan. We are a “foreign private issuer” as defined in Rule 405 under the Securities Act of 1933, as amended and an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, under applicable U.S. federal securities laws, and are eligible for reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer.”

Investing in the ADSs involves a high degree of risk. Before buying any of the ADSs, you should carefully read the discussion of material risks of investing in the ADSs in “Risk Factors” beginning on page 9 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per ADS	Total
Initial public offering price	$	$
Underwriting discount and commissions (1)	$	$
Proceeds to us, before expenses	$	$

(1)	Underwriting discounts and commissions do not include a non-accountable expense allowance equal to 1.0% of the initial public offering price payable to the underwriters. We refer you to “Underwriting” beginning on page 98 for additional information regarding underwriters’ compensation.

We have granted a 45-day option to the representative of the underwriters to purchase up to 150,000 additional ADSs solely to cover over-allotments, if any.

The underwriters expect to deliver the ADSs to purchasers on or about            , 2025.

ThinkEquity

The date of this prospectus is            , 2025

ONE GROUP, MULTIPLE PATHWAYS TO VALUE

Small and Medium-sized Businesses

- Website Planning & Development
- Video Planning & Development

- Content Management System, SIMPLE BOOK
- Web Reservation System, SIMPLE RESERVE
- Hosting Services
- Select My Search
- Writer Pack
- SNS (Social Media) Pack

WebDX Consulting
System Integration
After-sales Solutions
IT Consulting

Large Enterprises

- IT Technical Support
- Contracted System Development

- Strategy Development
- Project Management

©SFIDA X, Inc. All rights reserved.

DELIVERING OPTIMAL SOLUTIONS TO BUSINESSES OF ALL SIZES

SFIDA X, Inc. — WebDX Consulting

- Website and video planning and production
- For small and medium-sized businesses in Japan
- Over 15,000 websites created since its inception

BERKELEY
5%
SFIDAX
35%
Net Sales
STYLEFREE
60%

STYLE FREE, Inc. — System Integration

- IT technical support for system development and contracted system development
- For large enterprises in Japan

BERKELEY
4%
STYLEFREE
39%
Ordinary Income
SFIDAX
57%

Berkeley Consulting, Inc. — IT Consulting

- IT strategy development and project management
- For large enterprises in Japan

All data are as of September 30, 2024

©SFIDA X, Inc. All rights reserved.

SFIDA X

CONTENT MANAGEMENT MADE EASY

Manage your website as effortlessly as breathing

SIMPLE BOOK Ver.3

お知らせ/...
ギャラリー
店頭販売

- Headless CMS. Robust Security.
- From Idea to Drafts of Articles with Images in 8 Clicks
- User-friendly Interface
- Optimized for Performance

Powerful Features, Built for Businesses

- AI Content Creation
- Article Generation
- Schedule to Post
- SEO
- Google Job Search
- Management Dashboard
- External Writer Integration
- Support Center

© SFIDA X, Inc. All rights reserved.

CAUSING TRANSFORMATION THROUGH CHALLENGES

$33 million
Group-wide Revenues

90%+
Subscription Profit Rate

90%
Consultant Utilization Rate

100,000+
Sales Calls per Month

15,000+
High-quality, Customized Websites Created

10,000+
Businesses Empowered

9,000+
SIMPLE BOOK Installations

537
Employees Across 4 Sites in Japan

NOTE:
All data, except for the number of SIMPLE BOOK installations and number of employees, are as of September 30, 2024
The number of SIMPLE BOOK installations and the number of employees are as of April 30, 2025.

© SFIDA X, Inc. All rights reserved.

i

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by us. Neither we nor the underwriters have authorized anyone to provide you with information that is different, and neither we nor the underwriters take any responsibility for, and provide any assurance as to the reliability of, any information, other than the information in this prospectus and any free writing prospectus prepared by us. We are offering to sell the ADSs, and seeking offers to buy the ADSs, only in jurisdictions where such offers and sales are permitted. This prospectus is not an offer to sell, or a solicitation of an offer to buy, the ADSs in any jurisdictions where, or under any circumstances under which, the offer, sale, or solicitation is not permitted. The information in this prospectus and in any free writing prospectus prepared by us is accurate only as of the date on its respective cover, regardless of the time of delivery of this prospectus or any free writing prospectus or the time of any sale of the ADSs. Our business, results of operations, financial condition, or prospects may have changed since those dates.

Before you invest in the ADSs, you should read the registration statement (including the exhibits thereto and the documents incorporated by reference therein) of which this prospectus forms a part.

For investors in Japan: Any ADSs offered and sold in Japan will be registered with the Financial Services Agency of Japan pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act.

For investors outside of the United States and Japan: Neither we nor the underwriters have done anything that would permit this offering, or the possession or distribution of this prospectus, in any jurisdiction where action for that purpose is required, other than in the United States and Japan. You are required to inform yourselves about, and observe any restrictions relating to, this offering and the distribution of this prospectus.

ii

ABOUT THIS PROSPECTUS

As used in this prospectus, unless the context otherwise requires or otherwise states, references to “SFIDA X,” “our company,” the “Company,” “we,” “us,” “our,” and similar references refer to SFIDA X, Inc., a stock corporation with limited liability organized under the laws of Japan. We refer to our common shares as “common shares,” unless the context otherwise requires. We sometimes refer to our common shares as “equity interests” when described on an aggregate basis.

Our functional currency and reporting currency is the Japanese yen (“JPY,” “yen” or “¥”). The terms “dollar,” “USD,” “US$” or “$” refer to U.S. dollars, the legal currency of the United States. Convenience translations included in this prospectus of Japanese yen into U.S. dollars have been made at the exchange rate of ¥143.25 = US$1.00, which was the foreign exchange rate on September 30, 2024 as reported by the U.S. Federal Reserve in its weekly release on October 7, 2024 (https://www.federalreserve.gov/releases/h10/20241007/).

Our consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Our fiscal year ends on September 30 of each year as does our reporting year. Our most recent fiscal year ended on September 30, 2024. See Note 2 to our audited consolidated financial statements as of and for the year ended September 30, 2024, included elsewhere in this prospectus, for a discussion of the basis of presentation, functional currency, and translation of consolidated financial statements.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that precede them.

Market and Industry Data

This prospectus contains references to market data and industry forecasts and projections, which were obtained or derived from publicly available information, reports of governmental agencies, market research reports, and industry publications and surveys. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and additional uncertainties and risks regarding the other forward-looking statements in this prospectus due to a variety of factors, including those described in the section entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the forecasts and estimates.

Trademarks, Service Marks and Tradenames

This prospectus may contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, or trade names in this prospectus is not intended to imply a relationship with, or endorsement or sponsorship by, these other parties. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names.

iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements contained in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment, and potential growth opportunities. In some cases, you can identify forward-looking statements by terms such as “may”, “will”, “should”, “believe”, “expect”, “could”, “intend”, “plan”, “anticipate”, “estimate”, “continue”, “predict”, “project”, “potential”, “target,” “goal,” or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, because forward-looking statements relate to matters that have not yet occurred, they are inherently subject to significant business, competitive, economic, regulatory and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including, among others, those discussed in this prospectus under the headings “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Our Business” may cause our actual results, performance, or achievements to differ materially from any future results, performance, or achievements expressed or implied by the forward-looking statements in this prospectus. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements in this prospectus include:

●	our expectations regarding our revenue, expenses, and other operating results;

●	our efforts to successfully develop and commercialize our new services and products;

●	the implementation of our strategic plans for our business, services and products;

●	the size of the market opportunity for our services and products and our ability to maximize those opportunities;

●	the costs and success of our marketing efforts, and our ability to promote our brands;

●	our competitive position and the development of and projections relating to our competitors or our industry;

●	our ability to obtain adequate financing in the future on terms acceptable to us;

●	our ability to identify and successfully enter into strategic collaborations in the future, and our assumptions regarding any potential revenue that we may generate thereunder;

●	our ability to exploit the intellectual property rights in a manner beneficial to us;

●	our ability to obtain, maintain, protect, and enforce intellectual property protection for our technologies and related products and services, and the scope of such protection;

●	our ability to operate our business without infringing, misappropriating, or otherwise violating the intellectual property or proprietary rights of third parties;

●	general economic conditions and events and the impact they may have on us and our customers;

●	our ability to respond to national disasters, such as earthquakes and tsunamis, and to global pandemics, such as COVID-19;

●	the regulatory environment in which we operate;

●	our plans with respect to use of proceeds from this offering;

●	our ability to attract and retain qualified key management and technical personnel; and

●	our expectations regarding the time during which we will be an emerging growth company and a foreign private issuer.

The forward-looking statements contained in this prospectus are not guarantees of future performance and our actual results of operations and financial condition may differ materially from such forward-looking statements. In addition, even if our results of operations and financial condition are consistent with the forward-looking statements in this prospectus, they may not be predictive of results or developments in future periods.

Any forward-looking statement that we make in this prospectus speaks only as of the date of this prospectus. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements in this prospectus, whether as a result of new information, future events, or otherwise, after the date of this prospectus.

iv

PROSPECTUS SUMMARY

This summary highlights selected information presented in greater detail elsewhere in this prospectus. This summary does not include all the information you should consider before investing in the ADSs. You should read this summary together with the more detailed information appearing elsewhere in this prospectus, including our consolidated financial statements and related notes and the sections entitled “Risk Factors” on page 9 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” on page 33 of this prospectus. Some of the statements in this summary and elsewhere in this prospectus constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Overview

Based on our management philosophy of “causing transformation through challenges,” we provide web development, system integration, and IT consulting solutions to a comprehensive range of clients - from Japanese small and medium-sized enterprises (“SMEs”) to large domestic businesses in varied industries. Consistent with our aim to “provide services that connect people to people and people to companies,” we offer targeted solutions through web development, IT technical support, and IT strategy planning customized to the sizes of enterprises spanning various industries in Japan.

Through SFIDA X, we provide our “WebDX Consulting Business” (“DX” stands for “digital transformation”) that offers optimal solutions utilizing the Internet, Internet technology, and artificial intelligence (“AI”) to solve various problems faced by small and medium-sized enterprises and to support their business operations.

In addition, we have three wholly-owned subsidiaries: Style Free, Inc. (“Style Free”), Berkeley Consulting, Inc. (“Berkeley Consulting”), and HEAT POINT, Inc. (“HEAT POINT”).

Style Free operates our “System Integration Business” that provides IT technical support services for system development projects and contracted system development, mainly for large companies.

Berkeley Consulting provides our “IT Consulting Business”, which helps our large enterprise clients transform their businesses through IT strategy planning, conceptual support, project management, and utilization of Robotic Process Automation (“RPA”) for large enterprises.

HEAT POINT, our new wholly owned subsidiary established in April 2024, mainly provides video production and web production solutions to small and medium-sized companies.

Below is an overview of our primary services.

WebDX* Consulting (SFIDA X)

- WebDX business service that offers website and video production to help attract customers, improve recruitment, and enable digitization and streamlining of options.
- Primarily focused on small and medium sized enterprises in Japan.
- Over 15,000 websites created since establishment.

System Integration (STYLE FREE)

- Provides IT technical support services for system development and contracted system development projects.
- Primarily focused on major companies in Japan.

IT Consulting (Berkeley Consulting)

- Addresses challenges faced by large companies in planning and driving DX strategies.
- Primarily focused on large enterprises in Japan.

**DX stands for "digital transformation"*

Business Environment

We select the most appropriate services from a variety of offerings and provide them to our clients, ranging from small and medium-sized companies to major corporations, that are not effectively utilizing the Internet and losing opportunities.

Several studies conducted by key institutions present the potential of the system integration market in Japan. According to a survey conducted by Deloitte Tohmatsu MIC Economic Research Institute in 2023, the Web integration market, to which our WebDX Consulting Business belongs, is expected to grow to 435 billion yen or $3.04 billion in 2025. In addition, we have seen that many Japanese small and medium-sized enterprises are not investing in IT due to a lack of human resources, despite having an urgent need to improve their productivity.

According to a survey conducted by Yano Research Institute in 2024, the IT investment market is expected to grow to 16.68 trillion yen or $116.44 billion in 2025 and 17.1 trillion yen or $119.37 billion in 2026. In terms of the number of IT personnel, surveys conducted by Mizuho Information & Research Institute and the Information-technology Promotion Agency, Japan (IPA) in 2019 discovered that there is a shortage of IT personnel in businesses in terms of both quantity and quality, while surveys by Mizuho Information Research Institute and the IPA in 2019 identified that there will be a shortage of approximately 500,000 IT personnel by 2030, which provides favorable market conditions for us as an engineering organization providing technical support services.

According to a survey conducted by Nikkei, Inc. in 2024, the business consulting market, to which our IT Consulting Business belongs, is expected to reach $4.5 billion in 2025, and is expected to continue to expand into the future. The expansion of the IT market is particularly strong, and the needs associated with digitalization are expected to increase.

A.	Responding to Market Changes

We believe that technological innovations and new service models will continue to be introduced in the IT market, prompting further market changes, while at the same time, customer needs will continue to diversify and change. In order to respond to these changes, we believe that we must be at the front lines of market trends and provide products and services that are optimal solutions for our clients and that can generate synergies with our existing businesses. We intend to continue to provide products and services that are ahead of market needs, and form business alliances that have a high level of expertise.

1

B.	Continued Strengthening of Earnings Base

We develop our business targeting various customer segments, ranging from small and medium-sized companies and venture businesses to large corporations. In order to achieve continuous and stable growth, we believe it is necessary not only to acquire new customers, but also to increase the unit price of existing customers and extend the duration of contracts.

In addition to strengthening our support system for our clients, we seek to anticipate client demand and raise the unit price per client by responding to client needs and continuously developing and introducing our own products and services that capture trends.

C.	Hiring and Developing Staff

In order to continuously expand our business, we aim to hire additional staff in line with our growth. We seek to build an organizational foundation that can withstand changes even as we develop our business from multiple perspectives by training highly specialized managers in a wide range of fields, including sales, production, and administration. Our policy is to enhance the hiring of new graduates and continue mid-career hiring of people with market experience, while at the same time actively providing internal and external training programs to improve the skills of each employee and develop management personnel.

D.	Strengthening of Our Internal Management System

As our business continues to expand, we recognize that we will be required to further strengthen our internal management system to ensure efficient management. In response to this, we have been working to strengthen our internal management system by assigning personnel with expertise in various fields, and will continue to enhance this system into the future.

E.	Strengthening Compliance

The establishment, maintenance, and reinforcement of a thorough compliance and information security system is important. We recognize that compliance with the Labor Standards Act, the Worker Dispatching Act, and other related laws and regulations, as well as all other laws and rules related to our business operations, is fundamental to our social responsibility.

We have established internal rules and regulations based on relevant laws and regulations and a Compliance Committee chaired by our Representative Director to monitor compliance in order to ensure thorough compliance. We will continue to ensure appropriate operations to ensure the effectiveness of our compliance system.

F.	Improvement of Information Security

The protection of customer information and internal information are important issues, and we have established a basic information security policy to ensure the confidentiality, integrity, and availability of such information, and obtained Information Security Management System (ISMS) certification. We believe that information security will become even more important as our business expands, and we will continue to improve information security by strengthening our internal systems and education and training programs.

G.	Promotion of Synergy Across the Businesses

We intend to invest the cash from our WebDX Consulting business into recruiting and training our workforce and expanding the performance of our System Integration and IT Consulting businesses, thereby achieving medium- to long-term earnings growth for the group as a whole as well as continuing to drive synergies between the businesses. We believe that there have been significant synergies generated among our three businesses, such as the building of tools and apps by Style Free that complement our other businesses.

H.	Shifting Growth Focus

While our WebDX Consulting Business customer base is primarily composed of small businesses with ten or fewer employees, our System Integration Business’s and our IT Consulting Business’s primary customer base are mid-sized companies and large corporations, respectively. We believe that shifting the focus of growth from our WebDX Consulting Business to our System Integration Business and IT Consulting Business will allow us to shift our customer base into large customers, thereby resulting in a clear trend of stable growth in our business performance.

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Summary Risk Factors

There are a number of risks that you should carefully consider before making an investment decision regarding this offering. These risks are discussed more fully in the section entitled “Risk factors” beginning on page 9 of this prospectus. You should read and carefully consider these risks and all of the other information in this prospectus, including the consolidated financial statements and the related notes thereto included in this prospectus, before deciding whether to invest in the ADSs. If any of these risks actually occur, our business, financial condition, operating results and cash flows could be materially adversely affected. In such case, the trading price of the ADSs would likely decline, and you may lose all or part of your investment. These risk factors include, but are not limited to:

●	Our growth depends on our ability to attract and retain a large number of customers, and the loss of our customers, or failure to attract new customers, could materially and adversely affect our business.

●	We may be unable to collect sales proceeds from our customers due to changes in the management policies or screening standards of credit companies.

●	We operate in a very competitive business environment, and if we are unable to compete successfully against our existing or potential competitors, our business, financial condition, and results of operations may be adversely affected.

●	If we are unable to manage the growth of our consulting services successfully, we may not be able to sustain profitability.

●	We need to keep pace with changing technologies in order to provide effective services and solutions to our customers, and we will need to stay ahead of the technology changes and risks in order to be successful.

●	Technology is rapidly evolving, and if we do not continue to develop new products and service offerings in response to these changes, our business could suffer.

●	We rely significantly on the Japanese market. Any changes in the economic and regulatory conditions of Japan or changes in the business strategies of Japanese customers may have an adverse effect on our business.

●	Our customized solutions may not meet our clients’ expectations.

●	We are highly dependent on our senior management team and key personnel, and our business could be harmed if we are unable to attract and retain personnel necessary for our success.

●	We have limited human resources and may not be able to appropriately manage our growth.

●	Our business depends on securing, retaining and developing personnel with information technology and engineering experience.

●	Our business is subject to various governmental regulations and actions, and the occurrence of a violation of laws and regulations could have an impact on our business and financial performance.

●	We may become party to intellectual property rights claims in the future that are expensive and time consuming to defend, and, if resolved adversely, could have a significant impact on our business.

●	We use AI in our products and services which may result in operational challenges, legal liability, reputational concerns and competitive risks.

●	Interruption or failure of our information technology and communications systems due to natural disasters, human error or malicious acts could impair our ability to effectively provide our services and products, which could damage our brand and reputation and adversely affect our operating results.

●	If our third-party service providers experience significant technological or other disruptions, our business may be harmed.

●	If the confidential or personal information that we handle is used inappropriately, leaked, lost or stolen, it may adversely affect the value of our brand, our reputation and our results of operations.

●	Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial condition and results of operations.

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●	We are an “emerging growth company” and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our common shares and the ADSs may be less attractive to investors.

●	As a “foreign private issuer” we are permitted, and intend, to follow certain home country corporate governance and other practices instead of otherwise applicable SEC and Nasdaq requirements, which may result in less protection than is accorded to investors under rules applicable to domestic U.S. issuers.

●	As a controlled company, we are not subject to all of the corporate governance rules of Nasdaq.

●	Pursuant to the Companies Act, for so long as Mr. Sumita, our co-founder, Chief Executive Officer and Representative Director, retains 90% or more of the total number of voting rights of all shareholders of the Company, he will have the right to demand that all other shareholders sell their shares to him.

●	We may amend the deposit agreement without consent from holders of ADSs and, if such holders disagree with our amendments, their choices will be limited to selling the ADSs or withdrawing the underlying common shares.

●	We are incorporated in Japan, and it may be more difficult to enforce judgments against us that are obtained in courts outside of Japan.

●	An increase of our international presence could expose us to fluctuations in foreign currency exchange rates, or a change in monetary policy may harm our financial results.

●	We are actively expanding in Japan, and we may be adversely affected if Japanese and global economic conditions and financial markets deteriorate.

●	Rights of shareholders under Japanese law may be different from rights of shareholders in other jurisdictions.

●	Holders of ADSs have fewer rights than shareholders under Japanese law, and their voting rights are limited by the terms of the deposit agreement.

●	Dividend payments will be affected by fluctuations in the exchange rate between the U.S. dollar and the Japanese yen.

●	Direct acquisition of our common shares, in lieu of ADSs, is subject to a prior filing requirement under recent amendments to the Japanese Foreign Exchange and Foreign Trade Act and related regulations.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to reporting companies that make filings with the U.S. Securities and Exchange Commission (the “SEC”). For so long as we remain an emerging growth company, we will not be required to, among other things:

●	present more than two years of audited financial statements and two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure in our registration statement of which this prospectus forms a part;

●	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

●	disclose certain executive compensation-related items; and

●	seek shareholder non-binding advisory votes on certain executive compensation matters and golden parachute arrangements, to the extent applicable to our Company as a foreign private issuer (as defined in Rule 405 under the Securities Act).

The JOBS Act also permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result, our consolidated financial statements may not be comparable to companies that comply with public company effective dates.

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We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the completion of this offering, (ii) the last day of the fiscal year during which we have total annual gross revenue of at least $1.235 billion, (iii) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which means the market value of our common shares that are held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter, and (iv) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, upon the consummation of this offering, we will report in accordance with the rules and regulations applicable to a “foreign private issuer.” As a foreign private issuer, we will take advantage of certain provisions under the rules that allow us to follow the laws of Japan for certain corporate governance matters. Even when we no longer qualify as an emerging growth company, as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations with respect to a security registered under the Exchange Act;

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events; and

●	Regulation Fair Disclosure (“Regulation FD”), which regulates selective disclosures of material information by issuers.

As a foreign private issuer, we will have four months after the end of each fiscal year (September 30) to file our annual report on Form 20-F with the SEC. In addition, our executive officers, directors, and principal shareholders will be exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act.

Foreign private issuers, like emerging growth companies, are exempt from certain more stringent executive compensation disclosure rules. As such, even when we no longer qualify as an emerging growth company, as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will continue to be exempt from the more stringent compensation disclosures required of public companies that are not a foreign private issuer.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies:

(i)	the majority of our executive officers or directors are U.S. citizens or residents;

(ii)	more than 50% of our assets are located in the United States; or

(iii)	our business is administered principally in the United States.

In this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

Implications of Being a Controlled Company

The “controlled company” exception to the rules of Nasdaq provides that a company of which more than 50% of the voting power is held by an individual, group or another company, a “controlled company,” need not comply with certain requirements of the corporate governance rules of Nasdaq. As of the date of this prospectus, Mr. Sumita, our founder, President and Representative Director of the Company, beneficially owned an aggregate of 6,060,000 common shares, which represents approximately 96.12% of the voting power of our outstanding common shares. Following this offering, Mr. Sumita will control approximately 82.96% of the voting power of our outstanding common shares if all the ADSs are sold (or 81.29% of our outstanding voting power if the underwriters exercise the over-allotment option in full). Accordingly, if we obtain listing on Nasdaq, we will be a “controlled company” within the meaning of the corporate governance rules of Nasdaq. Controlled companies are exempt from the corporate governance rules of Nasdaq requiring that listed companies have (i) a majority of the board of directors consist of “independent” directors under the listing standards of Nasdaq, (ii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting the requirements of Nasdaq, and (iii) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of Nasdaq. See also “Management - Foreign Private Issuer Status and Controlled Company Exemption.”

Corporate Information

We were incorporated in Japan on March 17, 2009. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711. Our principal executive offices are located at Sumitomo Fudosan Shinjuku Central Park Tower, 11F, 6-18-1 Nishi-Shinjuku, Shinjuku-ku, Tokyo 160-0023, Japan, and our main telephone number is +81 3-6258-1744. Our website is www.sfidax.jp. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this prospectus. You should not consider any information on our website to be a part of this prospectus or use any such information in your decision on whether to purchase the ADSs. We have included our website address in this prospectus solely for informational purposes.

Trademarks

We own or have rights to various trademarks and trade names that we use in connection with the operation of our business. As June 2, 2025, we had six (6) registered trademarks in Japan.

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THE OFFERING

Issuer	SFIDA X, Inc.

ADSs Offered by Us	1,000,000 ADSs (or 1,150,000 ADSs if the underwriters exercise in full the over-allotment option to purchase additional ADSs).

Offering Price	We currently expect the initial public offering price to be between $5.00 and $6.00 per ADS.

ADSs to be Outstanding Immediately After this Offering	1,000,000 ADSs (or 1,150,000 ADSs if the underwriters exercise in full the over-allotment option to purchase additional ADSs).

Common Shares to be Outstanding Immediately After this Offering(1)	7,304,800 common shares (or 7,454,800 common shares if the underwriters exercise in full the over-allotment option to purchase additional ADSs).

Common Shares	Our share capital consists of common shares. Each common share shall be entitled to one vote on all matters subject to shareholders’ vote.

Over-Allotment Option	We have granted to the underwriters a 45-day option to purchase from us up to 150,000 additional ADSs (equal to 15% of the amount of ADSs sold in the offering) at the initial public offering price less the underwriting discounts and commissions.

The ADSs	Each ADS represents one (1) common share. The ADSs are evidenced by American depositary receipts (“ADRs”) issued by Citibank, N.A., as the depositary.

The depositary will be the holder of the common shares underlying the ADSs, and you will have the rights of an ADS holder as provided in the deposit agreement among us, the depositary, and owners and beneficial owners of ADSs from time to time.

Depositary	You may surrender your ADSs to the depositary to withdraw the common shares underlying your ADSs. The depositary will charge you a fee for such an exchange.

We may amend or terminate the deposit agreement for any reason without your consent. If an amendment becomes effective, you will be bound by the deposit agreement, as amended, if you continue to hold your ADSs.

To better understand the terms of the ADSs, you should carefully read the section in this prospectus entitled “Description of American Depositary Shares.” We also encourage you to read the deposit agreement, a form of which is an exhibit to the registration statement to which this prospectus forms a part.

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Use of Proceeds	We estimate that the net proceeds to us from this offering will be approximately $4,732,500 (or $5,487,375 if the underwriters exercise in full their option to purchase additional ADSs), assuming an initial public offering price of $5.50 per ADS (which is the midpoint of the price range set forth on the cover page of this prospectus), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for the recruitment of additional engineers and consultants, including investment in advertising to reach more potential candidates and other recruitment-related expenses needed to attract and hire qualified candidates; to support our labor costs for our engineers and consultants, including salaries, training, and other expenses necessary to attract and retain top talent; and to fund our working capital and other general corporate purposes. See “Use of Proceeds.”

Lock-ups	We, our directors, officers, and pre-offering shareholders have agreed with the underwriters not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, any of our securities for a period of up to nine months from the date of this offering in the case of the Company’s directors and officers and six months from the date of the offering in the case the Company and of any other holder of outstanding securities, subject to certain exceptions. See “Underwriting” for more information.

Proposed Trading Market and Symbol	We have applied to list the ADSs on the Nasdaq Capital Market (“Nasdaq”) under the symbol “SFDX.” The closing of this offering is contingent upon the successful listing of the ADSs on Nasdaq.

Risk Factors	Investing in the ADSs is highly speculative and involves a high degree of risk. You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page 9, and all other information contained in this prospectus, before deciding to invest in the ADSs.

(1)	The number of common shares that will be outstanding immediately following this offering is based on 6,304,800 common shares outstanding as of June 2, 2025 and excludes:

●	up to an aggregate of 556,800 common shares issuable upon the exercise of stock options at a weighted-average exercise price of ¥60.22 ($0.42) per share.

Unless otherwise indicated, all information contained in this prospectus assumes:

●	The 3-for-1 forward split completed on May 1, 2025. The purpose of the forward split is to target an appropriate initial price per ADS in connection with the pricing of this offering;

●	no exercise by the underwriters of their option to purchase additional ADSs from us; and

●	no exercise of the Representative’s Warrants.

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SUMMARY FINANCIAL INFORMATION AND OPERATING DATA

The following tables set forth our summary financial information as of and for the years ended September 30, 2024 and 2023. You should read the following summary financial information in conjunction with, and it is qualified in its entirety by reference to, our audited financial statements and the related notes thereto, and the sections entitled “Capitalization”, “Selected Financial Information and Operating Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, each of which are included elsewhere in this prospectus.

Our summary statement of operations information for the years ended September 30, 2024 and 2023, and our related summary balance sheet information as of September 30, 2024, and 2023, have been derived from our audited financial statements as of and for the years ended September 30, 2024, and 2023, prepared in accordance with U.S. GAAP, which are included elsewhere in this prospectus.

Our historical results for the periods presented below are not necessarily indicative of the results to be expected for any future periods.

Consolidated Statement of Operations Information

	Year ended September 30,
(in thousands, except per share amounts)	2024($)(1)	2024(¥)	2023(¥)
Revenue	$33,322	¥4,773,515	¥4,280,274
Cost of revenues	18,803	2,693,598	2,285,996
Gross profit	14,519	2,079,917	1,994,278
Operating expenses:
Selling, general and administrative expenses	13,464	1,928,831	1,513,989
Research and development expenses	40	5,827	-
Provision for doubtful accounts	135	19,386	17,581
Total operating expenses	13,640	1,954,044	1,531,570
Income from operations	878	125,873	462,708
Other income (expense):
Interest expense, net	(2)	(405)	(964)
Other income, net	615	88,197	34,589
Total other income	612	87,792	33,625
Income before income taxes	1,491	213,665	496,333

Net income	$1,073	¥153,784	¥351,104

Weighted-average shares used in computing per share amounts*
Basic		6,304,800	6,121,200
Diluted		6,814,710	6,944,952

* Retrospectively restated to reflect the 2-for-1 forward split completed on July 10, 2023 and the 3-for-1 forward split completed on May 1, 2025.

(1)	For convenience, the Japanese yen amounts are expressed in U.S. dollars at the exchange rate of ¥143.25 = US$1.00, which was the foreign exchange rate on September 30, 2024 as reported by the U.S. Federal Reserve in its weekly release on October 7, 2024 (https://www.federalreserve.gov/releases/h10/20241007/).

Consolidated Balance Sheet Information

(in thousands)	As of September 30,
	2024($)(1)	2024(¥)	2023(¥)
Total assets	$22,791	¥3,264,862	¥3,166,092
Total liabilities	$11,394	¥1,632,221	¥1,687,235
Shareholders’ Equity:
Common shares (24,000,000 common shares authorized; 6,304,800 common shares issued and outstanding as of September 30, 2024 and 2023) *	178	25,457	25,457
Additional paid-in capital	1,639	234,783	234,783
Retained earnings	9,580	1,372,401	1,218,617

Total shareholders’ equity	11,397	1,632,641	1,478,857

Total Liabilities and Shareholders’ Equity	$22,791	¥3,264,862	¥3,166,092

* Retrospectively restated to reflect the 3-for-1 forward split completed on May 1, 2025.

(1)	For convenience, the Japanese yen amounts are expressed in U.S. dollars at the exchange rate of ¥143.25 = US$1.00, which was the foreign exchange rate on September 30, 2024 as reported by the U.S. Federal Reserve in its weekly release on October 7, 2024(https://www.federalreserve.gov/releases/h10/20241007/).

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RISK FACTORS

An investment in the ADSs is highly speculative and involves a high degree of risk. We operate in a dynamic and rapidly changing industry that involves numerous risks and uncertainties. You should carefully consider the factors described below, together with all the other information contained in this prospectus, including the audited and unaudited financial statements and the related notes included in this prospectus, before deciding whether to invest in the ADSs. These risk factors are not presented in the order of importance or probability of occurrence. If any of the following risks occurs, our business, financial condition and results of operations could be materially and adversely affected. In that event, the market price of the ADSs could decline, and you could lose part or all your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Business and Industry

Our growth depends on our ability to attract and retain a large number of customers, and the loss of our customers, or failure to attract new customers, could materially and adversely affect our business.

Our business includes website production and optimization services, system integration services, IT consulting services, among others, while our website production and optimization services that we offer through our WebDX Consulting Business constitute our major source of ordinary income. Therefore, the number of SMEs that comprise our customer base for our WebDX Consulting Business is critical to our success. As of September 30, 2024, we have worked on approximately 14,739 projects in our WebDX Consulting Business, experiencing strong growth of 35.64% in the number of projects handled from the 10,866 recorded as of September 30, 2021. However, we cannot guarantee that we will be able to achieve similar growth in the future. For example, our customers have many different ways to market their services and create and develop websites, including by using website builder platforms and other similar website production companies to us. Any decrease in the attractiveness of our services relative to these other options available to SMEs could lead to decreased use of our services, which could result in a decrease in revenue to us. If we fail to attract new customers, or the quality or types of services we provide are not satisfactory to our customers, they may decrease their use of, or cease using, our services.

Key factors in attracting and retaining customers include our ability to grow our brand awareness, attract and retain high-quality engineers and increase the quantity and quality of products and services we offer. Thus, achieving growth in our customer base may require us to increasingly engage in sophisticated and costly sales and marketing efforts that may not result in additional customers. We may also need to modify our revenue models to attract and retain such customers.

We currently rely, and expect to continue to rely, on vendors and third party service providers and if these vendors or third party service providers experience significant technological or other disruptions, our business may be harmed.

In our WebDX Consulting Business, we select third-party service providers to outsource part of our web production and video production work we provide for websites. In addition, in a part of our System Integration Business, we utilize third-party service providers and freelance engineers to develop our business. We strive to secure a sufficient number of service providers with the required capabilities and to maintain and build good relationships with them. However, if we are unable to secure sufficient third-party service providers to meet our outsourcing needs for any reason, such as a rise in outsourcing costs due to the policy of the outside service providers or market conditions, our business performance may be affected.

Additionally, we carefully select third-party service providers, taking into consideration their business performance, reputation in the industry, and previous business relationship with us. After selection, we supervise their work performance, inspect and accept their deliverables, and evaluate their quality level strictly. However, there can be no assurances that the deliverables provided by the outside service providers have no hidden defects, and if our clients suffer damage due to such defects, our business performance may be affected by claims for damages or other liabilities against us or loss of our reputation. In this case, our business performance may be affected.

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In addition, our operations could be interrupted or disrupted if our vendors or third-party service providers experience operational or other systems difficulties, terminate their service, fail to comply with regulations, raise their prices, or dispute key intellectual property rights sold or licensed to or developed for our Company or our clients. If any of these events happen, and we are unable to replace vendors and service providers, on a timely basis or at all, our operations could be interrupted. If an interruption were to continue for a significant period, our business, financial condition and results of operations could be adversely affected. Even if we can replace vendors and third-party providers, it may be at a higher cost, which could also adversely affect our business, financial condition and results of operations.

We may be unable to collect sales proceeds from our customers due to changes in the management policies or screening standards of credit companies.

In our WebDX Consulting Business, our customers and third-party business credit companies enter into credit arrangements to pay for our services. In such arrangements, our customers repay the business credit companies in installments while we collect a lump sum payment from the business credit companies. While we are able to avoid the risk of uncollected sales proceeds when our customers enter into these credit arrangements, changes in the management policies or screening standards of business credit companies could reduce the availability of such arrangements for our customers and affect our business and operating results.

We operate in a very competitive business environment and if we are unable to compete successfully against our existing or potential competitors, our business, financial condition and results of operations may be adversely impacted.

Our WebDX Consulting Business does not have high barriers to entry and generally has many competitors. However, we believe that we have a competitive advantage because few other companies in the industry have all the functions and systems for web production, system development, and sales in-house, as we do. Nevertheless, given the rapid pace of Internet-related technological progress, our business performance may be affected in the event that our strengths diminish, the scale of our core business shrinks, or price competition intensifies, due to new entrants to the market, the emergence of new technologies and services, and other factors in the future.

Similarly, our System Integration Business and IT Consulting Business do not require large capital investments or the use of proprietary technologies. As a result, the barriers to entry are low, and we face significant competition. However, in order to promote proposals and projects for our customers facing various IT operational issues, such as engineer shortages and requiring IT and other system improvements, it is necessary to have appropriate knowledge of the business and to properly assign highly specialized engineers and consultants. Therefore, if competition intensifies due to the entry of additional companies with capital power or more advanced business development, our business, financial condition, and results of operations may be harmed.

Well-established IT services companies have entered or may decide to target the market for services similar to ours, and some of these companies have launched products and services that directly compete with our platforms. These or other established companies that have extensive and loyal customer bases may decide to directly target our customers, thereby intensifying competition in the IT services market.

Our current competitors may also consolidate or be acquired by an existing or prospective competitor, which could result in the emergence of a competitor with a larger market share, leading to a potential loss of our market share. There can be no assurances that we will maintain our strong position among IT service providers, particularly if our key competitors consolidate or if large IT companies successfully leverage their large customer bases to penetrate our markets.

Many of our current and potential competitors enjoy substantial competitive advantages, such as greater name recognition, longer operating histories, greater financial, technical, and other resources. These companies may use these advantages to offer services similar to our platform at a lower price, develop different products and services to compete with us, spend more on advertising and brand marketing, invest more in research and development, have greater success hiring proficient engineers or respond more quickly and effectively than we do to new or changing opportunities, technologies, standards, regulatory conditions or user preferences or requirements. As a result, our customers may decide to shift from utilizing our services to utilizing our competitors’ products, services, and solutions.

If we are unable to manage the growth of our consulting services successfully, we may not be able to sustain profitability.

In the future, we plan to increase the number of our consultants, and may not be able to successfully manage a significantly larger workforce. Additionally, our significant growth has placed demands on our management and our internal systems, procedures and controls and will continue to do so in the future. To successfully manage growth, we must add administrative staff and periodically update and strengthen our operating, financial, accounting and other systems, procedures and controls, which will increase our costs and may adversely affect our gross profits and our ability to sustain profitability if we do not generate increased revenues to offset the costs. This need to augment our support infrastructure due to growth is compounded by our decision to become a public reporting company and the increased expense that will arise in complying with existing and new regulatory requirements. As a public company, our information and control systems must enable us to prepare accurate and timely financial information and other required disclosure. If we discover deficiencies in our existing information and control systems that impede our ability to satisfy our reporting requirements, we must successfully implement improvements to those systems in an efficient and timely manner.

We need to keep pace with changing technologies in order to provide effective services and solutions to our customers, and we will need to stay ahead of the technology changes and risks in order to be successful.

The IT services industry, of which we are a part, is an industry where the speed of technological innovation and change is high, and new technologies and services are being created every day. For this reason, we strive to constantly acquire the latest technologies, and to hire, train, and develop the skills of our engineers and consultants so that we can respond quickly to the changes in the industry. However, if we are unable to respond appropriately to dramatic changes caused by technological innovations that are more rapid than we can anticipate, our business and earnings may be affected.

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We need to keep pace with changing technologies in order to provide effective services and solutions. In addition, we will need to stay ahead of technological innovations and risks in order to be successful. We must anticipate and quickly react to rapid changes occurring in information technology and to the development of new and improved services that result from these changes. We must maintain our ability to remain technologically competitive and may require substantial expenditures and lead-time, and the integration of newly acquired technologies will also take time. We may not be able to successfully achieve these requirements without significant time and effort, and if we fail to do so, our sales and profitability may be impacted.

Additionally, if we fail to anticipate or identify significant internet-related and other technology trends and developments early enough, or if we do not devote appropriate resources to adapting to such trends and developments, our business could be harmed. Uncertainties about the timing and nature of new network platforms or technologies, or modifications to existing platforms or technologies, including text messaging capabilities, or changes in client usage patterns thereof, could increase our research and development effort or service delivery expenses or lead to our increased reliance on certain vendors. Any failure of our services to operate effectively with future network platforms and technologies could reduce the demand for our services, result in client dissatisfaction, and harm the business.

Technology is rapidly evolving, and if we do not continue to develop new products and service offerings in response to these changes, our business could suffer.

Disruptive technologies, including in the areas of artificial intelligence and machine learning, are rapidly changing the environment in which we, our clients, and our competitors operate and could affect the nature of how we generate revenue. We believe we will need to continue to respond to and anticipate these changes by enhancing our service offerings to maintain our competitive position. However, we may not be successful in responding to these forces and enhancing our service offerings on a timely basis, and any enhancements we develop may not adequately address the changing needs of our clients. Our future success will depend upon our ability to develop and introduce in a timely manner new or enhance existing offerings that address the changing needs of this constantly evolving marketplace. Failure to develop services that meet the needs of our clients in a timely manner could have a material adverse effect on our business, results of operations, and financial position.

To attract new clients and keep our existing ones engaged, we must introduce new products and services and upgrade our existing offerings to meet their evolving preferences. If we fail to improve our existing services and introduce new ones in a timely or cost-effective manner, our financial performance and prospects may be adversely affected.

We obtain a significant portion of our revenue from our WebDX Consulting Business and System Integration Business and we expect this will continue for the foreseeable future. Our efforts to expand our current services may not succeed and may reduce our revenue growth rate. To attract new clients and keep our existing ones engaged, we must introduce new products and services and upgrade our existing offerings to meet their evolving preferences. We have begun to offer additional services related to AI-based image creation and article creation functions in our WebDX Consulting Business. We have also expanded our System Integration Business, with a focus on front-end development, where there is a severe shortage of human resources. Both of these additions require additional investment. It is uncertain whether our efforts and related investments will ever result in significant revenue. It is difficult to predict the preferences of a particular client or a specific group of customers. Changes and upgrades to our existing products and services may not be well received by our clients, and newly introduced products or services may not achieve success as expected. We cannot ensure that any of our new products or services will achieve market acceptance or generate sufficient revenues to adequately compensate the costs and expenses incurred in relation to our development and promotion efforts. Enhancements and new products and services that we develop may not be introduced in a timely or cost-effective manner, may contain errors or defects, may have interoperability difficulties with our platform or other products and services, or may not achieve the broad market acceptance necessary to generate significant revenue. If we fail to improve the existing products and introduce new ones in a timely or cost-effective manner, our ability to attract and retain clients may be impaired, and our financial performance and prospects may be adversely affected. In addition, we may be required to continuously enhance our artificial intelligence solutions so that quality undertaking can be provided to our clients. Further, the introduction of significant platform changes and upgrades may not succeed, and early-stage interest and adoption of such new services may not result in long-term success or significant revenue for it.

If we are unable to develop enhancements to, and new features for, our existing or new services that keep pace with rapid technological developments, our business could be harmed. The success of enhancements, new features, and services depends on several factors, including the timely completion, introduction, and market acceptance of the feature, service, or enhancement by clients, as well as our ability to seamlessly integrate all of our products and services and develop adequate selling capabilities in new markets. Failure in this regard may significantly impair our revenue growth as well as negatively impact our operating results if the additional costs are not offset by additional revenues. In addition, because our services are designed to operate over various network technologies and on a variety of mobile devices, and our operating systems and computer hardware and software platforms use a standard browser, we will need to continuously modify and enhance our services to keep pace with changes in internet-related hardware, software, communication, browser, application development platform, and database technologies, as well as continue to maintain and support our services on legacy systems. We may not be successful in either developing these modifications and enhancements or in bringing them to market timely.

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We rely significantly on the Japanese market. Any changes in the economic and regulatory conditions of Japan or changes in the business strategies of Japanese customers may have an adverse effect on our business.

Small and medium-sized enterprises, which are the customer base in our WebDX Consulting Business, tend to be more susceptible to economic recession, further increases in consumption taxes, and declining consumer spending due to industry accidents and scandals. In addition, our System Integration Business and IT Consulting Business tend to be more susceptible to trends in IT investment by Japanese domestic companies. Although we are developing our business so as not to be affected by the business conditions of a particular industry, if the business conditions of our clients deteriorate and IT investment demand declines due to political or economic changes in Japan or major markets overseas, our business and financial results may be affected.

For years ended September 30, 2024 and 2023, we derived 100% of our revenue from Japan. Our financial performance depends significantly on general economic conditions in Japan and Japan’s impact on consumer confidence and discretionary consumer spending. Further, economic factors in Japan such as a reduction in the availability of credit, increased unemployment levels, rising interest rates, financial market volatility, recession, reduced consumer confidence, and other factors affecting consumer spending behavior such as acts of terrorism or major epidemics could reduce demand for our services and other products.

If there is any change in the management or control of our Japanese customers, then such customers may in turn change their business strategy, which may cause their demand for IT services to decrease. This in turn may have a material and adverse effect on our business performance, financial condition, results of operations and prospects.

A potential serious downturn in the overall Japanese economy or in the Japanese IT services industry may cause the financial conditions and purchasing powers of our customers in Japan to deteriorate. Our customers are not under long-term contractual obligations to place orders with us for services, so the number of services orders may fluctuate depending on the profitability of customers’ businesses and the spending power of the consumers. An economic downturn in Japan or continued uncertainties regarding future prospects that affect consumer spending habits in Japan may have an adverse effect on the placing of service orders by our customers. We can offer no assurance that we will be able to respond quickly to any economic, market or regulatory changes in the Japanese market, and any failure to do so may result in an adverse effect on our business performance, financial condition and results of operations.

Our customized solutions may not meet our clients’ expectations.

A significant portion of our revenues derives from engagements where we are requested to provide customized solutions for our clients. After receiving an order from a client, we finalize the specifications of the deliverables and begin development. For example, we may be requested to provide system development support for customers seeking new WebDX solutions. Sometimes, such activities require a substantial investment in time and resources, which carries risks such as exceeding estimated costs, failing to meet client expectations as to quality, and experiencing delays in delivery. These risks could lead to unprofitable projects or additional expenses for us to address the issues, as well as erode client trust in us, and otherwise negatively impact our reputation.

We are highly dependent on our senior management team and key personnel, and our business could be harmed if we are unable to attract and retain personnel necessary for our success.

We rely heavily on our senior management and key personnel. Our success depends on our ability to retain senior management, qualified personnel, and other highly skilled personnel for the foreseeable future and integrate current and additional talent in all departments. The loss of senior management who have acquired specialized knowledge, skills, and familiarity with respect to our business could adversely affect our business. If we are not successful in attracting and retaining qualified personnel, our business, financial condition, and results of operations could be adversely affected. We do not currently hold a key person insurance policy.

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In particular, Etsuro Sumita, President and Representative Director of the Company, is the founder of the Company and has played an important role in the formulation and decision-making of management policies and business strategies and their execution since the Company’s establishment. We are working to develop a management structure that is not overly dependent on him by hiring and training personnel, sharing information among directors and executive officers, strengthening the management organization, and dividing duties among them. Nevertheless, if for some reason Mr. Sumita becomes unable to continue his work for the Company, our business and earnings could be affected.

We have limited human resources and may not be able to appropriately manage our growth.

Our Company has limited human resources, which poses potential risks to our operations. For example, we are more susceptible than larger corporations to business disruptions due to personnel turnover, as we generally have fewer personnel responsible for each function, and limited redundancy. The problems that may arise as a result of insufficient personnel may become more pronounced as we seek to expand and diversify our business and geographic scope if we are unable to hire additional qualified employees, integrate them into our operations, and together with them establish operational, financial, and administrative controls, reporting systems, and procedures that match our desired growth.

As we expand our business, we consider it important to secure and train a wide range of human resources. To this end, we are working to strengthen our recruitment activities and training programs. However, if we are unable to secure and develop the human resources required for our operations, or if we lose our executives and a greater number of personnel than we anticipate, our business performance may be affected. Rapid expansion of human resources, however, also exposes us to risks relating to quality, cost management, and other operational issues due to having generally less experienced personnel or personnel that are less well-integrated into our business. Failure to take steps to hire and retain personnel, as well as enhance our internal infrastructures and compliance to match our business and operations, could materially and adversely affect our business, financial condition, and results of operations.

Our business depends on securing, retaining, and developing personnel with information technology and engineering experience.

Given our business focus on information technology services, our success hinges on our hiring and retaining of IT and engineering talent. The scarcity of, and competition for, professionals with experience or capabilities in these fields, including personnel that have an understanding of the information technology profession, however, poses a risk to securing the necessary expertise and industry knowledge for our services. Failure to hire and retain such talent could adversely impact our ability to offer desirable services to our clients, including our ability to maintain and grow our network of engineers, expand our business, maintain service quality, and otherwise meet our strategic objectives.

Risks Related to Government Regulation and Policies

Our business is subject to various governmental regulations and actions.

We are subject to various laws and government regulations. Our System Integration Business operates under the Worker Dispatching Act (Act No. 88 of 5 July 1985, as amended) and is subject to legal regulations under the Worker Dispatching Act and related laws and ordinances. We are committed to thorough compliance, and our Compliance Committee and internal audits are used to monitor compliance with related laws and ordinances. However, the occurrence of any disqualification as a dispatch business owner as stipulated in the Worker Dispatching Act (for example, if a member of our board of directors or an executive officer in our System Integration Business is sentenced to imprisonment or fined for violation of related laws, none of which we anticipate to be applicable to us) or any other violation of laws and regulations could affect our business and financial performance.

In addition, when we select small businesses as third-party service providers to provide services, we are subject to legal restrictions under the Act Against Delay in Payment of Subcontract Proceeds, etc. to Subcontractors No. 120 of June 1, 1956 (Act No. 120 of June 1, 1956, as amended). We have established a system to prevent delays in payments, and strive to comply with laws and regulations. However, the occurrence of a violation of laws and regulations could have an impact on our business and financial performance.

If these laws and related regulations are revised or reinterpreted in the future due to changes in social conditions or other factors, and if such revisions or reinterpretations have an adverse effect on our business operations, our business results may be adversely affected.

We are subject to an increasing number of laws and regulations in Japan and other countries relating to the collection, use, transfer, and protection of customer data and other sensitive, confidential, and proprietary information. Our ability to execute transactions and to process and use personal information and other data in the conduct of our business and service of our customers subjects us to increased obligations to comply with applicable laws and regulations and may require us to notify regulators, customers, employees, or other individuals or entities of a security incident or data or privacy breach. We continue to incur significant expenditures to comply with mandatory privacy, security, data protection and localization requirements and controls imposed by law, regulation, industry standards and contractual obligations. Despite such expenditures, we may face regulatory and other legal actions, including potential liability, in the event of a security incident or data or privacy breach or perceived or actual non-compliance with such requirements and controls.

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Changes in government regulations and trade policies may materially and adversely affect our sales and results of operations.

The markets where we sell and expect to sell our products may be heavily influenced by government regulations and policies. The governments may take administrative, legislative, or regulatory action that could materially interfere with our ability to sell our products in the manner we desire and/or to certain customers. The uncertainty regarding future standards and policies may also affect our ability to develop our products or to license our technologies to third parties and to sell products to our end users, which could have a material adverse effect on our business, financial condition, and results of operations.

Changes in tax law and regulations may have a material adverse effect on our business, financial condition, and results of operations.

The rules and regulations dealing with taxes including corporate, local and enterprise taxes in Japan are constantly under review by governmental agencies. Changes in tax laws may adversely affect us or the holders of our common shares. Future changes in tax laws could have a material adverse effect on our business, financial condition, results of operations and cash flows. Investors are urged to consult with their legal and tax advisors regarding the impact of potential changes in tax law on their investment in the ADSs.

Risks Related to Our Intellectual Property

Our intellectual property rights are valuable, and our inability to protect them could reduce the value of our services, products and brand.

If a website created by our Company contains material that infringes on the copyright or trademark rights of another company, depending on the nature and extent of the infringement, a lawsuit may be filed against the Company, which may affect our business performance and financial position. In light of these risks, we caution our clients that they may not use materials that may infringe on the copyrights and trademarks of other companies when creating websites, and we have also established a system to prevent infringement of copyrights and trademarks of existing websites and publications within the Company. In addition, we have established a system to prevent the infringement of copyrights and trademarks of existing websites and publications.

Our trade secrets, trademarks, and other intellectual property rights are important assets for us. We rely on, and expect to continue to rely on, a combination of confidentiality agreements with our employees, third parties with whom we have relationships such as the engineers in our network, as well as our clients to protect our brand and other intellectual property rights. However, various events outside of our control may pose a threat to our intellectual property rights, as well as to our services, products, and technologies. Also, the efforts we have taken to protect our intellectual property rights may not be sufficient or effective, and any of our intellectual property rights may be challenged, which could result in them being narrowed in scope or declared invalid or unenforceable. There can be no assurance that our intellectual property rights will be sufficient to protect against others offering products or services that are substantially similar to ours and compete with our business.

For example, we rely on non-patented proprietary information and technology, such as trade secrets, confidential information, know-how, and technical information. While in certain cases we have agreements in place with employees and third parties that place restrictions on the use and disclosure of this intellectual property, these agreements may be breached, or this intellectual property may otherwise be disclosed or become known to our competitors, which could cause us to lose competitive advantages resulting from this intellectual property. We have and will continue to pursue the registration of trademarks and domain names in Japan. Effective protection of trademarks and domain names is expensive and difficult to maintain, both in terms of application and registration costs as well as the costs of defending and enforcing those rights.

We may become party to intellectual property rights claims in the future that are expensive and time consuming to defend, and, if resolved adversely, could have a significant impact on our business.

Information technology companies often enter into litigation based on allegations of infringement, misappropriation or other violations of intellectual property or other rights. Many such companies have substantially larger intellectual property portfolios than we do, which could make us a target for litigation as we may not be able to assert counterclaims against parties that sue us for patent or other intellectual property infringement. In addition, various “non-practicing entities” that own intellectual property rights often attempt to aggressively assert claims in order to extract payments from information technology companies. In the future we may receive claims from third parties which allege that we have infringed upon their intellectual property rights. Furthermore, from time to time, we may introduce new services and products, including in areas where we currently do not have an offering, which could increase our exposure to patent and other intellectual property claims from competitors and non-practicing entities.

As we expand our business, intellectual property claims against us may similarly grow. There may be intellectual property or other rights held by others, including issued or pending patents, that cover significant aspects of our services and products, and we cannot be sure that we are not infringing or violating, and have not infringed or violated, any third-party intellectual property rights or that we will not be held to have done so or be accused of doing so in the future. Any claim or litigation alleging that we have infringed or otherwise violated intellectual property or other rights of third parties, with or without merit, and whether or not settled out of court or determined in our favor, could be time-consuming and costly to address and resolve, and could divert the time and attention of our management and technical personnel. Some of our competitors have substantially greater resources than we do and are able to sustain the costs of complex intellectual property litigation to a greater degree and for longer periods of time than we could. The outcome of any litigation is inherently uncertain, and there can be no assurance that favorable final outcomes will be obtained. In addition, plaintiffs may seek, and we may become subject to, preliminary or provisional rulings in the course of any such litigation, including potential preliminary injunctions requiring us to cease some or all of our operations. We may decide to settle such lawsuits and disputes on terms that are unfavorable to us. Similarly, if any litigation to which we are a party is resolved adversely, we may be subject to an unfavorable judgment that may not be reversed upon appeal. The terms of such a settlement or judgment may require us to cease some or all of our operations or pay substantial amounts to the other party. In addition, we may have to seek a license to continue practices found to be in violation of a third party’s rights. If we are required or choose to enter into royalty or licensing arrangements, such arrangements may not be available on reasonable terms, or at all, and may significantly increase our operating costs and expenses. As a result, we may also be required to develop or procure alternative non-infringing technology or discontinue use of the technology. The development or procurement of alternative non-infringing technology could require significant effort and expense or may not be feasible. An unfavorable resolution of any disputes and litigation could adversely affect our business, financial condition and results of operations.

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Risks Related to Information Technology and Cybersecurity

Interruption or failure of our information technology and communications systems due to natural disasters, human error or malicious acts could impair our ability to effectively provide our services and products, which could damage our brand and reputation and adversely affect our operating results.

We depend on the continuing operation of our information technology and communications systems to provide our products and services. Most of our businesses rely almost exclusively on the Internet to provide services to our users and customers. Any damage to or failure of our digital systems, our physical infrastructure, or the telecommunications infrastructure more broadly could result in interruptions in our services, which could damage our brand and reputation and could result in decreased use of our services and cause us to incur significant costs or financial losses.

Our systems are vulnerable to damage or interruption from natural disasters, acts of war or terrorist attacks, fires, power loss, hardware and software defects and malfunctions, and telecommunications failures. For example, a portion of our business is located in the Tokyo metropolitan area in Japan, which has a high risk of major earthquakes. Our disaster recovery and business continuity plans may not address all contingencies that could arise in the event of a major disruption of services, which could harm our reputation, business, financial condition, and results of operations. We rely on third parties to a significant extent for that technological infrastructure. For example, we heavily rely on the stability and security of Amazon Web Services for providing our subscription services, and GMO Internet for providing hosting services and server rental services. As a result, our business also depends on the measures that such third parties take to ensure the continuity of their services.

In addition, despite our implementation of information security measures such as encryption and security protocols, our systems and the Internet generally are vulnerable to computer viruses, worms, and other malicious software programs, physical and electronic break-ins, sabotage and similar disruptions, and we may be vulnerable to coordinated attempts to overload our systems with data, resulting in denial or reduction of service to some or all of our users for a period of time. In addition, we have observed a high level of attention in the information technology industry to the risk of cyber-attacks that could result in unauthorized access to confidential or sensitive information, including personal information, misappropriation of assets, corruption of data, or operational disruption. To combat cyber-attacks, we have policies and procedures in place to prevent or limit the effect of possible security breaches of our information technology systems, but there can be no assurance that our policies and procedures will be sufficient to protect our systems. For example, our businesses must provide secure transmission of confidential information over public networks, and many of our users routinely provide us with personal information. We rely on encryption and authentication technology licensed from third parties to effect the secure transmission of confidential information. Advances in computer capabilities, new discoveries in the field of cryptography, or other developments, however, may result in a compromise or breach of the technology we use to protect such personal and transaction data.

If our efforts to combat these malicious applications or cyber-attacks are unsuccessful, or if our services and products have actual or perceived vulnerabilities, clients, potential clients, and other third parties accessing our platforms may lose confidence in our information security and cease or decline to do business or otherwise interact with us. Moreover, security breaches could damage our reputation and expose us to a risk of loss or litigation and possible liability. Some of our businesses may not be insured against losses caused by security breaches, and any insurance policies we hold may not cover or may not be adequate to reimburse us for such losses. We are also exposed to targeted attempts by third parties to access and misuse our systems. In addition, we depend on third parties for certain services with respect to the implementation and maintenance of our information systems, and accordingly, some system problems and failures may be outside of our control.

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If our third-party service providers experience significant technological or other disruptions, our business may be harmed.

In order to build an environment and internal infrastructure capable of providing stable services, we do not rely solely on internal resources, but actively utilize third-party services to build our system environment. In the event our third-party service providers experience a computer system stoppage or internet connection failure due to unauthorized external access, computer viruses, natural disasters, or terrorist attacks, our business operations would be disrupted, and our management would be exposed to the risk of lost business opportunities, repayment of fees, payment of compensation for damages, and loss of reputation. This could affect our business performance through loss of opportunity, reimbursements, payment of damages, and loss of reputation, among others.

Our third-party service providers rely on IT systems to function efficiently, including relating for accounting, data storage, compliance, purchasing, and inventory management. Our third-party contractors are vulnerable to computer viruses, ransomware or other malware, attacks by computer hackers, failures while upgrading or replacing software, databases or their components, power outages, fire or other natural disasters, or damage or loss of data, or other natural disasters, hardware failures, communication failures and user errors, other malfunctions, and other cyberattacks. Our third-party service providers may encounter unintended events where third parties gain unauthorized access to the systems, which may result in interruption of our or their operations, corruption of data, or leakage of our confidential information. If disruptions or security breaches result in the loss of or damage to such data or systems, or inappropriate or unauthorized access, disclosure, or use of confidential, proprietary, or other critical information, we may be liable for compensation and may suffer reputational damage.

If the confidential or personal information that we handle is used inappropriately, leaked, lost or stolen, it may adversely affect the value of our brand, our reputation and our results of operations.

In our business, we are engaged in product and system development for our client companies and handle a great deal of personal and confidential information. Depending on the type of service, such confidential information could include names, email addresses, dates of birth, addresses, telephone numbers, bank account information, credit card information, financial information, and other personal information. We handle such information on a broad scale across our services and transmit the information between users of our services.

We are required to comply with various laws, regulations, and guidelines relating to the protection of personal information, including the Act on the Protection of Personal Information of Japan (Act No. 57 of 2003, as amended). We are also a “Telecommunications Carrier” under the Telecommunications Business Act of Japan (Act No. 86 of December 25, 1984, as amended), which among other things obligates us to maintain the confidentiality of communications between our users. We are also subject to contractual and other legal obligations to avoid the inappropriate disclosure of third parties’ confidential information.

We have obtained ISMS (Information Security Management System) certification, and have enhanced information management by preparing internal regulations, educating and informing employees about the handling of personal and confidential information as part of the onboarding process and on a continual basis, and conducting internal audits. Despite such risk reduction protocols, we are subject to the risk that the confidential or personal information that we or our outside service providers collect may not be handled in accordance with applicable regulations or other legal obligations, which could result in regulatory action or other legal action being taken against us, which could in turn damage our brand reputation and adversely affect our business and results of operations. As a result of any such leaks of confidential or personal information, we could potentially be subject to regulatory actions or lawsuits for damages from users. We could incur additional expenses to provide compensation to victims or change our security systems, either voluntarily or in response to written guidance or other regulatory initiatives from the government, or in connection with public relations campaigns designed to prevent or mitigate damage to our brand or reputation. Potential future changes in the regulatory framework or shifts in public opinion may also restrict our ability to use the confidential or personal information that we collect for our planned purposes. Despite any efforts to mitigate the adverse impact on us, mishandling, leaks, or misuse of confidential or personal information could damage our brand and reputation and result in decreases in the use of our services and products, which could adversely affect our business and results of operations.

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Security breaches, loss of data, and other disruptions could compromise sensitive information related to our business, prevent us from accessing critical information, or expose us to liability, which could adversely affect our business and our reputation.

We rely on computer systems and network infrastructure throughout our operations. We use the server of a third-party hosting service provider. Our operations depend on our ability to protect our computer equipment and systems from damage from physical theft, fire, power outages, telecommunications failures, and other catastrophic events, as well as from internal and external security breaches, viruses, worms, and other destructive problems. Any disruption to our operations due to damage to or failure of our computer systems, network infrastructure, or servers could have a material adverse effect on our business and could subject us to regulatory action or litigation. A significant network breach in the security of these systems because of ineffective operation of these systems, maintenance issues, upgrades, or migrations to new platforms, or cyberattacks or other failures to maintain an ongoing and secure cyber network could result in further damage, delays in customer service, and reduced efficiency in our operations. This could include the theft of our intellectual property and trade secrets, improper use of personal information, and other forms of identity theft. While we utilize our own personnel and various hardware and software to monitor our systems, controls, firewalls, and encryption, and intend to maintain and upgrade our security technology and operating procedures to prevent damage, breaches, and other disruptions, there is no guarantee that these security measures will be successful. Any such claims, proceedings, or actions by regulatory authorities, or adverse publicity resulting from such claims, could adversely affect our business and results of operations.

We use information technology systems and networks to process, transmit, and store electronic information in connection with our business activities. As the use of digital technology increases, cyber incidents, including intentional attacks and unauthorized access attempts to computer systems and networks, are becoming more frequent and sophisticated. These threats pose a risk to the security of our systems and networks, and to the confidentiality, availability and integrity of data that is critical to our business and business strategy. There can be no assurance that we will be successful in preventing cyberattacks or successfully mitigating their effects.

Despite the implementation of security measures, our computer systems and our current and future third-party service providers are susceptible to damage or interruption due to hacking, computer viruses, software bugs, unauthorized access or disclosure, natural disasters, terrorism, war, telecommunications, equipment, and electrical failures. There is no guarantee that we will be able to promptly detect such events. If such an event occurs, we will have a difficult time responding to it. Unauthorized access, loss, or dissemination could disrupt our operations, including our research and development activities, the processing and preparation of our financial information and our ability to manage various general and administrative aspects of our business. To the extent that such disruptions or security breaches result in loss of or damage to our data or applications, or inappropriate disclosure or theft of confidential, proprietary, or personal information, we could be subject to liability, reputational damage, poor performance, or regulatory action by the government authorities where we operate. Any of these could have an adverse effect on our business.

Our customers’ sensitive, proprietary, or confidential information could be leaked, disclosed, or revealed as a result of or in connection with our employees’, personnel’s, or vendors’ use of generative AI technologies.

Our SIMPLE BOOK AI Writing Generator and SIMPLE BOOK AI Website Operator are backed by third-party AI technology utilizing machine learning. Our customers’ sensitive, proprietary, or confidential information could be leaked, disclosed, or revealed as a result of or in connection with our vendors’ use of generative AI technologies. Any such information that we input into a third-party machine learning platform could be revealed to others, including if information is used to train the third party’s machine learning models. Additionally, where a machine learning model ingests personal information and makes connections using such data, those technologies may reveal other sensitive, proprietary, or confidential information generated by the model.

We use AI in our SIMPLE BOOK AI Writing Generator and SIMPLE BOOK AI Website Operator which may result in operational challenges, legal liability, reputational concerns, and competitive risks.

AI is enabled by or integrated into our SIMPLE BOOK AI Writing Generator and SIMPLE BOOK AI Website Operator. As with many developing technologies, AI presents risks and challenges that could affect its further development, adoption, and use, and therefore our business. Many known and unknown risks to AI exist. Some of the currently known risks include accuracy, bias, toxicity, intellectual property infringement or misappropriation, data privacy and cybersecurity, and data provenance. For example, our development and use of AI may result in the incorporation of third-party data, including personal, proprietary or confidential data, into our AI. If we do not have sufficient rights to use the data on which AI relies, we may incur liability through the violation of such laws, third-party privacy, or other rights or contracts to which we are a party.

Additionally, regulation in the AI space is constantly changing, and may make it difficult to continue using our AI approach to diagnostics and data analysis. There is no AI-specific law regulating the use of AI in Japan. However, existing laws, such as the Digital Platform Transparency Act, the Financial Instruments and Exchange Act, the Civil Code, the Copyright Act, and the Act on the Protection of Personal Information, each may apply to the improper use of AI in Japan. Algorithms may be flawed or biased, and datasets may be insufficient, of poor quality, or may contain biased information. Overcoming technical obstacles and correcting defects or errors could prove to be impossible or impracticable, and the costs incurred may be substantial and adversely affect our results of operations. If the images or articles that the SIMPLE BOOK AI Writing Generator assists in producing or the website management and metrics that the SIMPLE BOOK AI Website Operator prepares, are deficient or inaccurate, we could be subjected to competitive harm, potential legal liability, and brand or reputational harm. Further, content generated by AI may be offensive, biased, or harmful, or violate current or future laws and regulations, and our reliance on AI could pose ethical concerns and lead to a lack of human oversight and control.

Inappropriate or controversial data practices by data scientists, engineers, and end-users of our competitors’ products could also impair the acceptance of AI products. Though our business practices are designed to mitigate many of these risks, if we enable or offer AI products that are controversial because of their purported or real impact on human rights, privacy, employment, or other social issues, we may experience brand or reputational harm.

Our investments in deploying AI technologies may be substantial and may be more expensive than anticipated. If our SIMPLE BOOK AI Writing Generator or our SIMPLE BOOK AI Website Operator does not function reliably, fails to meet expectations in terms of performance, or cannot be fully utilized due to increasing regulation or reputational concerns, we may be unable to provide such services, our customers may stop using our products, or our competitors may incorporate AI technology into their products or services more successfully than we do, all of which may impair our ability to effectively compete in the market.

Risks Related to this Offering and Ownership of the ADSs

If we fail to implement and maintain an effective system of internal control over financial reporting, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud.

Upon completion of this offering, we will become subject to the Sarbanes-Oxley Act. Section 404 of the Sarbanes-Oxley Act (“Section 404”), requires that we include a report from management on the effectiveness of our internal control over financial reporting in our annual report on Form 20-F. In addition, once we cease to be an “emerging growth company” as defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal control or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources, and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

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Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial condition and results of operations.

Our current management team lacks experience in managing a U.S. publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to U.S. public companies. Prior to the completion of this offering, we were a private company mainly operating our businesses in Japan. As a result of this offering, our Company will become subject to significant regulatory oversight and reporting obligations under U.S. federal securities laws and the requirements of Nasdaq and the scrutiny of securities analysts and investors, and our management currently has no experience in complying with such laws, regulations and obligations. Our management team may not successfully or efficiently manage our transition to becoming a U.S. public company. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition and results of operations.

We are an “emerging growth company” and, because of the reduced disclosure and governance requirements applicable to emerging growth companies, our common shares and the ADSs may be less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are foreign private issuers, including, but not limited to, a requirement to present only two years of audited financial statements in the registration statement for the emerging growth company’s initial public offering of common equity securities, an exemption from the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act, and not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding a supplement to the auditor’s report providing additional information about the audit and the financial statements. We have elected to adopt these reduced disclosure requirements.

Section 102(b) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement declared effective under the Securities Act or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. An emerging growth company can, therefore, delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result, our consolidated financial statements may not be comparable to companies that comply with public company effective dates.

We would cease to be an “emerging growth company” upon the earliest of (i) the last day of the fiscal year following the fifth anniversary of this offering, (ii) the last day of the fiscal year during which our annual gross revenues are $1.235 billion or more, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities, or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which means the market value of our common shares that are held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter.

We cannot predict if investors will find the ADSs less attractive as a result of our taking advantage of these exemptions. If some investors find the ADSs less attractive as a result of our choices, there may be a less active trading market for the ADSs and our stock price may be more volatile.

As a “foreign private issuer” we are permitted, and intend, to follow certain home country corporate governance and other practices instead of otherwise applicable SEC and Nasdaq requirements, which may result in less protection than is accorded to investors under rules applicable to domestic U.S. issuers.

Our status as a foreign private issuer exempts us from compliance with certain SEC laws and regulations and certain regulations of Nasdaq, including certain governance requirements such as having a majority of our board of directors be independent directors, and having independent director oversight of the nomination of directors and executive compensation. Further, consistent with corporate governance practices in Japan, we do not have a standalone nomination and corporate governance committee under our board of directors. In addition, we will not be required under the Exchange Act to file current reports and financial statements with the SEC as frequently or as promptly as U.S. domestic companies whose securities are registered under the Exchange Act and we will generally be exempt from filing quarterly reports with the SEC. Also, we are not required to provide the same executive compensation disclosures regarding the annual compensation of our most highly compensated senior executives on an individual basis as are required of U.S. domestic issuers. As a foreign private issuer, we are permitted to disclose executive compensation on an aggregate basis and need not supply a Compensation Discussion and Analysis, as is required for certain domestic U.S. issuers. Furthermore, as a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act or the proxy rules of the SEC. In addition, insiders of foreign private issuers are exempt from filing beneficial ownership reports required by Section 16(a) of the Exchange Act and are not subject to the short-swing trading rules under Section 16(b) of the Exchange Act. These exemptions and accommodations will reduce the frequency and scope of information and protections to which you are entitled as an investor as compared to those you would be entitled to with respect to a similarly situated U.S. domestic company listed on Nasdaq.

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As a controlled company, we are not subject to all of the corporate governance rules of Nasdaq.

The “controlled company” exception to the rules of Nasdaq provides that a company of which more than 50% of the voting power is held by an individual, group, or another company, a “controlled company,” need not comply with certain requirements of Nasdaq corporate governance regulations. As of the date of this prospectus, Etsuro Sumita, our founder, President, and Representative Director, beneficially owned an aggregate of 6,060,000 common shares, which represents 96.12% of the voting power of our outstanding common shares. Following this offering, Mr. Sumita will control approximately 82.96% of the voting power of our outstanding common shares if all the ADSs being offered are sold (or 81.29% of our outstanding voting power if the underwriters exercise the over-allotment option in full). If we obtain listing on Nasdaq, we will be a “controlled company” within the meaning of the corporate governance rules of Nasdaq. Controlled companies are exempt from certain corporate governance rules of Nasdaq requiring that listed companies have (i) a majority of the board of directors consist of “independent” directors under the listing standards of Nasdaq, (ii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting the requirements of Nasdaq, and (iii) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of Nasdaq. We currently utilize and presently intend to continue to utilize these exemptions. As a result, we may not have a majority of independent directors and we may not have a nomination and corporate governance committee and compensation committees. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. See “Management-Foreign Private Issuer Status and Controlled Company Exemption”.

If the voting power of our capital stock continues to be highly concentrated, it may prevent you and other minority shareholders from influencing significant corporate decisions and may result in conflicts of interest.

As of the date of this prospectus, Mr. Sumita, our co-founder, Chief Executive Officer, and Representative Director, beneficially owns an aggregate of 6,060,000 common shares, which represents approximately 96.12% of the voting power of our outstanding common shares.

Following the completion of this offering, Mr. Sumita will retain 82.96% of the voting power of our outstanding common shares. As a result, Mr. Sumita will have majority voting power over all matters requiring shareholder vote, including: the election of directors; mergers, consolidations and acquisitions; the sale of all or substantially all of our assets and other decisions affecting our capital structure; amendments to our articles of incorporation; and our winding up and dissolution. In addition, pursuant to the Companies Act, for so long as Mr. Sumita retains 90% or more of the total number of voting rights of all shareholders of the Company, he will have the right to demand that all other shareholders sell their shares to him.

This concentration of voting power may delay, deter, or prevent acts that would be favored by our other shareholders. The interests of Mr. Sumita may not always coincide with our interests or the interests of our other shareholders. This concentration of voting power may also have the effect of delaying, preventing, or deterring a change in control of us. Also, Mr. Sumita may seek to cause us to take courses of action that, in his judgment, could enhance his investment in us, but which might involve risks to our other shareholders or adversely affect us or our other shareholders, including investors in this offering. As a result, the market price of our ADSs could decline, or shareholders might not receive a premium over then-current market price of our ADSs upon a change in control. In addition, this concentration of voting power may adversely affect the trading price of our ADSs because investors may perceive disadvantages in owning shares in a company with a significant shareholder.

Mr. Sumita has the ability to control the management and major strategic investments of our company as a result of his position as our President and Representative Director and his ability to control the election or, in some cases, the replacement of our directors. As a board member, Mr. Sumita owes a fiduciary duty under the Companies Act to our shareholders and must act in good faith in a manner he reasonably believes to be in the best interests of our shareholders. However, as a shareholder, even a controlling shareholder, Mr. Sumita is entitled to vote his shares in his own interests, which may not always be in the interests of our shareholders generally and such resolution can be revoked only if such resolution is significantly inappropriate and litigation is filed within three months from the shareholders’ meeting in accordance with Article 831 of the Companies Act.

Furthermore, as Mr. Sumita will retain a majority of the voting power of our common shares, we will be a “controlled company,” as defined under Nasdaq Corporate Governance Rule 5615(c)(1). As a controlled company, we are eligible to, and, in the event we no longer qualify as a foreign private issuer, we intend to, elect not to comply with certain of the Nasdaq corporate governance standards, including the requirement that as having a majority of our board of directors be independent directors, and having independent director oversight of the nomination of directors and executive compensation.

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The requirements of being a public company may strain our resources and divert management’s attention.

As a public company following this offering, we will be subject to reporting, corporate governance and other requirements under the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, as well as the listing standards of Nasdaq, as applicable to a foreign private issuer, which are different in some material respects from those applicable to a U.S. public company. Compliance with these rules and regulations will significantly increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly, and increase demand on our systems and resources. Further, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain directors’ and officers’ liability insurance, which could make it more difficult for us to attract and retain qualified members of our board of directors.

The requirements and burdens on us will become more stringent once we are no longer an “emerging growth company.” For example, pursuant to Section 404 of the Sarbanes-Oxley Act, once we are no longer an emerging growth company, we may be required to furnish an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. When our independent registered public accounting firm is required to undertake an assessment of our internal control over financial reporting, the cost of complying with Section 404 of the Sarbanes-Oxley Act will significantly increase, and management’s attention may be diverted from other business concerns, which could adversely affect our business and results of operations. We may need to hire more employees in the future or engage outside consultants to comply with the requirements of Section 404 of the Sarbanes-Oxley Act, which will further increase our cost and expense.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which may result in threatened or actual litigation, including by competitors, shareholders or third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and harm our business, financial condition and results of operations.

The determination of the offering price of the ADSs is more arbitrary compared with the pricing of securities for an established operating company.

There is no public market for any securities of the Company prior to this offering. The public offering price of the ADSs will be negotiated between us and ThinkEquity LLC, the representative of the underwriters in this offering (the “Representative”). We expect the following factors will be taken into account in determining the price and terms of the Company’s ADSs (and any additional ADSs to be acquired) in this offering:

●	the history, prospects, and prior offerings of companies similar to our Company;

●	our prospects;

●	our capital structure;

●	an assessment of our management;

●	general conditions of the securities markets at the time of the offering; and

●	other factors as were deemed relevant.

However, although these factors are expected to be considered, the determination of the offering price is more arbitrary compared to the pricing of securities of companies that are already listed on a stock exchange. Consequently, the price of the ADSs of the Company after this offering may fluctuate significantly due to general market conditions, economic conditions, and other factors.

We cannot assure you that the ADSs will become liquid, or will be approved for listing, or even if approved, will maintain a listing on Nasdaq.

We plan to apply to list ADSs representing our common shares on Nasdaq under the symbol “SFDX”. However, we cannot assure you that we will be able to be approved for any such listing, or even if approved, maintain any such listing. Furthermore, although we anticipate a mechanism allowing common shares to be exchanged at a certain ratio to ADSs in connection with this offering, we may experience procedural or regulatory difficulties, from time to time, in the exchange of common shares for ADSs.

In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling ADSs representing our common shares, which may further affect the liquidity of the ADSs. This would also make it more difficult for us to raise additional capital or attract qualified employees or partners.

Additionally, prior to the completion of this offering, there has been no public market for our common shares or the ADSs. Although we have applied to list the ADSs on Nasdaq under the symbol “SFDX,” an active trading market for the ADSs may never develop or be sustained following this offering. If an active trading market does not develop or is not sustained, you may have difficulty selling your ADSs at an attractive price, or at all. An inactive market may also impair our ability to raise capital by selling our common shares or ADSs, and it may impair our ability to attract and motivate our employees through equity incentive awards and our ability to acquire other companies, products or technologies by using our common shares or ADSs as consideration.

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Our failure to meet Nasdaq’s continued listing requirements could result in a delisting of the ADSs.

If, after listing, we fail to comply with Nasdaq’s requirements for continued listing, including corporate governance requirements and minimum closing price requirements, Nasdaq may take action to delist the ADSs. Such a delisting would likely adversely affect the price of our ADSs and impair your ability to sell or purchase the ADSs when you wish to do so. In the event of delisting, there can be no assurance that any action taken by us to restore compliance with the listing requirements will allow the ADSs to be relisted, stabilize the market price of the ADSs or increase liquidity, prevent the ADSs from falling below Nasdaq’s minimum bid price requirements or prevent future non-compliance with Nasdaq’s listing requirements.

If the ADSs become subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions, and trading activity in the ADSs may be adversely affected.

If net tangible assets are less than $5,000,000 and the market price per ADS is less than $5.00, trading in our ADSs may be subject to the “penny stock” rules promulgated under the Exchange Act. Under these rules, a broker-dealer who recommends a security to a person other than an institutional, qualified investor must:

●	provide the purchaser with a special written suitability determination;

●	obtain the written consent of the purchaser to the transaction prior to the sale;

●	provide the purchaser with a risk disclosure document that identifies the specific risks associated with investing in penny stock and explains the market for these penny stock and the purchaser’s legal remedies; and

●	obtain a written confirmation signed and dated by the purchaser indicating that the purchaser has in fact received the required risk disclosure document prior to closing the transaction of the penny stock.

If the ADSs become subject to these rules, broker-dealers may have difficulty in effecting transactions with their customers, which could adversely affect trading activity in the ADSs. As a result, the market price of the Company’s ADSs may decline, and customers may find it more difficult to sell the Company’s ADSs.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the currently intended purposes described in the section entitled “Use of Proceeds.” Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Management could spend the proceeds in ways that do not improve our results of operations or enhance the value of the ADSs. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing instruments and government securities. These investments may not yield a favorable return to our stockholders. Our failure to apply the proceeds from this offering effectively could have a material adverse effect on our business, delay the development of our businesses and cause the price of the ADSs to decline.

If you purchase ADSs in this offering, you will experience immediate dilution.

If you purchase ADSs in this offering, you will experience immediate dilution of $3.38 per ADS in the net tangible book value of your ADSs after giving effect to this offering at the initial public offering price of $5.50 per ADS (which is the midpoint of the price range set forth on the cover page of this prospectus) because the price that you pay will be substantially greater than the net tangible book value per ADS that you acquire. As a result of the dilution to investors purchasing ADSs in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation. In addition, to the extent that any outstanding stock options or warrants are exercised, new options are issued under our share-based compensation plans or we issue additional common shares or common share-linked equity instruments in the future, there will be further dilution to investors participating in this offering. See “Dilution.”

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We do not currently intend to pay dividends on our common shares for the foreseeable future.

We currently do not intend to pay any dividends to holders of our common shares for the foreseeable future. We currently intend to retain any future earnings to finance the development and expansion of our businesses. Any determination to pay dividends in the future will be subject to a number of factors, including our financial condition, results of operations, the level of our retained earnings, capital demands, general business conditions, and other factors our board of directors may deem relevant and will require shareholder approval and be subject to limitations under applicable law. Therefore, you are not likely to receive any dividends on your ADSs for the foreseeable future, and the success of an investment in the ADSs will depend upon any future appreciation in its value. Moreover, any ability to pay may be restricted by the terms of any future credit agreement or any future debt or preferred equity securities of us or any of our subsidiaries. Consequently, investors may need to sell all or part of their holdings of the ADSs after price appreciation, which may never occur, as the only way to realize any future gains on their investment. There is no guarantee, however, that the ADSs will appreciate in value or even maintain the price at which our ADS holders have purchased the ADSs.

Sales of a substantial number of our common shares or the ADSs in the public markets by our existing shareholders in the future could cause the price of the ADSs to fall.

Sales of a substantial number of our common shares or the ADSs in the public market in the future or the perception that these sales might occur, could depress the market price of the ADSs and could impair our ability to raise capital through the sale of additional equity securities from time to time. We are unable to predict the effect that any such sales may have on the prevailing market price of the ADSs.

Our board of directors may determine the number of common shares to be issued as equity compensation from time to time, and the future issuance of additional common shares in connection with such issuances or in other transactions may adversely affect the market of the ADSs.

From time to time, we may grant equity-based compensation in the form of stock options or other equity incentives to our directors, internal audit & supervisory board members, employees, and external consultants. The number of common shares to be issued for such purpose may be determined by our board of directors provided that notice is given to our shareholders, or by approval of our shareholders. As of June 2, 2025, an aggregate of 556,800 common shares issuable upon the exercise of stock options at a weighted-average exercise price of ¥60.22. If and when these options are exercised for our common shares, the number of common shares outstanding will increase. Such an increase in our outstanding securities, and any sales of such shares, could have a material adverse effect on the market for the ADSs, and the market price of the ADSs.

We currently plan to continue granting stock options and other incentives so that we can continue to secure talented personnel in the future. Any common shares to be issued as equity-based compensation, the exercise of outstanding stock options, or in other transactions, including future financing transactions, would dilute the percentage ownership held by the investors who purchase ADSs in this offering.

The right of holders of ADSs to participate in any future rights offerings may be limited, which may cause dilution to their holdings and holders of ADSs may not receive cash dividends if it is impractical to make them available to them.

We may, from time to time, distribute rights to our shareholders, including rights to acquire our securities. However, we cannot make any such rights available to the ADS holders in the United States unless we register such rights and the securities to which such rights relate under the Securities Act or an exemption from the registration requirements is available. In addition, the deposit agreement provides that the depositary bank will not make rights available to ADS holders unless the distribution to ADS holders of both the rights and any related securities are either registered under the Securities Act or exempted from registration under the Securities Act. We are under no obligation to file a registration statement with respect to any such rights or securities or to endeavor to cause such a registration statement to be declared effective. Moreover, we may not be able to establish an exemption from registration under the Securities Act.

The depositary has agreed to pay ADS holders the cash dividends or other distributions or the custodian receives on our common shares or other deposited securities after deducting its fees and expenses. However, because of these deductions, ADS holders may receive less, on a per share basis with respect to their ADSs than they would if they owned the number of shares or other deposited securities directly. ADS holders will receive these distributions in proportion to the number of common shares the ADSs represent. In addition, the depositary may, at its discretion, decide that it is not lawful or practical to make a distribution available to any holders of ADSs. For example, the depositary may determine that it is not practicable to distribute certain property through the mail, or that the value of certain distributions may be less than the cost of mailing them. In these cases, the depositary may decide not to distribute such property and ADS holders will not receive such distribution.

Holders of ADSs may be subject to limitations on transfer of their ADSs.

ADSs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary deems it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.

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We may amend the deposit agreement without consent from holders of ADSs and, if such holders disagree with our amendments, their choices will be limited to selling the ADSs or withdrawing the underlying common shares.

We may agree with the depositary to amend the deposit agreement without consent from holders of ADSs. If an amendment increases fees to be charged to ADS holders or prejudices a material right of ADS holders, it will not become effective until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, ADS holders are considered, by continuing to hold their ADSs, to have agreed to the amendment and to be bound by the amended deposit agreement. If holders of ADSs do not agree with an amendment to the deposit agreement, their choices will be limited to selling the ADSs or withdrawing the underlying common shares. No assurance can be given that a sale of ADSs could be made at a price satisfactory to the holder in such circumstances.

Holders of ADSs may not receive distributions on our common shares or any value for them if it is illegal or impractical to make them available to such holders.

The depositary of the ADSs has agreed to pay holders of ADSs the cash dividends or other distributions it or the custodian for the ADSs receives on common shares or other deposited securities after deducting its fees and expenses. Holders of ADSs will receive these distributions in proportion to the number of our common shares that such ADSs represent. However, the depositary is not responsible for making such payments or distributions if it is unlawful or impractical to make a distribution available to any holders of ADSs. For example, it would be unlawful to make a distribution to a holder of ADSs if it consists of securities that require registration under the Securities Act of 1933, as amended (the “Securities Act”), but that are not properly registered or distributed pursuant to an applicable exemption from registration. The depositary is not responsible for making a distribution available to any holders of ADSs if any government approval or registration required for such distribution cannot be obtained after reasonable efforts made by the depositary. We have no obligation to take any other action to permit distributions on our common shares to holders of ADSs. This means that holders of ADSs may not receive the distributions we make on our common shares if it is illegal or impractical to make them available to such holders. These restrictions may materially reduce the value of the ADSs.

ADS holders may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could result in less favorable outcomes to the plaintiff(s) in any such action.

The deposit agreement governing the ADSs representing our common shares provides that, to the fullest extent permitted by law, ADS holders waive the right to a jury trial for any claim they may have against us or the depositary arising out of or relating to our common shares, the ADSs or the deposit agreement, which may include any claim under the U.S. federal securities laws.

If we or the depositary were to oppose a jury trial based on this waiver, the court would have to determine whether the waiver was enforceable based on the facts and circumstances of the case in accordance with applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of New York, which govern the deposit agreement, or by a federal or state court in the City of New York, which has non-exclusive jurisdiction over matters arising under the deposit agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver, courts will generally consider whether a party knowingly, intelligently, and voluntarily waived the right to a jury trial. We believe that this would be the case with respect to the deposit agreement and the ADSs. It is advisable that you consult legal counsel regarding the jury waiver provision before investing in the ADSs.

If you or any other holders or beneficial owners of ADSs bring a claim against us or the depositary in connection with matters arising under the deposit agreement or the ADSs, including claims under federal securities laws, you or such other holder or beneficial owner may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us or the depositary. If a lawsuit is brought against us or the depositary under the deposit agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have, including outcomes that could be less favorable to the plaintiff(s) in any such action. Nevertheless, if this jury trial waiver is not permitted by applicable law, an action could proceed under the terms of the deposit agreement with a jury trial. No condition, stipulation or provision of the deposit agreement or the ADSs serves as a waiver by any holder or beneficial owner of ADSs (including purchasers of the ADSs in the secondary market) or by us or the depositary of compliance with any substantive provision of the U.S. federal securities laws and the rules and regulations promulgated thereunder.

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The market price of the ADSs may be volatile or may decline regardless of our operating performance, and you may not be able to resell your ADSs at or above the public offering price.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. The public offering price for the ADSs will be determined through negotiations between the underwriters and us and may vary from the market price of the ADSs following our public offering. If you purchase the ADSs in our public offering, you may not be able to resell those ADSs at or above the public offering price. We cannot assure you that the public offering price of our common shares represented by ADSs, or the market price following our public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our public offering. The market price of the ADSs may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant services, products or features, technical innovations, acquisitions, strategic relationships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us;

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events;

●	our ability to obtain and maintain regulatory approvals for our products;

●	changes in laws or regulations applicable to our products;

●	adverse developments with respect to third party collaborators or suppliers, including our current sole supplier;

●	inability to obtain adequate product supply for approved products or to obtain supply at acceptable prices;

●	the extent or rate of market adoption of the Company’s products and services;

●	adverse developments regarding the safety, efficacy, accuracy or usefulness of our services or products, negative publicity related to issues related to our services or products, reputational concerns, peer group performance and news releases;

●	additions or departures of our key management personnel;

●	issuances by us of debt or equity securities;

●	changes in the market valuations of similar companies; and

●	general economic, regulatory and market conditions, including recessions and slowdowns, due to pandemics or otherwise.

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Any of these factors may result in large and sudden changes in the volume and price at which our ADSs will trade. In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. If there is extreme market volatility and trading patterns in our ADSs, it may create several risks for investors, including the following:

●	the market price of our ADSs may experience rapid and substantial increases or decreases unrelated to our actual or expected operating performance, financial condition or prospects, which may make it more difficult for prospective investors to assess the rapidly changing value of our ADSs;

●	if our future market capitalization reflects trading dynamics unrelated to our actual or expected operating performance, financial performance or prospects, purchasers of our ADSs could incur substantial losses as prices decline once the level of market volatility has abated; and

●	if the future market price of ADSs declines, investors may be unable to resell their shares at or above the price at which they acquired them. We cannot assure you that the market of our ADSs will not fluctuate or decline significantly in the future, in which case you could incur substantial losses.

In the past, shareholders have filed securities class action litigation following periods of market volatility. In the event that we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our common shares.

In addition to the risks addressed above in “— The market price of the ADSs may be volatile or may decline regardless of our operating performance, and you may not be able to resell your ADSs at or above the public offering price,” our ADSs may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our ADSs, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our ADSs experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our ADSs. In addition, investors of our ADSs may experience losses, which may be material, if the price of our ADSs declines after this offering or if such investors purchase shares of our ADSs prior to any price decline.

Holders of our ADSs may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our ADSs. As a result of this volatility, investors may experience losses on their investment in our ADSs. Furthermore, the potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price and our Company’s financial performance and public image and negatively affect the long-term liquidity of our ADSs, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our ADSs and understand the value thereof.

Risks Related to Japan

We are incorporated in Japan, and it may be more difficult to enforce judgments against us that are obtained in courts outside of Japan.

We are incorporated in Japan as a stock corporation (kabushiki kaisha) with limited liability. All of our directors are non-U.S. residents, and all of our assets and the personal assets of our directors are located outside the United States. As a result, when compared to a U.S. company, it may be more difficult for investors to effect service of process upon us in the United States, or to enforce against us, or our directors or executive officers, judgments obtained in U.S. courts predicated upon civil liability provisions of U.S. federal or state securities laws or similar judgments obtained in other courts outside of Japan. There is doubt as to the enforceability in Japanese courts, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated solely upon U.S. federal and state securities laws.

An increase of our international presence could expose us to fluctuations in foreign currency exchange rates, or a change in monetary policy may harm our financial results.

Our functional currency and reporting currency is the Japanese yen. An increase in our business activities internationally could expose us to fluctuations in foreign currency exchange rates. If our non-Japanese revenues increase substantially in the future, any significant change in the value of the currencies of the countries in which we do business against the Japanese yen could adversely affect our financial condition and operating performance due to conversion of exchange rates and transactional differences.

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We are actively expanding in Japan, and we may be adversely affected if Japanese and global economic conditions and financial markets deteriorate.

Historically, we have generated our revenues from customers in Japan. As a result, our financial condition and results of operations may be significantly affected by general economic conditions and the economic and financial conditions in Japan. Factors affecting these conditions include fiscal and monetary policies, laws, regulations and other policies of Japan and any other relevant countries. In addition, we may be affected by labor shortages in Japan and any other relevant countries. As a result, our sales may fall short of our expectations, our liquidity and capital position could deteriorate and our cost of credit could increase, which in turn could adversely affect our results of operations and financial condition and may result in a material adverse effect to our business.

Rights of shareholders under Japanese law may be different from rights of shareholders in other jurisdictions.

Our Articles of Incorporation and the Companies Act of Japan (the “Companies Act”) govern our corporate affairs. Legal principles relating to matters such as the validity of corporate procedures, directors’ fiduciary duties and obligations, and shareholders’ rights under Japanese law may be different from, or less clearly defined than, those that would apply to a company incorporated in any other jurisdiction. Shareholders’ rights under Japanese law may not be as extensive as shareholders’ rights under the laws of other countries. For example, under the Companies Act, only holders of 3% or more of our total voting rights of our common shares are entitled to examine our accounting books and records. Furthermore, there is a degree of uncertainty as to what duties the directors of a Japanese stock corporation may have in response to an unsolicited takeover bid, and such uncertainty may be more pronounced than that in other jurisdictions.

Holders of ADSs have fewer rights than shareholders under Japanese law, and their voting rights are limited by the terms of the deposit agreement.

The rights of shareholders under Japanese law to take actions, including with respect to voting their shares, receiving dividends and distributions, bringing derivative actions, examining our accounting books and records, and exercising appraisal rights, are available only to shareholders of record. Because the depositary, through its custodian agents, is the record holder of our common shares underlying the ADSs, only the depositary can exercise those rights in connection with the deposited shares. ADS holders will not be able to bring a derivative action, examine our accounting books and records, or exercise appraisal rights through the depositary.

Holders of ADSs may exercise their voting rights only in accordance with the provisions of the deposit agreement. Upon receipt of voting instructions from the ADS holders in the manner set forth in the deposit agreement, the depositary will make efforts to vote the common shares underlying the ADSs in accordance with the instructions of the ADS holders. The depositary and its agents may not be able to send voting instructions to ADS holders or carry out their voting instructions in a timely manner. Furthermore, the depositary and its agents will not be responsible for any failure to carry out any instructions to vote, for the manner in which any vote is cast, or for the effect of any such vote. As a result, holders of ADSs may not be able to exercise their right to vote.

Dividend payments will be affected by fluctuations in the exchange rate between the U.S. dollar and the Japanese yen.

Cash dividends, if any, in respect of our common shares represented by the ADSs will be paid to the depositary in Japanese yen and then converted by the depositary into U.S. dollars, subject to certain conditions. Accordingly, fluctuations in the exchange rate between the Japanese yen and the U.S. dollar will affect, among other things, the amounts a holder of ADSs will receive from the depositary in respect of dividends.

Direct acquisition of our common shares, in lieu of ADSs, is subject to a prior filing requirement under recent amendments to the Japanese Foreign Exchange and Foreign Trade Act and related regulations.

Under the amendments in 2019 to Japan’s Foreign Exchange and Foreign Trade Law and related regulations (which we refer to as the “FEFTA”), direct acquisitions of our common shares in lieu of ADSs by a Foreign Investor (as defined herein under “Description of Share Capital and Articles of Incorporation — Exchange Controls”) may be subject to prior filing requirements under the FEFTA regardless of the amount of shares to be acquired, if we or any of our subsidiary(ies) is engaged in any pre reporting industry as listed under FEFTA. In such case a Foreign Investor wishing to acquire direct ownership of our common shares, rather than ADSs, will be required to make a prior filing with the relevant governmental authorities through the Bank of Japan and wait until clearance for the acquisition is granted by the applicable governmental authorities, which approval may take up to 30 days and could be subject to further extension. Without such clearance, the Foreign Investor will not be permitted to acquire our common shares directly. In addition, any Foreign Investor expecting to receive delivery of our common shares upon surrender of ADSs must also obtain pre-clearance from the applicable Japanese governmental authority prior to accepting delivery, which approval may take up to 30 days and could be subject to further extension.

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A prior filing requirement as set forth above is not triggered for acquiring or trading the ADSs once the depositary receives clearance for the acquisition of our common shares underlying the ADS. We expect to receive the requisite approval relating to this offering prior to the effective date of the registration statement to which this prospectus forms a part. Although such prior filing requirement is not triggered for trading the ADSs once the depositary receives clearance for the deposit of the underlying common shares, we cannot assure you that the applicable Japanese governmental authorities will grant clearance for additional Foreign Investors who wish to acquire our common shares or for holders of the ADSs who are Foreign Investors and who wish to surrender their ADSs and acquire the underlying common shares in a timely manner or at all.

The discussion above is not exhaustive of all possible foreign exchange controls requirements that may apply to a particular investor, and potential investors are advised to satisfy themselves as to the overall foreign exchange controls consequences of the acquisition, ownership and disposition of our common shares or the ADSs by consulting their own advisors. For a more detailed discussion on the requirements and procedures regarding the prior notifications under the Foreign Exchange Regulations, see “Description of Share Capital and Articles of Incorporation — Exchange Controls” and “Description of American Depositary Shares — Deposit, Withdrawal and Cancellation” in this prospectus.

Labor disputes may disrupt our operations and affect our profitability, thereby causing a material adverse effect on our business, financial condition or results of operations.

As an employer, we may be subject to various employment-related claims, such as individual actions or government enforcement actions relating to alleged employment discrimination, employee classification and related withholding, wage-hour, labor standards or healthcare and benefit issues. The courts in Japan tend to favor employees, and arbitrary dismissals can lead to legal issues. Employers are required to show socially acceptable reasons for any termination of employment, which means providing a valid reason for termination. Advance notice or payment in lieu of notice of termination is also mandatory. Any future actions brought against us and successful in whole or in part, may affect our ability to compete or could materially adversely affect our business, financial condition or results of operations.

General Risk Factors

Volatility in the financial and economic environment in the markets where we have operations could harm our business.

Demand for our website production and optimization services, system integration services, IT consulting services, and other services is sensitive to changes in the level of overall economic activity in the markets in which we operate. During periods of weak economic conditions, business failures tend to increase and interest rates may become more volatile. Current or potential customers may also react to weak economic conditions or forecasted weak economic conditions by reducing their utilization of website and IT development, any of which would affect our total net revenues. These conditions may affect the willingness of our customers and potential customers to pay third parties for website and IT development services and other services like ours, and may impact their ability to meet their payment obligations to us on time, or at all. In addition, if businesses have difficulty obtaining funding, expenditures for services similar to those we offer may be impaired, which could also harm our business.

In addition, our future success will depend in large part on the continued growth and expansion of the market for our website production and optimization services, IT consulting services, system integration services and other services. It is difficult to predict the size or rate of expansion of this market, or the extent to which technological or other developments will impact the overall demand for such services. Further, many businesses may be unwilling to engage third-party IT service providers for a variety of reasons, including perceived negative connotations with outsourcing IT work or privacy or security concerns. If the market for third-party IT service providers and the services they offer does not achieve continued growth, or there is a reduction in demand for such services, our business, prospects, financial condition and results of operations could be materially and adversely affected.

Litigation and other legal proceedings may harm our business.

We have been and may in the future be involved in legal proceedings relating to intellectual property rights, false advertising and consumer protection law claims, employee claims, contract claims, regulatory investigations, securities class actions, and other legal proceedings and investigations. Litigation is inherently unpredictable and may result in excessive or unexpected judgments or injunctions that could affect our business operations. We may be subject to judgments or settlements seeking monetary damages, agreements to change the way we operate our business, or both. The scope of these cases may expand, or additional lawsuits, claims, proceedings, or investigations may be brought against us in the future, which could adversely affect our business, financial condition and results of operations. Adverse media coverage of regulatory or legal actions against us, even if the regulatory or legal actions are unfounded or immaterial to our business, could damage our reputation and brand image, undermine customer confidence and reduce long-term demand for our products.

We could be subject to securities class action litigation.

In the past, securities class action lawsuits have often been filed against companies after the market price of their securities has declined. If the Company were to face such a lawsuit, it could result in significant costs and require diversion of management’s attention and resources, which could adversely affect the Company’s business.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the price of the ADSs and trading volume could decline.

The trading market for the ADSs depends in part on the research and reports that securities or industry analysts publish about us or our business. If few or no securities or industry analysts cover us, the trading price for the ADSs would be negatively impacted. If one or more of the analysts who covers us downgrades the ADSs, publishes incorrect or unfavorable research about our business, ceases coverage of our Company, or fails to publish reports on us regularly, demand for the ADSs could decrease, which could cause the price of the ADSs or trading volume to decline.

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USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $4,732,500 from the sale of ADSs offered by us in this offering, based on the assumed initial public offering price of $5.50 per ADS, which is the midpoint of the estimated price range set forth on the cover page of this prospectus, after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us. If the underwriters exercise their over-allotment option in full, we estimate that the net proceeds to us from this offering will be approximately $5,487,375, after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us.

We intend to use the net proceeds we receive from this offering for the following purposes:

●	Approximately 25% for the recruitment of additional engineers and consultants, including investment in advertising to reach more potential candidates and other recruitment-related expenses needed to attract and hire qualified candidates;

●	Approximately 50% to support our labor costs for our engineers and consultants, including salaries, training, and other expenses necessary to attract and retain top talent; and

●	Approximately 25% to fund our working capital and other general corporate purposes.

Each $1.00 increase (decrease) in the assumed initial public offering price of $5.50 per ADS (which is the midpoint of the price range set forth on the cover page of this prospectus) would increase (decrease) the net proceeds to us from this offering by approximately $915,000, assuming the number of ADSs offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions payable by us. We may also increase or decrease the number of ADSs we are selling in this offering. An increase (decrease) of 100,000 in the number of ADSs offered by us in this offering, as set forth on the cover page of this prospectus, would increase (decrease) the net proceeds to us from this offering by approximately $503,250, assuming the assumed initial public offering price of $5.50 per ADS (which is the midpoint of the price range set forth on the cover page of this prospectus) remains the same, and after deducting the underwriting discounts and commissions payable by us.

This expected use of the net proceeds represents our current intentions based on our present plans and prevailing business conditions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. We will have broad discretion in the allocation of the net proceeds of this offering. See “Risk Factors – Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively”. If any unforeseen event occurs or business conditions change, we may allocate the proceeds from this offering differently than outlined in this prospectus. If we do not immediately use the net proceeds for the purposes described above, we intend to invest them in short-term, interest-bearing bank deposits or debt instruments.

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DIVIDEND POLICY

We have never declared or paid cash dividends on our common shares. We currently intend to retain all available funds and any future earnings to finance the development and expansion of our businesses and, therefore, do not intend to pay any cash dividends in the foreseeable future. Any decision to pay dividends in the future will be subject to a number of factors, including our financial condition, results of operations, the level of our retained earnings, capital demands, general business conditions, and other factors our board of directors may deem relevant and will require shareholder approval. Moreover, any ability to pay may be restricted by the terms of any future credit agreement or any future debt or preferred equity securities of us or any of our subsidiaries. Accordingly, we cannot give any assurance that any dividends may be declared and paid in the future.

If declared, holders of outstanding common shares on a dividend record date will be entitled to the full dividend declared without regard to the date of issuance of the common shares or any transfer of the common shares subsequent to the dividend payment date. Payment of declared annual dividends in respect of a particular year, if any, will be made in the following year after approval by our shareholders at the annual general meeting of shareholders, subject to certain provisions of our Articles of Incorporation. See “Description of Share Capital and Articles of Incorporation — Dividend Rights.” Any dividend we declare will be paid by the depositary bank to the holders of ADSs, subject to the terms of the deposit agreement, to the same extent as holders of our common shares, to the extent permitted by applicable law and regulations, less the fees and expenses payable under the deposit agreement. See “Description of American Depositary Shares — Dividends and Other Distributions.”

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CAPITALIZATION

The following table sets forth our cash and cash equivalents, debt, and capitalization as of September 30, 2024:

●	on an actual basis; and

●	on an as adjusted basis to give effect to the issuance of 1,000,000 ADSs in this offering at an assumed initial public offering price of $5.50 per ADS (which is the midpoint of the price range set forth on the cover page of this prospectus), after deducting underwriting discounts and commissions and estimated offering expenses payable by us, as set forth in this prospectus.

	As of September 30, 2024
(in thousands)	Actual(1)	As Adjusted(1)
Cash and cash equivalents	$9,744	$14,476
Common shares (24,000,000 common shares authorized; 6,304,800 common shares issued and outstanding as of September 30, 2024) *	178	2,544
Additional paid-in capital	1,639	4,005
Retained earnings	9,580	9,580
Total stockholders’ equity	$11,397	$16,129

* Retrospectively restated to reflect the 3-for-1 forward split completed on May 1, 2025.

(1) Based upon the exchange rate of ¥143.25 = US$1.00, which was the foreign exchange rate on September 30, 2024, as reported by the U.S. Federal Reserve in its weekly release on October 7, 2024(https://www.federalreserve.gov/releases/h10/20241007/), and as used in our unaudited condensed financial statements as of September 30, 2024, included elsewhere in this prospectus.

An increase or decrease of $1.00 in the assumed initial public offering price per ADS would increase or decrease our total equity and total capitalization, on an as adjusted basis, by approximately $915 thousand, after deducting the underwriting discounts, commissions, and estimated offering expenses payable by us. An increase (decrease) of 100,000 in the number of ADSs offered by us in this offering, as set forth on the cover page of this prospectus, would increase (decrease) our total equity and total capitalization, on an as adjusted basis, by approximately $503 thousand, assuming the assumed initial public offering price of $5.5 per ADS (which is the midpoint of the price range set forth on the cover page of this prospectus) remains the same, after deducting the underwriting discounts, commissions and estimated offering expenses payable by us.

The pro forma as adjusted information set forth above is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of our public offering determined at pricing.

You should read the following table in conjunction with the sections entitled “Use of Proceeds”, “Selected Financial Information and Operating Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and our financial statements and the related notes thereto included elsewhere in this prospectus.

The number of common shares that will be outstanding after this offering is based on 6,304,800 common shares outstanding September 30, 2024 and excludes:

●	up to 150,000 common shares underlying 150,000 ADSs issuable upon the underwriters exercise in full of their over-allotment option to purchase additional ADSs from us;

●	up to an aggregate of 556,800 common shares issuable upon the exercise of stock options at a weighted-average exercise price of ¥60.22 ($0.42) per share; and

●	up to an aggregate of 50,000 common shares issuable upon the exercise of the Representative’s Warrants to purchase common shares at an exercise price of $6.875 (assuming an initial public offering price of $5.50 per ADS (the midpoint of the price range set forth on the cover page of this prospectus)) .

Except as otherwise indicated herein, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option to purchase additional ADSs in this offering.

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DILUTION

If you invest in the ADSs in this offering, your ownership interest will be immediately dilute to the extent of the difference between the initial public offering price per ADS and the as adjusted net tangible book value per common share or ADS immediately. Dilution results from the fact that the initial public offering price of $5.5 per ADS (which is the midpoint of the price range set forth on the cover page of this prospectus) in this offering is substantially in excess of the net tangible book value per ADS attributable to our existing shareholders for our presently outstanding common shares.

Our historical net tangible book value per common share is determined by dividing our net tangible book value, which is the book value of our total tangible assets less the book value of our total liabilities, by the number of outstanding equity interests. As of September 30, 2024, the historical net tangible book value of our common shares was $10,771, or $1.71 per common share.

After giving effect to the (i) sale by us of 1,000,000 ADSs in this offering at an assumed initial public offering price of $5.50 per ADS (which is the midpoint of the price range set forth on the cover page of this prospectus), and (ii) receipt by us of the net proceeds of this offering, after deduction of the underwriting discounts and commissions and the estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2024, would have been $15,503, or $2.12 per common share. The as adjusted net tangible book value per common share immediately after the offering is calculated by dividing the as adjusted net tangible book value of $15,503 by 7,304,800 shares of equity interests (which is the as adjusted number of equity interests outstanding as of September 30, 2024). The difference between the initial public offering price per 5.5 ADS and the as adjusted net tangible book value per ADS represents an immediate increase in net tangible book value of $0.41 per ADS to our existing shareholders, and an immediate dilution in net tangible book value of $3.38 per ADS to purchasers of ADSs in this offering.

The following table illustrates this dilution to purchasers in this offering on a per ADS basis (in thousands, except per ADS data):

Assumed initial public offering price per ADS		$5.50
Net tangible book value per common share before this offering (as of September 30, 2024)	$1.71
Increase in net tangible book value per ADS attributable to purchasers in this offering	$0.41
As adjusted net tangible book value per ADS immediately after this offering		$2.12
Dilution in as adjusted net tangible book value per ADS to purchasers in this offering		$3.38

Each $1.00 increase (decrease) in the assumed initial public offering price of $5.50 per ADS (which is the midpoint of the price range set forth on the cover page of this prospectus) would increase (decrease) the as adjusted net tangible book value per ADS immediately after this offering by $0.13, and the dilution in as adjusted net tangible book value per ADS to purchasers in this offering by $0.13, assuming the number of ADSs offered by us and this offering, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions payable by us.

We may also increase or decrease the number of ADSs we are selling in this offering. An increase (decrease) of 100,000 in the number of ADSs offered by us in this offering, as set forth on the cover page of this prospectus, would increase (decrease) the as adjusted net tangible book value per ADS immediately after this offering by $0.04, and the dilution in as adjusted net tangible book value per ADS to purchasers in this offering by $0.04, assuming the assumed initial public offering price of $5.50 per ADS (which is the midpoint of the price range set forth on the cover page of this prospectus) remains the same, and after deducting the underwriting discounts and commissions payable by us.

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The table and information above assume no exercise by the underwriters of their option to purchase additional ADSs in this offering and no exercise of the Representative’s Warrants. If the underwriters exercise in full their option to purchase up to 150,000 additional ADSs from us, the as adjusted net tangible book value per ADS immediately after this offering would be $2.18 per ADS, and the dilution in as adjusted net tangible book value per ADS to purchasers in this offering would be $3.32 per ADS, in each case assuming an assumed initial public offering price of $5.5 per ADS (which is the midpoint of the price range set forth on the cover page of this prospectus), and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The following table summarizes, as of September 30, 2024, on the as adjusted basis described above, the differences between the number of common shares underlying the ADSs purchased from us, the total consideration paid to us in cash, and the weighted average price per common share underlying the ADSs that our existing shareholders and the new purchasers in this offering paid. The calculation below is based on an assumed initial public offering price of $5.5 per ADS (which is the midpoint of the price range set forth on the cover page of this prospectus), before deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

	Shares Purchased		Total Consideration
	Number	Percent	Amount	Percent	Weighted Average Price Per Share
Existing shareholders(1)	6,304,800	86.3%	$412,984	7.0%	$0.07

Purchasers in this offering(1)(2)	1,000,000	13.7%	$5,500,000	93.0%	$5.50

Total	7,304,800	100%	$5,912,984	100%	$0.81

Each $1.00 increase (decrease) in the assumed initial public offering price of $5.50 per ADS (which is the midpoint of the price range set forth on the cover page of this prospectus) would increase (decrease) the total consideration paid by purchasers in this offering and the weighted average price per share paid by all shareholders by $1,000,000 and $0.14 per share, respectively, and in the case of an increase, would increase the percentage of total consideration paid by purchasers in this offering by 1.0%, and in the case of a decrease, would decrease the percentage of total consideration paid by purchasers in this offering by 1.4%, assuming the number of ADSs offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions payable by us.

Similarly, an increase (decrease) of 100,000 in the number of ADSs offered by us in this offering, as set forth on the cover page of this prospectus, would increase (decrease) the total consideration paid by purchasers in this offering and the weighted average price per share paid by all shareholders by $550,000 and $0.06 per share, respectively, and in the case of an increase, would increase the percentage of total consideration paid by purchasers in this offering by 0.6%, and in the case of a decrease, would decrease the percentage of total consideration paid by purchasers in this offering by 0.7%, assuming the assumed initial public offering price of $5.5 per ADS (which is the midpoint of the price range set forth on the cover page of this prospectus) remains the same, and after deducting the underwriting discounts and commissions payable by us.

The table and information above assume no exercise by the underwriters of their option to purchase additional ADSs in this offering and no exercise of the Representative’s Warrants. If the underwriters exercise in full their option to purchase up to 150,000 additional ADSs from us, the number of common shares underlying the ADSs held by purchasers in this offering would be increased to 1,150,000 common shares, or 15.4% of the total number of common shares outstanding immediately after this offering, and the percentage of common shares held by our existing shareholders would be reduced to 84.6% of the total number of common shares outstanding immediately after this offering.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the sections of this prospectus entitled “Selected Financial Information and Operating Data” and “Business”, and our financial statements and related notes thereto, included elsewhere in this prospectus. In addition to historical financial information, the following discussion contains forward-looking statements that reflect our current plans, expectations, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Overview

Central to our mission of “causing transformation through challenges”, we aim to provide services that connect people to people, and people to businesses. Since our formation in 2009, we have progressively introduced WebDX consulting, system integration, and IT consulting services at different points in time, serving a wide range of clientele – from small and medium-sized enterprises (“SMEs”) to large corporations in Japan. Through our wholly-owned subsidiaries, Style Free, Berkeley Consulting, and HEAT POINT, we primarily provide the following services:

In our WebDX Consulting Business, operated by SFIDA X, we mainly provide website and video production, and website maintenance and operation services to small and medium-sized enterprises in Japan. We develop a variety of websites according to our clients’ needs and offer supplemental website maintenance and operation tools such as SIMPLE BOOK, a cloud content management system, among others. As of September 30, 2024, we have built approximately 15,000 websites for SMEs in a range of industries.

In our System Integration Business, operated by Style Free, we provide IT technical support services for system development projects and contracted system development, mainly for large companies. In response to the shortage of IT personnel in Japan, we hire, train and retain, and dispatch engineers to fulfill orders from other IT vendors or other user companies. To date, we have successfully completed projects and achieved high evaluations from our clients in a range of industries domestically.

In our IT Consulting Business, operated by Berkeley Consulting, we help large companies through the provision of IT strategy planning, conceptual support, project management, and the utilization of RPA. We provide end-to-end support from the planning phase up to the implementation phase to large companies with large project sizes and strong financial resources. While relatively new, we have a proven track record of working with major clients in our IT consulting business.

In our Video and Web Production Business, operated by HEAT POINT, we mainly provide video production and web production solutions to small and medium-sized companies. We established HEAT POINT as our wholly owned subsidiary in April 2024 and started providing video and web production solutions in July 2024. As of September 30, 2024, revenue we generated from HEAT POINT was immaterial.

For the fiscal year ended September 30, 2024, the Company reported a total revenue of JPY 4,773,515 thousand, an 11.5%, or JPY 493,241 thousand, increase from the JPY 4,280,274 thousand recorded in the same period in 2023. The Company’s net income amounted to JPY 153,784 thousand, a 56.2%, or JPY 197,320 thousand, decrease from the JPY 351,104 thousand reported in the same period in 2023.

For the periods indicated in this section, our revenue was mainly derived from Japan.

Key Factors that Affect the Results of our Operations

We believe that the growth and future success of our business depends on several factors, including those outlined under the “Risk Factors” section, as well as the factors described below.

We believe that these key industry and company-specific factors are likely to affect our financial position and results of our operations in the future:

Our ability to maintain or increase the number of web orders we receive

Our future success depends on several key factors, one of which is our ability to maintain or increase the number of web orders we receive. We experienced strong growth in the number of projects in our WebDX consulting business, and we grew our number of total projects by 35.64%, from 10,866 projects as of September 30, 2021 to 14,739 projects as of September 30, 2024. We believe that maintaining and increasing the number of web orders we receive from our customers hinges on our ability to increase our brand awareness and ensure customer satisfaction with the services we provide.

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Our customers in the WebDX consulting business may have various ways of marketing their services and creating and developing their websites, as they may utilize website builder platforms or other website production companies offering services similar to ours.

We believe that achieving high growth in our customer base may require us to increasingly engage in sophisticated and costly sales and marketing efforts, and modify our revenue models. However, we cannot guarantee that these efforts will result in additional customers. Failure to attract new customers could adversely affect the results of our operations.

Our ability to retain or increase the number of subscription contracts and decrease the cancellation rate of existing contracts

One of the factors influencing our future revenue growth is our ability to increase the number of subscription contracts and decrease the cancellation rate of existing contracts.

The retention of our customers may decline or fluctuate due to several factors including, but not limited to customer satisfaction with the quality of our solutions, competition from other businesses offering the same solutions as we do, changes in our customers’ financial conditions, and on a broader scope, the macroeconomic environment. We believe that we differentiate from our competitors through our comprehensive suite of offerings, however, in order for us to consistently maintain and improve the results of our operations, we believe it is important for us to retain or increase the number of subscription contracts and decrease the cancellation rate of existing contracts.

To attract new customers and retain existing ones, we aim to continuously improve the quantity and quality of our offerings, increase our brand awareness, attract and retain high-quality engineers, and scale our technology capabilities, including the integration of AI into our existing offerings. However, if our efforts of attracting and retaining customers are unsuccessful, or our customers decide to cancel their existing contracts, our revenue could decline which would adversely impact the results of our operations.

Our ability to maintain or increase the utilization rate of engineers and consultants

The utilization rate of our engineers and consultants is one of the key factors in our measure of financial health and performance. We believe that proper and efficient utilization of our engineers and consultants directly impacts our revenue generation capabilities, as the strategic deployment of their time and expertise leads to more projects being completed within a set time frame.

We have a wide range of engineers and consultants, from engineers with more than ten years of experience in project management (“PM”) to young engineers and highly specialized consultants, that allow us to work in a variety of fields, including government, telecommunications, manufacturing, logistics, finance, and medical care. We do not narrow our focus to specific industries or projects. We believe that the range of expertise of our engineers and consultants allows us to match their technical skills to the requirements of our client projects, thereby ensuring that we efficiently utilize our engineers and consultants, leading to higher client satisfaction and revenue growth.

If we fail to maintain or increase the utilization rate of our engineers and consultants, our results of operations may be adversely affected.

Our ability to recruit and retain employees

We consider our employees to be important resources in the operation of our business. In the expansion of our operations, we place importance on securing and training a wide range of employees. We aim to build an organizational foundation that can withstand changes even as we develop our business from multiple perspectives by training highly specialized managers in a wide range of fields, including sales, production, and administration. With that, we are actively undertaking efforts to strengthen recruitment activities and training programs to improve the skills of each employee and develop management personnel. In the event that we are unable to secure and develop the personnel required for our operations, or if a number of key executives and personnel leave the company, our performance may be adversely impacted.

Our ability to adapt to the pace of technological innovation

The pace of technological innovation in the information technology industry is notable. As new technologies and trends are being introduced regularly, we constantly strive to acquire the latest technology, adapt to new trends, and recruit, train, and develop the skills of our engineers and consultants to ensure that they can respond to the continuously changing trends in the environment. Our business performance and financial condition may be affected if we are unable to respond timely and appropriately to the changes caused by the rapid technological innovations that exceed our expectations.

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The competitive landscape

Due to the low barriers to entry in the WebDX consulting space, we face competition ranging from small, individually operated businesses to large web consulting companies. However, we believe few others in the industry offer the same comprehensive functions and systems as we do. Our competitive advantage lies in our extensive suite of capabilities, encompassing web production, system development, and in-house sales functions. We continue to adapt to the rapidly changing technological landscape and evolving customer needs by enhancing our content management tool, SIMPLE BOOK, and other offerings. In 2024, we introduced additional enhancements to SIMPLE BOOK, enabling the creation and publication of images and articles using AI.

In the system integration and IT consulting industries, we compete with large domestic companies. According to a survey by the Yano Research Institute in 2024, the domestic private IT market, where our System Integration Business operates, is expected to reach 16.68 trillion yen or $116.44 billion in 2025 and 17.1 trillion yen or $119.37 billion in 2026, with a projected shortage of 500,000 IT personnel by 2030 according to a survey by Mizuho Information & Research Institute and the IPA. In our System Integration Business, we possess the expertise to quickly train engineers through our self-developed e-Learning system and have extensive experience across various sectors including government, telecommunications, manufacturing, logistics, finance, and healthcare.

According to a survey conducted by Nikkei, Inc. in 2024, the domestic business consulting industry, to which our IT consulting business belongs, is forecasted to grow by $4.5 billion in 2025. Although we launched our IT consulting business in 2018, we believe we have already established a strong track record with major clients. We are committed to expanding our project portfolio by continuing to recruit, train, and retain engineers and consultants.

Our business performance could be adversely affected if the competitive environment intensifies due to the entry of new companies with capital power or more advanced business development, or the scale of our businesses shrinks due to new competition or the emergence of new technologies and services in the future.

The global and local economic conditions

Events such as geopolitical conflicts and other acts of terrorism could lead to disruptions in global and local markets, and could adversely impact the industries that we operate in. The resulting economic downturn from these events could affect our customers’ budgets and spending on web consulting, system integration, or IT consulting projects. Our customer base in our WebDX consulting business, comprising small and medium-sized enterprises, is more susceptible to economic recession, increases in consumption taxes, and declining consumer spending. In our system integration and IT consulting businesses, our customers could be affected by the changing IT investment demand due to political or economic changes.

We are actively developing our business to ensure that we will not be affected by changes in the business conditions of a particular industry. However, we cannot guarantee that our business and financial results will not be affected by any downturn in the overall global or Japanese economy, and we may experience adverse effects on our business performance, financial condition, or results of operations.

Key Financial Performance Indicators

The following sets forth the definition and discussion of our key financial performance indicators:

Revenues

Our main revenue streams are comprised of revenues gained from our WebDX Consulting, System Integration, and IT Consulting businesses, and are comprised of the following:

●	WebDX Consulting revenue. Our WebDX Consulting revenue is derived from our web production business and subscription business, which includes SIMPLE BOOK, SIMPLE RESERVE, Hosting Services, Select My Search, Writer Pack, SNS (“social networking services” or “SNS” in Japan) Pack and L Push.

●	System Integration revenue. Our System Integration revenue is composed of revenue gained from our IT technical support and contracted system development services.

●	IT Consulting revenue. Our IT Consulting revenue includes revenue derived from our IT consulting business.

Cost of Revenues

Our cost of revenues consists primarily of staff and welfare costs, subcontracting costs, and other related expenses.

Selling, General, and Administrative (“SG&A”) Expenses

Our SG&A expenses primarily include personnel costs for sales and marketing staff and general corporate functions, recruitment advertising expenses, and rental and depreciation expenses.

Research and Development (“R&D”) Expenses

Our R&D expenses consist primarily of staff and welfare costs for the continuous development of new solutions, and the enhancement and maintenance of our technology platform.

Other Income (Expenses)

Other income (expense) is primarily composed of received commission and subsidy income.

Results of our Operations

The following table summarizes the results of our operations based on our statements of income covering the periods for the fiscal years ended September 30, 2024 and 2023. This table also presents the variations in the amounts and percentages for the indicated periods.

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Comparison of Results of Operations for the Fiscal Years Ended September 30, 2024 and 2023

(Amounts in thousands of Japanese Yen)

	For the years ended 30 September		Change
	2024	2023	Amount	％
Statement of Operations Information
Revenue:
Services	4,773,515	4,280,274	493,241	11.5
Total revenue	4,773,515	4,280,274	493,241	11.5
Cost and Expenses:
Cost of revenues	2,693,598	2,285,996	407,602	17.8
Selling, general and administrative expenses	1,928,831	1,513,989	414,842	27.4
Research and development expenses	5,827	-	5,827	-
Other operating expenses, net	19,386	17,581	1,805	10.3
Total cost and expenses	4,647,642	3,817,566	830,076	21.7
Income from operations	125,873	462,708	(336,835)	(72.8)
Interest expense, net	405	964	(559)	(58.0)
Other income net	88,197	34,589	53,608	155.0
Income before income taxes	213,665	496,333	(282,668)	(57.0)
Income tax expense	59,881	145,229	(85,348)	(58.8)
Net Income	153,784	351,104	(197,320)	(56.2)

(Amounts in thousands of Japanese Yen)

	Year Ended September 30,
	2024		2023		Variance
	JPY	% of Total	JPY	% of Total	JPY	% of Variance
Revenues, net	4,773,515	100.0%	4,280,274	100.0%	493,241	11.5%
WebDX Consulting revenue	1,654,847	34.7%	1,650,881	38.6%	3,966	0.2%
System Integration revenue	2,874,812	60.2%	2,414,650	56.4%	460,162	19.1%
IT Consulting revenue	243,856	5.1%	214,743	5.0%	29,113	13.6%

Revenues. Our total revenues reached JPY 4,773,515 thousand and JPY 4,280,274 thousand for the fiscal years ended September 30, 2024, and 2023, respectively. The 11.5%, or JPY 493,241 thousand, increase for the year ended September 30, 2024 compared to the same period in 2023 was primarily driven by the following:

●	WebDX Consulting revenue. Our WebDX Consulting revenue amounted to JPY 1,654,847 thousand for the fiscal year ended September 30, 2024, an increase of 0.2%, or JPY 3,966 thousand, compared to the JPY 1,650,881 thousand reported in the same period in 2023. This was due to (1) a decrease of JPY 38,971 thousand in revenue gained from our web production business, and (2) an increase of JPY 42,937 thousand in revenue earned from our subscription business.

●	System Integration revenue. Our System Integration revenue increased by 19.1%, or JPY 460,162 thousand, to JPY 2,874,812 thousand for the fiscal year ended September 30, 2024, from the JPY 2,414,650 thousand recorded for the fiscal year ended in September 2023. This increase was primarily due to (1) an increase of JPY 207,976 thousand in revenue from our System Engineering Services performed by our company’s engineers, and (2) an increase of JPY 263,691 thousand in revenue from our System Engineering Services performed by Partner engineers.

●	IT Consulting revenue. For the fiscal year ended September 30, 2024, our IT Consulting revenue reached JPY 243,856 thousand, an increase of 13.6%, or JPY 29,113 thousand, from the JPY 214,743 thousand reported for the fiscal year ended September 30, 2023.

Cost of Revenues. Our cost of revenues amounted to JPY 2,693,598 thousand and JPY 2,285,996 thousand for the fiscal years ended September 30, 2024, and 2023, respectively. The 17.8%, or JPY 407,602 thousand increase for the year ended September 30, 2024 compared to the same period in 2023 was primarily due to an increase of expenses incurred in our System Engineering Services performed by Partner engineers.

Gross Profit. Our gross profit amounted to JPY 2,079,917 thousand and JPY 1,994,278 thousand for the fiscal years ended September 30, 2024, and 2023, respectively. The 4.3%, or JPY 85,639, thousand increase was primarily driven by increases in revenues from our System Integration Business.

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(Amounts in thousands of Japanese Yen)

	Year Ended September 30,
	2024		2023		Variance
	JPY	% of Total	JPY	% of Total	JPY	% of Variance
Executive compensation	126,660	6.6%	96,712	6.4%	29,948	31.0%
Salary allowance	704,558	36.5%	615,001	40.6%	89,557	14.6%
Legal welfare expenses	117,805	6.1%	100,546	6.6%	17,259	17.2%
Provision for bonuses	100,141	5.2%	69,121	4.6%	31,020	44.9%
Recruitment advertising expenses	80,042	4.1%	83,873	5.5%	(3,831)	△4.6%
Lease cost (SG&A expenses)	170,281	8.8%	175,162	11.6%	(4,881)	△2.8%
Others	629,344	32.7%	373,574	24.7%	255,770	68.5%
Total	1,928,831	100.0%	1,513,989	100.0%	414,842	27.4%

SG&A Expenses. Our SG&A expenses amounted to JPY 1,928,831 thousand and JPY 1,513,989 thousand for the fiscal years ended September 30, 2024, and 2023, respectively. The 27.4%, or JPY 414,842 thousand increase was primarily due to an increase of salary allowance, legal welfare expenses, and other expenses including paid commission related to IPO readiness.

(Amounts in thousands of Japanese Yen)

	Year Ended September 30,
	2024		2023		Variance
	Amount	% of Total	Amount	% of Total	Amount	% of Variance
Research & Development	5,827	100.0%	-	-%	5,827	-%
Total	5,827	100.0%	-	-%	5,827	-%

R&D Expenses. For the fiscal year ended September 30, 2024, we recorded JPY 5,827 thousand of R&D expenses, which included expenses related to an activity of enhancing and maintaining our technology platform. For the fiscal year ended September 30, 2023, we did not incur any R&D expenses.

(Amounts in thousands of Japanese Yen)

	Year Ended September 30,
	2024		2023		Variance
	JPY	% of Total	JPY	% of Total	JPY	% of Variance
Other Income
Interest income	—	0.0%	13	0.0%	(13)	△100.0%
Commission received	—	0.0%	9,440	28.1%	(9,440)	△100.0%
Subsidy income	12,270	14.0%	8,217	24.4%	4,053	49.3%
Surrender value	60,109	68.5%	—	0.0%	60,109	—
Lease Income	13,363	15.2%	15,459	46.0%	(2,096)	△13.6%
Other income	5,005	5.7%	1,575	4.7%	3,430	217.8%
Other Income	90,747	103.4%	34,704	103.2%	56,043	161.5%

Other expense
Interest expense	405	0.5%	977	2.9%	(572)	△58.5%
Other expenses	2,550	2.9%	102	0.3%	2,448	2400.0%
Other expense	2,955	3.4%	1,079	3.2%	1,876	173.9%

Total other income, net	87,792	100.0%	33,625	100.0%	54,167	161.1%

Other Income, net. Our other income for the fiscal year ended September 30, 2024 increased by 161.1%, or JPY 54,167 thousand, to JPY 87,792 thousand from the JPY 33,625 thousand reported for the fiscal year ended September 30, 2023.

Net Income. Due to the reasons discussed above, our net income totaled JPY 153,784 thousand and JPY 351,104 thousand for the fiscal years ended September 30, 2024, and 2023, respectively. Our net income decreased by 56.2%, or JPY 197,320 thousand, compared to the same period in 2023.

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Liquidity and Sources of Funds

The following table sets forth our current assets and current liabilities as of the dates indicated:

(Amounts in thousands of Japanese Yen)

	As of September 30,	As of September 30,
	2024	2023
Current assets:
Cash and cash equivalents	1,395,835	1,549,377
Accounts receivable, net of provision for doubtful accounts	716,608	643,646
Prepaid expenses and other current assets	80,585	46,368
Contract assets	93,856	66,248
Total current assets	2,286,884	2,305,639
Current liabilities:
Accounts payable	466,609	370,458
Current portion of bonds, long-term debt	10,000	82,945
Income tax payable	54,169	90,204
Operating lease liabilities – current	203,967	183,086
Contract liabilities	22,341	39,672
Accrued expenses and other liabilities	598,747	575,118
Total current liabilities	1,355,833	1,341,483
Working Capital	931,051	964,156

We generally funded, and intend to continue to fund our operations, primarily through cash flows generated from our business operations. In the assessment of the Company’s liquidity, our management monitors and analyzes our cash and cash equivalents, our ability to generate future sufficient revenue, and our operating and capital expenditure commitments.

As of September 30, 2024, our primary sources of capital were comprised of JPY 1,395,835 thousand in cash and cash equivalents, compared to the JPY 1,549,377 thousand in cash and cash equivalents we had on September 30, 2023. Our cash and cash equivalents include cash earned from operations and loan balance from banks. Additionally, we had JPY 716,608 thousand in accounts receivable as of September 30, 2024, and JPY 643,646 thousand as of September 30, 2023, respectively, which consist of balances due from customers.

As of September 30, 2024, we recorded a working capital balance amounting to JPY 931,051 thousand.

We primarily use our capital resources for the administration of the Company’s daily operations including the hiring and training of employees and consultants, and rental expenses for our offices.

We believe that our current cash and cash equivalents will be sufficient to meet our liquidity requirements in the next twelve months from the date the audited financial statements were issued. The Company’s future capital needs are dependent on our revenue growth, market acceptance of our growth initiatives, and the overall operating and economic environment, and thus, we could be required to undertake additional funding in the event of a sudden adverse operating environment or the occurrence of unanticipated capital expenditure requirements. However, there is no assurance that additional funding, if required, would be available at all or on favorable terms. Such financing may include the use of additional debt or the sale of additional equity securities. Any financing that involves the sale of equity securities or instruments that are convertible into equity securities could result in immediate and possibly significant dilution to our existing shareholders.

While we may face uncertainties with regard to the size and timing of any future capital raises, we are confident that we will be able to continue to meet our operational requirements through the cash flows generated from our operations, as necessary.

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Cash Flows

The following table sets forth our cash flows for the fiscal years ended September 30, 2024 and 2023:

Cash Flows for the Fiscal Years Ended September 30, 2024, and 2023

(Amounts in thousands of Japanese Yen)

	For the years ended 30 September
	2024	2023
Net cash provided by (used in) operating activities	(53,329)	341,873
Net cash used in investing activities	(17,268)	(25,406)
Net cash used in financing activities	(82,945)	(72,731)
Net increase (decrease) in cash	(153,542)	243,736
Cash at beginning of year	1,549,377	1,305,641
Cash at end of year	1,395,835	1,549,377

Net Cash Provided by (Used In) Operating Activities. Our net cash used in operating activities totaled JPY 53,329 thousand for the fiscal year ended September 30, 2024, due to our net income of JPY 153,784 thousand, adjusted for non-cash changes and changes in components of working capital of JPY 207,113 thousand. Net cash provided by operating activities as of the fiscal year ended September 30, 2023, was JPY 341,873 thousand, primarily attributable to our net income of JPY 351,104 thousand, adjusted for non-cash changes and changes in components of working capital of JPY 9,231 thousand.

Net Cash Used In Investing Activities. Net cash used in investing activities amounted to JPY 17,268 thousand for the fiscal year ended September 30, 2024. This primarily includes our acquisition of business, net of cash acquired of JPY 50,000 thousand, purchase of property and equipment of JPY 17,414 thousand, and proceeds from insurance cash surrender value. Net cash used in investing activities as of the fiscal year ended September 30, 2023, was JPY 25,406 thousand, which primarily includes our payments for lease deposits of JPY 22,040 thousand, purchases of intangible assets of JPY 2,020 thousand, and purchase of property and equipment of JPY 1,729 thousand.

Net Cash Used in Financing Activities. For the fiscal year ended September 30, 2024, our net cash used in financing activities reached JPY 82,945 thousand as a result of repayments of debt of JPY 82,945 thousand. For the fiscal year ended September 30, 2023, our net cash used in financing activities amounted to JPY 72,731 thousand, due to the repayments of debt of JPY 84,645 thousand and proceeds from the exercise of share-based options of JPY 11,914 thousand.

Contractual Obligations and Commitments

Lease Agreements

The Company has 26 leases classified as operating leases for our office space and sublease (company housing) purposes. As of September 30, 2024, the future maturity of lease liabilities is as follows:

Operating lease
Year ending September 30:	Thousands of Yen
2025	208,200
2026	161,015
2027	16,370
2028	16,370
2029	10,913
Thereafter	-
Total undiscounted lease payments	412,868
Less: imputed interest	(6,935)
Total lease liabilities	405,933

Borrowings and Bonds

The Company borrowed loans from various financial institutions and issued bonds for working capital purposes. As of September 30, 2024, future minimum borrowing payments are as follows:

	Borrowings	Bonds
Year ending September 30:	Thousands of Yen
2025	10,000	-
2026	-	-
2027	-	-
2028	-	-
2029	-	-
Total	10,000	-

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Trend Information

Other than disclosed in this section or elsewhere in this prospectus, we are not aware of any other trends, uncertainties, demands, commitments, or events for the fiscal years ended September 30, 2024, and 2023 that are reasonably likely to have a material effect on our net revenues, income, profitability, liquidity, or capital resources, or that would cause disclosed financial information to not necessarily be indicative of the future operating results of financial condition.

Off-Balance Sheet Commitments and Agreements

For the periods presented in this section, we were not a party to any material off-balance sheet financing commitments or arrangements, as defined under the rules and regulations of the SEC, that have or are reasonably likely to have a current or future impact on our financial condition, our results of operations, or our cash flows.

Critical Accounting Policies and Estimates

Our consolidated financial statements are prepared in conformity with U.S. GAAP, which requires us to make judgments, estimates, and assumptions that affect the reported amounts and disclosures in the consolidated financial statements. We continually evaluate these estimates and assumptions based on the most recently available information, our own historical experience, and various other assumptions that we believe to be reasonable under the circumstances. However, actual results could differ from our expectations as a result of changes in our estimates.

The following critical accounting policies requiring estimates, assumptions, and judgments that we believe have a significant impact on our financial statements are discussed below:

Revenue Recognition

Our total revenues are comprised of revenues we generate from (a) our WebDX Consulting Business, further categorized into web production and subscription business (SIMPLE BOOK, SIMPLE RESERVE, Hosting Services, Select My Search, Writer Pack, SNS Pack, and L Push), (b) our System Integration Business including IT technical support and contracted system development, and (c) our IT Consulting Business.

We recognize revenue when performance obligations under the contract are satisfied. A performance obligation is the unit of account for revenue recognition and refers to a promise in a contract to transfer a distinct service or good to the customer. The majority of the contracts contain a single performance obligation involving a significant integration of various activities that are performed together to deliver a combined service or solution except WebDX consulting contracts, which involve multiple performance obligations. For contracts with multiple performance obligations, we allocate the transaction price to each performance obligation based on the relative standalone selling price of each distinct performance obligation within the contract.

Performance obligations may be satisfied over time or at a point in time, but the majority of our performance obligations are satisfied over time. For our website production service and contracted system development, the performance obligation is satisfied over time, and revenue is recognized using the cost-incurred method. For rental servers and domain management, writer pack, IT technical support, and IT consulting, the performance obligation is satisfied over time and since contractual billing corresponds with the value provided to a customer, we recognize revenue in the amount of consideration for which it has the right to invoice using the as-invoiced practical expedient.

We determine whether we are a principal or an agent in arrangements with customers that involve another party that contributes to providing a specified service to the customer in accordance with the guidance provided in Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. We determine whether the nature of our promise is a performance obligation to provide the specified goods or services itself (as a principal) or to arrange for those goods or services to be provided by the other party (as an agent). This determination is reviewed for each specified service promised to the customer and may involve significant judgment. We sell our services directly to customers and through another party. Revenues earned from website and video production are recorded on a gross basis, as we control the promised service before it is transferred to the end customers, are primarily responsible for the fulfillment, and have discretion in establishing prices. Revenues related to IT technical support services are recognized on a net basis where the employees are not monitored, and we do not control the service before transferring it to the customers.

See note 18 to our consolidated financial statements for additional information regarding revenue recognition.

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Trade accounts receivables and allowance for doubtful accounts

Trade accounts receivables primarily consist of amounts due from customers, less an allowance for any potentially uncollectable accounts under the current expected credit loss (“CECL”) impairment model, and present the net amount of the accounts receivable expected to be collected. Trade accounts receivable are subject to collection risk. WebDX Consulting customers are primarily small and medium-sized enterprises and are exposed to high risk compared to System Integration Business and IT Consulting Business customers, which are large companies exposed to relatively lower risk.

The CECL impairment model requires an estimate of expected credit losses, measured over the contractual life of an instrument, which considers forecasts of future economic conditions in addition to information about past events and current conditions. Based on this model, we consider many factors, including the aging of the balance, collection history, and current economic trends.

Impairment of long-lived assets

Long-lived assets are comprised of property and equipment, including leasehold improvements, right-of-use assets, and definite lived intangible assets. Long-lived assets are reviewed for indications of possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Recoverability is measured by comparing the carrying amounts of the asset group to the future undiscounted cash flows attributable to these assets. An impairment loss is recognized to the extent an asset group is not recoverable and the carrying amount exceeds the projected discounted future cash flows arising from these assets.

Stock-based compensation

Stock-based compensation costs for service-based and performance-based awards are measured at fair value on the grant date and recognized over the requisite service period, net of forfeitures. Forfeitures are recorded as they occur. The fair value of share options is estimated on the date of grant based on the fair value of the equity instrument issued. Compensation costs for performance-based awards are recognized when the achievement of a performance target becomes probable. The Company determines the grant date fair value using equity valuation models, such as the Binomial Lattice model, using assumptions and judgments made by management and third-party valuation specialists.

See note 17 to our consolidated financial statements for additional information regarding share-based payment awards.

Income taxes

We account for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, operating loss, and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity. Deferred tax assets are reduced by a valuation allowance when, in our opinion, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expenses in the period incurred.

See note 14 to our consolidated financial statements for additional information regarding income taxes.

Business combination

We account for business combinations using the acquisition method of accounting. This method requires that the purchase price of the acquisition be allocated to the assets acquired and liabilities assumed using the fair values determined by management as of the acquisition date. The excess of the purchase price over the amounts allocated to assets acquired and liabilities assumed is recorded as goodwill.

We use best estimates and assumptions as part of the purchase price allocation process to accurately value assets acquired and liabilities assumed as of the acquisition date. The estimates are inherently uncertain and subject to refinement. As a result, during the measurement period, which may be up to one year from the acquisition date, we record adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill to the extent we identify adjustments to the preliminary purchase price allocation. Upon the conclusion of the measurement period or final determination of the fair values of the assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded in the consolidated statements of operations.

See note 21 to our consolidated financial statements for additional information regarding business combination.

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BUSINESS

Overview

Based on our management philosophy of “causing transformation through challenges,” we provide web development, system integration, and IT consulting solutions to a comprehensive range of clients - from Japanese SMEs to large domestic businesses in varied industries. Consistent with our aim to “provide services that connect people to people and people to companies,” we offer targeted solutions through web development, IT technical support, and IT strategy planning customized to the sizes of enterprises spanning various industries in Japan.

In an increasingly complex online society, we are developing our business with the aim of quickly identifying changes in customer needs, continually examining new services, and providing optimal services to employees and companies. We strive to enhance our corporate value to meet the expectations of all our stakeholders by providing optimal services to employees and companies.

Through SFIDA X, we provide our “WebDX Consulting Business” that offers optimal solutions utilizing the Internet, Internet technology, and AI to solve various problems faced by small and medium-sized enterprises and to support their business operations.

In addition, we have three wholly-owned subsidiaries: Style Free, Berkeley Consulting, and HEAT POINT.

Style Free operates our “System Integration Business” that provides IT technical support services for system development projects and contracted system development, mainly for large companies.

Berkeley Consulting provides our “IT Consulting Business” which helps our large enterprise clients transform their businesses through IT strategy planning, conceptual support, project management, and utilization Robotic Process Automation (“RPA”) for large enterprises.

HEAT POINT, our new wholly owned subsidiary established in April 2024, mainly provides video production and web production solutions to small and medium-sized companies.

Below is an overview of our primary services.

Our History and Significant Milestones

We have experienced several milestones in our history, including entering into multiple business partnerships that have been integral to our growth. The following sets forth a chronological listing of events significant to us:

●	In March 2009, we established HELLONET, Inc. and began operations in website production and web application development.

●	In August 2013, Style Free released the social game “Valkyrie Senki”, which became the basis for our subsequent System Integration Business.

●	In October 2014, we acquired Style Free, as our wholly-owned subsidiary. Style Free was initially established in 2007 as a recruitment and talent development firm involved in the training and deployment of employees, and subsequently began web production operations in 2009.

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●	In September 2015, we released the original content management system (CMS) “SIMPLE BOOK.”

●	In August 2017, we released “SIMPLE BOOK 2” with cloud CMS.

●	In June 2017, we released our reservation management system “SIMPLE RESERVE.”

●	In July 2018, we commenced operations of our IT consulting business under the brand name “Berkeley Business Consulting”.

●	In October 2019, we established Berkeley Consulting as our wholly owned subsidiary, to operate our IT consulting business.

●	On July 1, 2022, we changed our name from HELLONET, Inc. to our current name of SFIDA X, Inc.

●	In April 2024, we established our new wholly owned subsidiary, HEAT POINT, which provides video and web production solutions to small and medium-sized companies.

●	In May 2024, we released our “SIMPLE BOOK AI Writing Generator,” an AI writing generator which creates AI-generated images and articles.

●	In July 2024, we established our Dianping agency business and began related sales activities.

●	In May 2025, we released our “SIMPLE BOOK AI Website Operator”, a third-party AI-powered website operation tool designed to automate website management.

An Overview of the Background and Potential of Digital Transformation in Japan

Japan’s population has been on a steady decline, as reported by Japan’s Ministry of Internal Affairs and Communications in 2020. In contrast to other countries, Japan is experiencing a significant decrease in its working-age population, primarily driven by the country’s falling birth rates. The language barrier in Japan limits its ability to accept foreign labor, exacerbating its human resource challenges.

In 2025, Japan ranked 4th among the world’s largest economies by gross domestic product (GDP), according to data from the International Monetary Fund (IMF). Despite its economic standing, Japan still struggles to maintain its digital competitiveness compared to other advanced nations. Japan, with its highly developed economy, has seen slower adoption of digital technologies amid its shrinking population and growing labor shortage.

According to the IMD/World Competitiveness Center in 2024, Japan ranked 31st in digital competitiveness globally, lagging behind other developed countries such as Singapore, the USA, South Korea, and the UK. In the same survey conducted by the IMD/World Competitiveness Center in 2024, Japan scored low in terms of companies’ ability to adopt new technologies and the availability of human resources with the necessary technological skills. With fewer workers in the Japanese labor market, industries face a shortage of manpower, particularly in technology-oriented roles. For Japanese companies, this underscores the urgent necessity of improving business efficiency through digital transformation (DX), integrating digital technologies into aspects of their operations.

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These gaps - Japan’s aging society and shrinking population, compounded by the shortage of IT talent – underline the challenges faced by Japanese companies in maintaining their competitiveness in the increasingly digital market. To bridge these gaps, we believe that it is imperative for Japanese companies to prioritize the adoption of technologies that enhance efficiency and foster innovation, ensuring sustained growth in the digital era.

In light of this, a study conducted by Deloitte Tohmatsu in 2023 forecasted the web solutions market to grow to 435 billion yen or $3.04 billion in 2025, underscoring an untapped market for companies that provide DX solutions in Japan. We believe that this increasing need for DX among Japanese companies positions us to capture a potential market that can reach an estimated 4.9 trillion yen or $34.4 billion based on the available market of 3.36 million companies in Japan.

Potential Addressable Market in Japan

Investment per company (% of sales) x number of companies x percentage of SMEs considering DX initiatives (about 23.5%)

3% of sales
(About $6.2M or $43.6k)
Comparable to North American Investment Level
1% of net sales
(About ¥2.1M or $14.5k)
Current Investment Level
$10.3 billion
¥1.5 trillion
$34.4 billion
¥4.9 trillion
$3.4 billion
¥492 billion
$11.5 billion
¥1.6 trillion
About 1.01M companies
SMEs with offices in Tokyo, Osaka, Nagoya, Fukuoka
3.36M companies
Small and medium-sized enterprises nationwide

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According to Japan’s Small and Medium Enterprise Agency in 2023, the number of companies with less than 100 employees located in Tokyo, Osaka, Nagoya, and Fukuoka – where our sites are located – stands at 1.01 million companies. On a national scale, we define our potential market as 3.36 million companies with less than 100 employees, based on the data collected in the same study. Another study by Japan’s Small and Medium Enterprise Agency in 2025 revealed that sales amounted to 208 million yen or $1.45 million per company. In addition, according to a separate study by SME Support Japan, 23.5% of Japanese companies are currently considering the adoption of DX initiatives. Based on these values and the assumption that Japanese companies invest 1% of their net sales to DX and US companies allocate 3%, we believe that there is a growing opportunity for us to capture market share by offering DX solutions that align with the needs and investment capacities of small and medium-sized businesses in Japan.

Our Services

WebDX Consulting Business

Small and medium-sized enterprises (SMEs), which are the main customers of our WebDX Consulting Business, face various operational issues such as attracting customers, recruitment, digitization and streamlining of operations, and cost reduction. Many of these companies lack the manpower and capital to resolve these issues. In particular, corporate websites and recruitment websites are important entry points for customers and job seekers to access a company, and are where many of the issues faced by SMEs are concentrated. Trends in the web industry are evolving, and SMEs are being driven to adopt strategies beyond traditional search engine optimization (“SEO”), such as social media, advertising, AI, and content marketing that engages customers with valuable information. However, many SMEs are struggling to fully leverage these approaches as the challenges they face become increasingly complex. In many cases, SMEs do not have the know-how to solve the various issues that arise from problems with their corporate and recruitment sites. Based on the know-how gained from more than 15,000 web consulting engagements with more than 10,000 SMEs since our establishment to date, we identify the essential issues, uncover latent demand, and propose solutions.

By adopting a sales approach based on direct proposals without the use of agents, we actively capture the needs of our clients and conduct sales activities. Our sales approach is based on the high-touch sales strategy, with our in-house sales team employing a more tailored and hands-on method to uncover latent and potential client needs. We have a sales management structure in place that allows for effective organization and coordination within our in-house sales team. Additionally, this structure enables us to continuously improve the quality and effectiveness of our sales processes and enhance the individual skills of our sales personnel. Our in-house sales team makes approximately 100,000 calls on a monthly basis.

We have established a customer support center, where experienced staff members are available to respond to questions regarding operating procedures and technical inquiries. We also provide remote assistance through remote access, creating a system that can support customers in real time. Our client-centric, quality-focused approach resulted in a 99% monthly customer retention rate as of June 2, 2025.

The services in this business consist of our “Flow Business,” which includes website and video production, and our “Subscription Business,” which includes website maintenance and operation and our AI generator tool.

Flow Business

1.	Website production

We offer website production services for six types of websites: corporate websites, promotional websites, recruitment sites, recruitment sites targeting young individuals, e-commerce websites, and landing pages. By customizing these services according to our clients’ special circumstances, we provide solutions to the problems that small and medium-sized business owners tend to face.

2.	Video Production

We provide a service in which a professional videographer produces a promotional video based on each customer’s business. With the evolution of the communications environment, audio-visual media has become as important as websites to many companies and social networking services. By conveying our customers’ businesses visually, we can boost the business’s appeal, increase the viewer’s understanding of the business, and improve a website’s access and search rankings.

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In the Flow Business, most customers use business credit agreements for payments. Over the term of the credit agreement, which typically spans several years, the client pays the Company’s service charges along with credit interest in installments to the credit company. In turn, the Company receives a lump-sum payment from the credit company at the start of the credit agreement. This structure allows the Company to improve cash flow and transfer the risk of fund collection. Additionally, in producing websites and videos, the Company may partially subcontract these services to third-party providers. The average unit price for web production is approximately 500,000 to 1,000,000 yen, or about $3,490 to $6,981 per job, with approximately 100 deliveries per month and a gross margin of 70% to 80%.

Subscription Business

To support the use of websites and videos provided to customers in the Flow Business, we offer application and operational services for a monthly fee ranging from several thousand yen to several tens of thousands of yen per service. Clients pay these monthly fees directly to the Company. Nearly all of our clients who sign a web production contract with us also enter into a subscription product contract of some kind. The average monthly unit price, excluding server and domain management fees, is approximately 10,000 yen or about $70, with a gross margin of around 90%. To date, we have attained an over 90% subscription profit rate.

Below are the main products that make up our subscription business.

SIMPLE BOOK

SIMPLE BOOK Ver.3

As easy as breathing manage your website

Manage your website as effortlessly as breathing.

A “headless” CMS with separate front and back end structures.

Database
Admin Dashboard
Difficult to
breach the internal system
Attacker
Website
Website Visitor

1

Enter up to 5 keywords

2

AI suggests up to 5 article themes

3

AI generates a
1,000- to 2,000-character
article based on the selected theme

SIMPLE BOOK is a leading headless cloud CMS specializing in web content management and peripheral service integration in Japan, with 9,000 installations to date. A traditional CMS combines a “system for managing content” and a “viewer for displaying content.” The “system for managing content” is known as the “back end,” while the “viewer for displaying content” is referred to as the “front end” or “head.” In contrast, a headless CMS lacks a “head”—it is solely a system for managing content, with the front end and back end functioning independently. This independence allows for flexible development and modification without the need to consider the specific conditions of the front end and back end.

While general CMSs are multifunctional and allow wide-ranging customization of webpages, their complex structure requires specialized knowledge of HTML language and an understanding of external web services. This has been a barrier to entry for many SMEs in Japan and an obstacle to digitization.

We have developed a system that allows users to update their websites and process photos stored on their devices from a smartphone application with simple operations, just like creating a blog. SIMPLE BOOK can be used to automatically link websites to external SNS and to peripheral services we provide, providing a platform that can automate website updating, operation, and maintenance.

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SIMPLE RESERVE

SIMPLE RESERVE is a reservation management system specialized for web reservations.

All reservations, including telephone, online, and in-person reservations, can be managed centrally, and convenient reservation functions can be easily added without difficult settings or specialized knowledge, simply by placing a “reservation” button and linking to a website, blog, or social media, among others.

The SIMPLE RESERVE system also has an automatic distribution system function that allows a client to send messages to specific customers, not a uniform mailing list, but an automated mailing that matches the individual circumstances of each individual customer.

SIMPLE BOOK AI Writing Generator

SIMPLE BOOK AI Writing Generator is a tool we offer to our SIMPLE BOOK customers, which creates eye-catching images and articles that can be posted on websites and various SNS sites.

The image generator utilizes DALL-E, a representative image-generation AI technology. By simply clicking the Create Thumbnail Image button on the article data edit screen, AI analyzes the text of the selected article and automatically creates an eye-catching image that matches the article content. This series from the article edit screen to image creation, can be executed with only two clicks. In addition, AI can easily create not only eye-catching images for articles but also images for various social media posts.

The article generator integrates ChatGPT, a generative AI tool that follows instructions to help write articles and other text. When users enter up to five keywords on the SIMPLE BOOK keyword input screen, ChatGPT, with optimal parameters set, will suggest up to five article themes based on the keywords entered by the user, and create articles of 1,000 to 2,000 characters in accordance with the theme selected by the user. This sequence of operations (from keyword input to article creation) can be performed in three clicks.

By integrating these AI-based image creation and article creation functions within the CMS, a series of processes from content creation to publication on a website can be performed within the same system. The publication of articles with eye-catching images can be completed seamlessly with a total of eight clicks, including a process to review and edit the content.

SIMPLE BOOK AI Website Operator

SIMPLE BOOK AI Website Operator is our website operation tool powered by third-party AI that facilitates the automation of website management – from the analysis of website metrics to automatic content creation – reducing labor costs associated with hiring web administrators with SEO expertise.

This website operation tool uses AI to analyze data accumulated in our data management system, the SFIDA X Data Management System (the “SDMS”), and provides monthly analysis reports on website metrics, such as access volume and keyword searches. Based on these metrics, the AI platform identifies strategies to boost website traffic and presents a monthly  report on content themes and article structures that align with traffic trends and search behavior, which can help with increasing the likelihood of website engagement.

Using the analysis and inference  reports and our existing AI-based content generation capabilities, SIMPLE BOOK AI Website Operator automatically generates drafts of website content aimed at increasing website traffic, to help allow our clients to operate and grow their websites with less manual input and labor costs. This tool also features a built-in workflow system that allows users to review AI-generated articles before publication, giving our clients the flexibility to ensure that the generated content aligns with their messaging preferences. Additionally, it enables Google Analytics and Google Search Console data to be viewed directly within the platform, further streamlining website operations by eliminating the need to access these tools separately.

Hosting Service

We provide customers with hosting servers and domain management. We provide easy, multi-functional, high-speed performance hosting servers, and provide server maintenance, which requires specialized knowledge, on behalf of our customers, significantly reducing their workload.

Select My Search

This service supports the operation of Google Business Profiles, from the creation of My Business pages, which is essential for acquiring users from Google Maps, to the registration of store information, store promotion, and word-of-mouth management.

Writer Pack

This is a service in which a web writer updates blog posts on our clients’ websites. Once a month, we create an article based on our clients’ business content, and through regular updates, we improve a website’s credibility by gaining recognition from search algorithms.

SNS Pack

This SNS service supports the creation and posting of articles tailored to the characteristics of various social media platforms to increase the number of visitors to a client’s website through social media, and also provides know-how on the use of social media.

Our WebDX Consulting Business focuses on small and medium-sized enterprises or businesses with ten or fewer employees as its core customer base, a segment that we believe remains high. We also believe that there is little competition in the Japanese market for WebDX consulting, particularly the lack of companies with complete in-house customer production capabilities like we do. As such, we believe that our Company will derive value from providing end-to-end solutions to this core customer base, from our web development solutions to our monthly subscription services such as SIMPLE BOOK.

Since the fiscal year ended September 30, 2020, we have been focused on the expansion of our Subscription Business. We aim to stabilize our revenue base by providing services in our Subscription Business to our customers in our Flow Business (customers who we have provided website development services to) to ensure maintained business engagement with the Company.

To date, sales in our Subscription Business have been steadily increasing, driving our revenues. For the fiscal year ended September 30, 2024, our Web Production Business recorded sales of 1,023 million yen, and our Subscription Business sales reached 632 million yen, or 38% of our segment sales.

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Other Services

Dianping Agency Business

Dianping is a Chinese online review and lifestyle platform, offering user reviews for restaurants, entertainment, beauty services, and more. It is operated by Meituan, a major Chinese tech company that provides services like food delivery and hotel booking. We offer this service to our customers in the restaurant industry and other industries in an agency capacity, allowing our customers to be integrated into the Dianping platform.

The WebDX Consulting Competitive Environment

Based on our experience and activities in the market, we believe that few web-related companies targeting SMEs have all the functions that we offer of web design, direct proposal system, and IT development. Through these functions, we are able to accumulate feedback from customers, develop new solutions, strengthen our proposal capabilities, and discover further latent demand. Therefore, WebDX enables our organization to go beyond mere web production and web consulting.

We believe it is crucial to illustrate how different companies’ web design, proposal systems, and IT development capabilities compare to ours. For instance, in-house individuals may not always have the independence and specific expertise to address a certain web design pain point. Additionally, these individuals may not have a proposal system similar to ours or the capabilities related to IT system development.

Similarly, while web production companies have the functions to conduct web design development, these companies may be highly dependent on the web design expertise of their employees, which may or may not be sufficient. As these companies are smaller in size, they do not have the system for direct proposals or the functions to conduct IT system development.

Web consulting companies often do not solely focus on web production and as such, utilize products or solutions from third-party vendors for their web production work. Although these companies often have a direct proposal structure, they typically outsource their IT system development to outside parties.

In contrast to the companies mentioned above, our WebDX Consulting Business has significant web design expertise as reflected in our track record of 15,000 sites created to date. We employ a direct proposal system developed based on the organizational sales know-how we obtained from our past proposals. We also have IT system development capabilities within our group, allowing us to offer more comprehensive end-to-end solutions to our customer base.

In terms of pricing, the average unit price for our website production service amounts to approximately 500,000 to 1,000,000 yen or about $3,490 to $6,981, with about 10,000 yen or around $70 in monthly fees, or more broadly, in average revenue per user for content management and other related updating and operating functions. Similar US web development companies targeting the same customer base may only charge a referral fee for the producer, with about $28 in monthly fees solely for content management.

Web Solutions Market to Hit $3.04 Billion
Market size to reach
$3.04 billion by 2025
$3.04B
¥435B
$1.67B
¥239B
$1.43B
¥204.9B
$617.8M
¥88.5B
2008
2010
2012
2014
2016
2018
2020
2022
2024

Source: Deloitte Tohmatsu MIC Economic Research Institute,
"Internet Advertising & Web Solution Market Status and Outlook 2023.

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Future Growth Strategy

Corporate DX, Japan’s web integration market, in which WebDX resides, is forecasted to grow to 435 billion yen or $3.04 billion in 2025, according to a survey conducted by Deloitte Tohmatsu MIC Economic Research Institute in 2023.

According to the Japan National Tourism Organization in 2024, the number of foreign visitors to Japan reached a record 36.87 million in 2024, with spending by foreign visitors expected to reach 150 trillion yen or $1.05 trillion by 2030 according to the Ministry of Land, Infrastructure, Transport, and Tourism in 2024. In response to this growing inbound demand, Japanese retail businesses, which comprise our clientele, are facing a labor shortage and are increasing their investment in IT. The growth potential presented by this market is based on the identified number of SMEs and their corresponding IT budgets. We aim to continuously develop new commercial products in the WebDX Consulting Business, including the launch of video-related services, expand the service menu of our core service, SIMPLE BOOK, continue to grow subscription revenues, strengthen development and sales of new commercial products, and build barriers to entry through our sales force, by providing unique high-touch sales force for small and medium-sized businesses.

We intend to augment our service offerings to better assist customers enhance value through the development of video production services.

System Integration Business

This business is developed by our subsidiary Style Free and provides IT technical support services for system development projects and contracted system development, mainly for large enterprises.

In IT technical support services, our engineers participate in the development projects of client companies and provide advanced and optimal IT solutions that realize our client’s requirements through overall planning and proposals from development requirement definition and design to operation and maintenance systems. We provide a wide variety of development services, including open business systems, web systems, smartphone applications, business-to-consumer web services, as well as hardware-dependent general-purpose machines and controls. We work in a wide range of fields, including government, telecommunications, manufacturing, logistics, finance, and medical care. We are particularly strong in projects related to business improvement and DX for major companies, and have the know-how to quickly train engineers suited for business and DX projects through our self-developed e-Learning system.

In the fiscal year ending September 30, 2024, approximately 75% of the projects we participated in were related to business improvement.

In contracted system development, we provide a system with our own development team that handles everything from development requirement definition and design to implementation and maintenance at the direct request of the user company.

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We also have a wide range of engineers on our staff, enabling us to meet the diversifying needs of engineers and to expand our business in industries that require technical capabilities and experience, such as government, finance, and healthcare. We do not narrow our focus on specific industries or projects, but rather select projects that will help each engineer improve his or her skills and motivation, thereby building a track record of successful projects, achieving a high evaluation from clients, and improving the retention rate of engineers.

According to Yano Research Institute in 2024, the size of the domestic private IT market is expected to grow to 16.68 trillion yen or $116.44 billion in 2024 and 17.1 trillion yen or $119.37 billion in 2026, while studies by Mizuho Information & Research Institute and the IPA in 2019 indicate there will be a shortage of both quantity and quality of IT human resources at business corporations, and by 2030 there will be a shortage of approximately 500,000 IT personnel.

In our System Integration Business, we work directly with our clients, which include both user companies and other IT vendors. We dispatch our engineers to other IT vendors that provide development services to user companies and provide development solutions directly to user companies. Projects in our System Integration Business are mainly handled by our in-house development team that manages the entire process from requirements definition and system design to implementation and maintenance. We also work with other partner companies in the building of customized systems for our clients.

Our System Integration projects typically last from several months to several years, with highly detailed contracts and processes. We have engineers who can handle everything from the requirements definition phase to operation and maintenance, and depending on the client’s request, we can provide consistent project orders and orders for each individual phase. The contract and process flow for our System Integration Business is described below:

1.	Requirements Definition Phase. Our consultants and project managers work closely with the client’s IT department to conduct requirements interviews and create requirements definition documents.
2.	Design Phase. Based on the defined requirements, our architects take charge of technical design and exchange regular feedback with the client.
3.	Development Phase. Based on the design, the development team writes the code and builds out the system. At this phase, in many cases, large-scale development is underway in collaboration with partner companies.
4.	Testing and Integration Phase. After development is completed, we conduct testing and integrate the system into the client’s environment.
5.	Operation and Maintenance Phase. After the system is launched, long-term support contracts, including maintenance, are often signed to ensure the stable operation of the system.

Our System Integration Business also involves the deployment of personnel to client projects, with either the dispatch of our project managers, system engineers, and developers or the involvement of subcontractors and specialized vendors in niche technical areas or cases where projects need resource adjustments.

Our contracts are primarily billed based on the number of personnel involved and the duration of the entire project. Developers may be billed at a certain monthly rate, while project managers or consultants are also billed monthly at higher rates. Industry-standard monthly rates for the system integration industry vary depending on the employee’s role and skill level.

Background of the System Integration Industry in Japan

The Japanese system integration industry has developed differently in contrast to other countries, with Japanese companies relying on external support due to the complexity of its legacy systems and customized solutions. According to the Ministry of Internal Affairs and Communications in 2019, from the end of the 1980s to the 1990s, large Japanese corporations rarely developed systems in-house, and instead, the outsourcing of IT systems became widespread.

Additionally, there are two systems commonly observed in the employment landscape in Japan and ultimately influencing the Japanese System Integration industry: the permanent employment and lifetime employment systems, and the seniority-wage system, also known as the Nenko System.

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Japan’s permanent employment and lifetime employment systems are central to its employment environment, characterized by indefinite employment contracts, the difficulty of dismissal from employment, and its emphasis on building long-term relationships between a company and an employee. According to the Ministry of Health, Labour and Welfare, in 2023, the percentage of Japan’s employees amounted to approximately 60%.

The Nenko system, or Japan’s seniority-wage system, places an emphasis on seniority, with promotions and salaries being determined based on an employee’s years of service. Based on a survey of Japanese listed companies by the Japan Productivity Center, a public interest-incorporated foundation, the salaries of non-managerial employees who are not on the wage system indicate that the portion based on seniority (age and years of service) decreased from 78.2% in 1999 to 47.1% in 2018.

Japanese companies have a strong tendency to pass down unique business processes or individual-dependent information flows, which are reflected in their focus on customization and outsourcing, and the construction and operation of their IT systems.

Many Japanese companies have business processes and IT requirements that standard enterprise resource planning (“ERP”) systems or customer relationship management (“CRM”) systems cannot handle, outlining their need to customize and build their internal IT systems. Because the practice of lifetime employment and the seniority-wage system is less common in Europe and the U.S. than in Japan, the standardization of business operations and the introduction of standardized software, with relatively low demand for customization is more common for IT systems. With the non-standardization of business operations in Japanese companies, complex or legacy systems that sometimes are on old technology platforms (e.g. continuation of Common Business-Oriented Language, or COBOL, programming language) remain, and therefore require custom solutions.

In Japan, outsourcing at large enterprises and SMEs is typical. The amount of work involved in the construction of systems fluctuates, and there is a requirement for the latest knowledge. While some Japanese companies have internal IT capabilities, it is difficult for permanent employees to respond to changes in workload and keep pace with the latest IT technology. Thus, as noted above, according to the Ministry of Internal Affairs and Communications, in 2019, outsourcing in-house IT system development became the norm for large Japanese companies from the end of the 1980s to the 1990s.

Against this backdrop, the system integration industry, which is characterized by the outsourcing of IT system development of companies, has achieved growth in Japan, with demand mainly from major manufacturers and financial institutions.

Our Strengths in the System Integration Business

According to an article published in The Japan Times, in Japan, there is a notable shortage of IT personnel. We believe a key to the growth of IT companies is hiring recent university graduates, regardless of their major, and training and retaining them. We hire individuals about to graduate from graduate school, university, or vocational school and previous graduates to fill in our systems engineer positions across our offices and client sites in Tokyo, Nagoya, Osaka, and Fukuoka. Regardless of their educational backgrounds, we hire motivated and talented individuals with the willingness to learn development languages and participate in our training.

As such, through our self-developed e-Learning system, we provide technical skill training for newly hired graduates and mid-career employees in areas such as programming and system fundamentals, languages, and frameworks. Our technical curriculum consists of training in Java and PHP Basics, Java and PHP Applications, SQL, JavaScript, Python, and other development languages essential to making our trainees well-rounded systems engineers. Our system also features functions such as the display of lecture materials and videos, the checking and submission of codes and assignments, and a functionality for trainees to ask questions to instructors and other trainees. We employ our self-developed e-Learning system to train new graduates up to the third month of their employment, with mid-career new employees also using it as needed depending on their skills. In addition, our self-developed e-Learning system enables engineers to efficiently gain the necessary skills to engage in development projects, with senior engineers serving as instructors during their training period. This also allows new graduates to receive direct code reviews from instructors. Aside from technical skill training, we provide our new graduate employees with business etiquette, personal development, team development, and on-the-job training.

Our training runs for three (3) months beginning in April when new graduates join our company. Upon entering the company, our new graduates start with basic training in technology and business manners. By late April, our new graduates start personal development training, including training in Java and PHP, before starting synchronization and team development training in May. At the end of the training period, our new graduates begin on-the-job training with senior employees in our own offices or at client sites.

Our employees start from technical positions and progress to project management roles and, with experience, are able to take on leadership positions.

In Japan, there is a strong preference for stability, with employees often wishing to work for the same company until retirement. In order to meet this desire, we have created an environment in which employees can develop their skills and careers by directly acquiring projects in a variety of industries and outsourcing them to our own Company.

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The Japanese IT staffing industry has a moderately competitive environment. While many companies in the same industry specialize in specific operations and systems, we target a wide range of industries in business and DX-related fields. Our engineers possess specialized technical expertise that matches the various needs of each project. For the fiscal year ended September 30, 2024, about 75% of the orders we received were DX-related projects.

We believe that the upstream process including IT strategy development and system development that directly interacts with clients in the System Integration market is a seller’s market.

As the IT systems built by large Japanese companies in the past reach their updating point and with the working population forecasted to rapidly decline after 2030, the improvement of operational efficiency through IT is urgently needed. For large Japanese companies that have a high need for customization with few in-house professionals, a systems integrator with expertise in the upstream processes conducts interviews with the company, reviews its business and information flow, identifies IT requirements, and develops an optimal system strategy to address the customization needs and provide the best recommendations. We believe such consulting services that we provide are highly specialized and rare because consultants engaged in this line of work must not only possess IT knowledge but also an understanding of the client company’s industry and organization.

Japanese companies have a strong tendency toward originality and customization and have a culture of valuing long-term relationships with IT vendors with whom they have built a relationship of trust and communication of needs. Because of this, these companies often prefer to entrust the entire process – from system development to operation and maintenance – to the same vendor. This practice and culture lead to long-term contracts with system integration companies and provide stable demand. As of the end of September 2024, more than 30% of our clients in our System Integration Business have been with us for more than three years.

Future Growth Strategy

1.	Continued Growth through Expansion of Our System Integration Business

We believe that by expanding our business into front-end high-demand areas such as UI/UX design, we will be able to scale our business and maximize value. The number of our engineers is steadily increasing, and we intend to hire and train front-end personnel to raise added value and increase unit prices in new technologies. Because the Company has long-term contractual relationships with many existing clients, we believe that continuing to address their individual needs will lead to business growth. Thus, we believe that the key to our growth is the improvement of skills by securing additional human resources, and we aim to increase the number and capabilities of our IT workforce through recruitment, in-house training, and retention. In addition, we intend to achieve stable revenue growth through the further diversification of our client base and project offerings, thereby further improving engineer retention and scaling our revenue per client.

IT Consulting Business

Our IT Consulting Business primarily offers high-level strategic advisory services. These services assist companies in formulating IT strategies, optimizing processes, and achieving digital transformation.

Our IT Consulting Business is developed and operated by our subsidiary, Berkeley Consulting.

With the aging business systems in Japanese companies, the urgent need for solutions that optimize business efficiency, and the shortage of highly knowledgeable talent and project management personnel, the accelerating need for DX is becoming a corporate strategy itself. In this business, we support our clients by working hand-in-hand with them to formulate their strategies, including the use of information technology, and to manage projects that consider specific measures to realize their strategies, including the creation of implementation schedules for those measures implementation support, and change management. Through our IT Consulting Business, we assist large domestic companies in realizing their business efficiencies through DX consulting, business consulting, IT consulting, and project management support.

In our IT Consulting Business, we work closely with large businesses, including user companies or other consulting companies that work with user companies, to develop strategies that leverage information technology. Our strategic and technical consultants develop strategies tailored to each situation of our clients and lead the execution of these strategies, subcontracting service support to other collaborating companies such as our System Integration Business, Style Free, or the client’s own IT provider.

Our Company has expertise in both IT and business strategy. Employees typically have backgrounds in business and computer science, and they receive training in technical tools such as ERP systems, as well as in communication and leadership. We encourage our employees to obtain certifications in IT, project management, Systems Applications and Products (“SAP”), and ERP systems, among others. The typical employee career path in our Company progresses from analyst to consultant, senior consultant, manager, director, and partner.

According to a study by Nikkei, Inc., in 2024, the digital-related domestic business consulting market is expected to grow to $4.5 billion in 2025. We seek to continue to grow as a consulting company that values close communication with our clients and builds long-term partnerships with them.

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Our IT Consulting Business focuses on an upstream process and typically involves several phases as described below:

1.	Current State Analysis and Evaluation Phase. Our consultant listens to the current situation of the client, understands the current state of IT, and identifies business issues.

2.	Strategy Proposal Phase. We propose an IT strategy aligned with the client’s business goals and develop a roadmap for system selection and process improvement.

3.	Implementation Support Phase. Based on the strategy, we carry out system implementation in collaboration with our System Integration Business or the client’s own IT department. Our consultant is responsible for supervision and project management.

4.	Continuous Support Phase. After implementation, ongoing support is provided as needed.

Our consultants, strategic consultants and technical consultants, are involved in the initial stage, followed by engineers who engage during the implementation phase. Some tasks in the implementation phase may be subcontracted to our System Integration Business or other specialized vendors.

Contracts in our IT Consulting Business are billed by hourly or project rates in the initial consulting phase. In the implementation phase, billing may change to service or personnel-based charges similar to our System Integration Business. Standard monthly rates in the IT consulting industry vary by consultant position and experience.

IT Consulting Market Environment

Propelled by continuously increasing demand in the corporate DX realm, the Japanese domestic business consulting market is expected to maintain continued high growth in the following years and reach $4.5 billion by the end of 2025 according to a study by Nikkei, Inc., in 2024.

In addition, the pandemic highlighted the rapidly increasing need for DX adoption for companies, with company-driven DX initiatives continuing to progress in recent times. However, a survey conducted by IPA in 2024 indicates that there is a shortage in not only the availability of talent but also the quality of talent to drive these initiatives forward. According to IPA in 2024, 62.1% of Japanese companies responded that they are facing a significant shortage in the talent needed to drive their DX initiatives, while 58.1% answered that there is also a significant shortage in terms of the quality of talent for DX.

IT consulting demand is concentrated in areas such as business process re-engineering, IT strategy planning, system selection, and governance risk management. For advanced technologies like cloud computing, AI, and IoT, specialized support is required to build IT systems that align with business objectives.

IT Consulting Our Coverage Areas

In Japan, DX projects are handled by teams consisting of project managers who study and plan DX strategies, project leaders who lead the actual projects in the field, and the actual workforce or development teams. However, human resources to drive these DX projects are in short supply in Japan, especially project managers and project leaders. We strive to continue capturing the growing demand in this area, as we have accomplished by servicing our clients that include Ricoh Japan Co., Docomo Insurance Co., DocomoCS Inc., Daikin Industries Inc., and Kawasaki Kisen Co. Ltd., among others. As of September 30, 2024, we realized stable project orders in our IT Consulting Business and maintained a consultant utilization rate of over 90%.

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Future Growth Strategy of Our IT Consulting Business

In our IT consulting business, where demand is strong, we plan to invest in recruiting additional human resources. We intend to continue to invest in hiring consultants, increasing name recognition, and hiring and training new graduates to expand the number of projects we are involved with.

Moreover, we are focused on developing personnel in the digital transformation and project management advisory areas. Due to the increasing demand in these fields, we intend to continuously expand our workforce.

Future Growth Strategy of the Entire Group

We intend to expand the Group’s overall sales and profits based on the growth strategies of each of our businesses. In our WebDX Consulting Business, we believe that our subscription solutions have high marginal profit margins, and thus, we aim for the continued growth of our Subscription Business revenues through the strengthening of the development and sales of our new commercial products. Moreover, we intend to further augment our revenues with our expansion into the video media domain, launching our video-related services in 2024, and new product development based on third-party AI technology. We plan to maintain the utilization of our high-touch-based sales force for our core customer base, Japanese small and medium-sized businesses.

In our System Integration Business, we aim for continued growth through our expansion into other business domains, including front-end areas such as UI/UX design, where we believe demand is strong. In addition, we intend to increase our recruitment capacity and invest in human resources using the proceeds we will receive from listing on Nasdaq. We will continue to target large companies with large deal sizes and financial resources.

Similar to our growth strategy for our System Integration Business, we intend to expand the number of our consultants in our IT Consulting Business to meet the abundant demand for IT consulting projects and reap the subsequent rewards from these projects. We aim to strengthen our human resources and expand our current workforce capacity, and continue to target large companies with substantial contract values and robust financial strengths.

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Differentiating Factors between our System Integration Business and IT Consulting Business

Our System Integration Business is primarily focused on system development, integration, and maintenance, with a technical implementation emphasis while our IT consulting business is mainly involved in high-level strategic planning, supporting alignment of IT with business goals, with implementation often delegated to our System Integration Business.

Contracts in our System Integration Business are project-based, long-term contracts or ongoing support contracts, in contrast to our IT consulting business where consulting phase contracts tend to be short-term, with subsequent contracts for the implementation phase.

Our employees involved in projects in our System Integration Business are typically in technical roles such as developers, engineers, and project managers. On the other hand, our IT Consulting business projects involve strategy consultants and business analysts in a project’s initial stages, and project management is performed during the implementation phase.

Target Management Indicators

We aim to strengthen our business foundation to achieve sustainable growth. As we continue to grow our subscription revenue business and build a stable revenue base, we strive to enhance corporate value by utilizing the growth rate of net sales, operating income, and ordinary income, as well as the ratio of operating income to net sales and ordinary income to net sales as important management indicators.

Business Environment

We select the most appropriate services from a variety of offerings and provide them to our clients, ranging from small and medium-sized companies to major corporations, that are not effectively utilizing the Internet and losing opportunities.

Several studies conducted by key institutions present the potential of the system integration market in Japan. According to a survey conducted by Deloitte Tohmatsu MIC Economic Research Institute in 2023, the Web integration market, to which our WebDX Consulting Business belongs, is expected to grow to 435 billion yen or $3.04 billion in 2025. In addition, we have seen that many Japanese SMEs are not investing in IT due to a lack of human resources, despite having an urgent need to improve their productivity.

According to a survey conducted by Yano Research Institute in 2024, the IT investment market is expected to grow to 16.68 trillion yen or $116.44 billion in 2025 and 17.1 trillion yen or $119.37 billion in 2026. In terms of the number of IT personnel, a survey conducted by Mizuho Information & Research Institute in 2019 and the IPA in 2019 indicated that there is a shortage of IT personnel in businesses in terms of both quantity and quality, while surveys by Mizuho Information Research Institute and the IPA in 2019 identified that there will be a shortage of approximately 500,000 IT personnel by 2030, which provides favorable market conditions for us as an engineering organization providing technical support services.

Responding to Market Changes

We believe that technological innovations and new service models will continue to be introduced in the IT market, prompting further market changes, while at the same time, customer needs will continue to diversify and change. In order to respond to these changes, we believe that we must be at the front lines of market trends and provide products and services that are optimal solutions for our clients and that can generate synergies with our existing businesses. We intend to continue to provide products and services that are ahead of market needs, and form business alliances that have a high level of expertise.

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Continued Strengthening of Earnings Base

We develop our business targeting various customer segments, ranging from small and medium-sized companies and venture businesses to large corporations. In order to achieve continuous and stable growth, we believe it is necessary not only to acquire new customers, but also to increase the unit price of existing customers and extend the duration of contracts.

In addition to strengthening our support system for our clients, we seek to anticipate client demand and raise the unit price per client by responding to client needs and continuously developing and introducing our own products and services that capture trends.

Hiring and Developing Staff

In order to continuously expand our business, we aim to hire additional staff in line with our growth. We seek to build an organizational foundation that can withstand changes even as we develop our business from multiple perspectives by training highly specialized managers in a wide range of fields, including sales, production, and administration. Our policy is to enhance the hiring of new graduates and continue mid-career hiring of people with market experience, while at the same time actively providing internal and external training programs to improve the skills of each employee and develop management personnel.

Strengthening of Our Internal Management System

As our business continues to expand, we recognize that we will be required to further strengthen our internal management system to ensure efficient management. In response to this, we have been working to strengthen our internal management system by assigning personnel with expertise in various fields, and will continue to enhance this system into the future.

Strengthening Compliance

The establishment, maintenance, and reinforcement of a thorough compliance and information security system is important. We recognize that compliance with the Labor Standards Act, the Worker Dispatching Act, and other related laws and regulations, as well as all other laws and rules related to our business operations, is fundamental to our social responsibility.

We have established internal rules and regulations based on relevant laws and regulations and a Compliance Committee chaired by our Representative Director to monitor compliance in order to ensure thorough compliance. We will continue to ensure appropriate operations to ensure the effectiveness of our compliance system.

Improvement of Information Security

The protection of customer information and internal information are important issues, and we have established a basic information security policy to ensure the confidentiality, integrity, and availability of such information, and obtained Information Security Management System (“ISMS”) certification. We believe that information security will become even more important as our business expands, and we will continue to improve information security by strengthening our internal systems and education and training programs.

Promotion of Synergy Across the Businesses

We intend to invest the cash from our WebDX Consulting business into recruiting and training our workforce and expanding the performance of our System Integration and IT Consulting businesses, thereby achieving medium- to long-term earnings growth for the group as a whole as well as continuing to drive synergies between the businesses. We believe that there have been significant synergies generated among our three businesses, such as the building of tools and apps by Style Free that complement our other businesses.

Shifting Growth Focus

While our WebDX Consulting Business Customer base is primarily composed of small businesses with ten or fewer employees, our System Integration Business’s and our IT Consulting Business’s primary customer base are mid-sized companies and large corporations, respectively. We believe that shifting the focus of growth from our WebDX Consulting Business to our System Integration Business and IT Consulting Business will allow us to shift our customer base into large customers, thereby resulting in a clear trend of stable growth in our business performance.

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Competition

The WebDX Consulting Business does not have high barriers to entry and generally has many competitors. Although we believe we do not have any specific major competitors in this business, some sources of competition include SMEs with in-house web development, small web production companies, and web consulting companies. However, we believe that we have a competitive advantage because few other companies in the industry have all the functions and systems for web production, system development, and sales in-house, as we do.   However, given the rapid pace of Internet-related technological progress, our business performance may be affected in the future in the event that our strengths do not achieve our goals, the scale of our core business shrinks, or price competition intensifies, due to new entrants, the emergence of new technologies and services, and other factors.

The System Integration and IT Consulting Businesses do not require large capital investments or use proprietary technologies making the barrier to entry low. Our primary competitors to our System Integration Business include BTM and SHIFT, both of which are IT engineering companies in Japan. Our primary competitors to our IT Consulting Business include Baycurrent Consulting and Accenture, both of which are major consulting companies in Japan. However, in order to promote proposals and projects for client companies facing various management issues such as engineer shortages, new businesses, and business improvement, we believe it is necessary to have appropriate knowledge of the business and to properly assign highly specialized engineers and consultants, which we believe seek to excel at. If competition intensifies due to the entry of new businesses with capital power or more advanced business development, our business and earnings may be affected.

Sales and Marketing

We conduct our sales and marketing through such means as online communications, press releases, high-touch sales conducted by our sales department and word of mouth from existing customers.

Intellectual Property

We believe our business brings together technology, knowledge, and expertise of engineers and other IT professionals, and operational knowledge of the information technology industry in innovative ways. We believe our intellectual property rights are valuable and important to our business. We rely on a combination of trademarks, license agreements, confidentiality procedures, non-disclosure agreements, and employee non-disclosure and invention assignment agreements to establish and protect our proprietary rights and other intellectual property.

As of June 2, 2025, we held 6 registered trademarks in Japan, as follows:

	Filing Date	Registration Date
Name	Application No.	Registration Number	Expiration date	Contents/Features
HELLONET	February 22, 2019	November 22, 2019	November 22, 2029	Company name
	2019-028673	No. 6200719.
Hellonet (logo)	February 22, 2019	November 22, 2019	November 22, 2029	Hellonet Logo
	2019-028674	No. 6200720.
SITE STAR	February 22, 2019	November 22, 2019	November 22, 2029	Product Name
	2019-028675	No. 6200721.
SIMPLE BOOK	February 22, 2019	February 14, 2020	February 14, 2030	Self-developed CMS
	2019-028676	No. 6225763.
SFIDA X	September 30, 2022	May 17, 2023	May 17, 2033	Company name
	2022-113144	No. 6698737.
SFIDA X (logo)	September 30, 2022	May 17, 2023	May 17, 2033	SFIDA X logo
	2022-113145	No. 6698738.

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In addition, we have registered the domain name for the website that we use in our business, https://www.sfidax.jp, among others.

For additional information on risks related to our intellectual property, see the section titled “Risk Factors — Risks Related to Our Intellectual Property.”

Research & Development

We consider the creation of new businesses and the speed of development of new services to be important in order to develop businesses that meet the actual demands of society, and we conduct research and development activities with the aim of achieving the stable, long term growth of our business.

Our research and development infrastructure is supported by three key elements. Firstly, we organize a team that is well-versed in market trends when conducting market research on specific issues related to the development of new services and promptly initiates research and development efforts. Secondly, we have an organizational structure in place that ensures seamless coordination of R&D activities, particularly in applying new technologies, for effective communication with the board members. Lastly, leveraging one of our subsidiaries with over 250 engineers, we can quickly source professionals with the necessary expertise.

With these foundations in place, we intend to utilize insights gained from our portfolio of over 15,000 past projects to develop products that precisely meet customer demands.

Employees

As of April 30, 2025, the Company had 525 permanent employees and six fixed-term part-time employees.

The Company has never had a work stoppage and none of our employees are represented by any labor organization. We believe that our relations with our employees are good and are constantly working to further build and improve our culture.

Properties

We lease our offices and do not own real property of qualitatively significant importance. We believe our current facilities are suitable and adequate to meet our current needs. We may add new facilities or expand existing facilities as we expand our operations, and we believe suitable additional or substitute space will be available as needed to accommodate any such expansion of our operations.

The table below sets forth the sizes and uses of our material facilities:

Location	Primary Function	Approximate Size
Tokyo, Shinjuku-ku, Nishi-Shinjuku 6-18-1, Sumitomo Fudosan Shinjuku Central Park Tower, 11F(1)	Headquarters	1,476.4 square meters
Osaka-fu, Osaka-shi, Kita-ku, Sonezaki Shinchi 2-1-23, JPR Dojima Bldg. 9F	Osaka Office	354.0 square meters
Aichi-ken, Nagoya-shi, Nakamura-ku, Meieki 4-22-22, Meieki KM Bldg. 9F	Nagoya Office	193.1 square meters
Fukuoka-ken, Fukuoka-shi, Hakata-ku, Hakata Ekimae 1-3-6, Dai-3 Hakata Kaisei Bldg. 8F	Fukuoka Office	264.6 square meters
Okinawa-ken, Naha-shi, Omoromachi 4-16-28, Glanz Omoro Bldg. 3F	Okinawa Office	76.6 square meters

(1)	Our corporate headquarters is located at this facility. We have leased this facility from Sumitomo Realty & Development Co., Ltd. from September 1, 2019 to August 31, 2026.

Seasonality

We do not consider our business to be subject to material seasonality in the sense that we have significantly higher sales during any certain period of the year as compared to other periods of the year.

Legal Proceedings

We are currently not a party to any material legal or administrative proceedings. We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of our business, including matters involving our franchisees, among others. Any litigation or other legal or administrative proceedings, regardless of the outcome, are likely to result in substantial costs and a diversion of our resources, including our management’s time and attention.

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REGULATION OF OUR INDUSTRY

The following is a summary of applicable laws, rules, regulations, government and industry policies and requirements that have a significant impact on our business in Japan. This summary does not purport to be a complete description of all the laws and regulations that apply to our business. Investors should note that the following summary is based on relevant laws and regulations in force as of the date of this prospectus, which may be subject to change.

Company Laws

The formation, organization, operation and management of companies are governed by the Companies Act (Act No. 86 of July 26, 2005, as amended) and other related laws. Our Company is categorized as “Company with a Board of Company Auditors” provided by this Act.

Intellectual Property Protection Laws

There are various intellectual property laws in Japan, including the Patent Act (Act No. 121 of April 13, 1959, as amended), the Utility Model Act (Act No. 123 of April 13, 1959, as amended), the Design Act (Act No. 125 of April 13, 1959, as amended), the Trademark Act (Act No. 127 of April 13, 1959, as amended), the Copyright Act (Act No. 48 of May 6, 1970, as amended). The Patent Act provides patent right and regulates protection and utilization of inventions. The Utility Model Act provides utility model right and regulates protection and utilization of devices. The Design Act provides design rights. The Trademark Act provides trademark rights. The Copyright Act provides provide for authors’ rights and neighboring rights. We believe we are compliant with these laws and regulations in all material aspects, and as of the date of this prospectus, we have registered 6 trademarks in Japan.

Labor Laws

There are various labor-related laws in Japan, including the Labor Standards Act (Act No. 49 of April 7, 1947, as amended), the Industrial Safety and Health Act (Act No. 57 of June 8, 1972, as amended), and the Labor Contracts Act (Act No. 128 of December 5, 2007, as amended). The Labor Standards Act regulates, among others, minimum standards for working conditions such as working hours, leave period, and leave days. The Industrial Safety and Health Act requires, among others, the implementation of measures to secure employee safety and protect the health of workers in the workplace. The Labor Contracts Act regulates, among others, the change of terms of employment contracts and working rules, and dismissal and disciplinary action.

Environmental Regulations

There are various environmental-related laws in Japan, including the Air Pollution Control Act (Act No. 97 of June 10, 1968, as amended), Water Pollution Prevention Act (Act No. 138 of December 25, 1970, as amended), Soil Contamination Countermeasures Act (Act No. 53 of May 29, 2002, as amended), and Noise Regulation Act (Act No. 98 of June 10, 1968, as amended).

Regulations on Lease Agreements

Our lease agreements are generally subject to the Civil Code (Act No. 89 of April 27, 1896, as amended) and Act on Land and Building Leases (Act No. 90 of October 4, 1991, as amended). As of the date of this prospectus, we believe the terms and conditions of our lease agreements are consistent with these laws in all material aspects and are valid and enforceable as provided for in these agreements.

Regulations on Privacy Protection

The Act on the Protection of Personal Information (Act No. 57 of May 30, 2003, as amended) aims to protect an individual’s rights and interests and establishes obligations that a personal information handling business operator shall fulfill. Additionally, the European Commission has adopted the adequacy decision on the basis of article 45 of Regulation (EU) 2016/679 (GDPR) on Japan on January 23, 2019. Based on this decision and related mutual agreement, transfer of personal data between Japan and the EU is allowed without the adequate safeguards required by GDPR.

Regulations on Whistleblower Protection

The Whistleblower Protection Act (Act No. 122 of June 18, 2004, as amended) provides prohibition of disadvantageous treatment of whistleblowers on the grounds of whistleblowing and the measures that a business operator and administrative organ should take concerning whistleblowing to protect whistleblowers.

Taxation Regulations

The taxes levied in Japan on income generated by the activities of a corporation include corporate tax (national tax), local corporate tax (national tax), corporate inhabitant tax (local tax), enterprise tax (local tax), and special local corporate tax (a national tax). According to tax-related laws and regulations, including the Corporation Tax Act (Act No. 34 of March 31, 1965, as amended) and the Local Corporation Tax Act (Act No.11 of March 31, 2014, as amended), the scope of income subject to the taxes is determined and the taxable income is calculated. Corporate inhabitant taxes are levied on income and a per capita basis using the corporation’s capital and the number of its employees as the tax base. Business transaction is levied consumption tax which is a type of value-added tax.

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Foreign Exchange Regulations

The Foreign Exchange and Foreign Trade Act of Japan (Gaikoku Kawase oyobi Gaikoku Boueki Hou) (the “FEFTA”) and related cabinet orders and ministerial ordinances, which we refer to collectively as the Foreign Exchange Regulations, govern certain aspects relating to the acquisition and holding of shares by “exchange non-residents” and by “foreign investors” (as these terms are defined below). It also applies in some cases to the acquisition and holding of ADSs representing our common shares acquired and held by non-residents of Japan and by foreign investors. In general, the Foreign Exchange Regulations currently in effect do not affect transactions between exchange non-residents to purchase or sell common shares or ADSs outside Japan using currencies other than Japanese yen.

Exchange residents are defined in the Foreign Exchange Regulations as:

(i)	individuals who reside within Japan; or

(ii)	corporations whose principal offices are located within Japan.

Exchange non-residents are defined in the Foreign Exchange Regulations as:

(i)	individuals who do not reside in Japan; or

(ii)	corporations whose principal offices are located outside Japan.

Generally, branches and other offices of non-resident corporations located within Japan are regarded as exchange residents. Conversely, branches and other offices of Japanese corporations located outside Japan are regarded as exchange non-residents.

Foreign investors are defined in the Foreign Exchange Regulations as:

(i) individuals who are exchange non-residents;

(ii) corporations or other entities organized under the laws of foreign countries or whose principal offices are located outside Japan;

(iii) corporations of which 50% or more of the total voting rights are held, directly or indirectly, by individuals and/or corporations falling within (i) and/or (ii) above;

(iv) investment partnerships and limited liability partnerships for investment, etc. (including foreign partnerships) in which the ratio of capital contribution from exchange non-residents is 50% or more of the total amount of capital contribution by all partners, or in which a majority of the managing partners are exchange non-residents; or

(v) corporations or other entities having a majority of either (A) directors or other persons equivalent thereto or (B) directors or other persons equivalent thereto having the power of representation who are non-resident individuals.

Acquisition of Shares

Acquisition by a foreign investor of shares of a Japanese corporation from a non-foreign investor requires pre or post facto reporting by the foreign investor through an exchange resident to the Minister of Finance of Japan through the Bank of Japan. No such reporting requirement is generally imposed, however, if:

(i) shares are acquired due to the occurrence of an event of inheritance, bequest, gratis allotment of shares, or acquisition of shares with a call provision; or

(ii) both the investment ratio and the voting right ratio (total of closely related parties) of all shares held after the share acquisition are less than 10% (provided that the nationality of the foreign investor is that of the listed country or Japan, and the business(es) actually engaged in by the issuing company and/or its subsidiary(ies) does not include any pre reporting industry and falls under the category of post facto reporting industry); or

(iii) the acquisition falls under any other case prescribed in Article 55-5 of the FEFTA, Article 3.1 of the Cabinet Order on Inward Direct Investment, etc., and Articles 3.2 and 3.3 of the Order on Inward Direct Investment, etc.

Dividends and Proceeds of Sale

Under the Foreign Exchange Regulations, dividends paid on, and the proceeds from sales in Japan of, shares held by exchange non-residents of Japan may generally be converted into any foreign currency and repatriated abroad.

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MANAGEMENT

Our Executive Officers, Directors, and Corporate Auditors

The following table sets forth the names, ages and positions of our executive officers and members of our board of directors and of our board of corporate auditors as of the date of this prospectus. The business address of all of persons identified below is 6-18-1 Nishi-Shinjuku, Sumitomo Fudosan Shinjuku Central Park Tower, 11F, Shinjuku-ku, Tokyo 160-0023, Japan.

Name	Age	Position(s) with our Company	Term Expires
Etsuro Sumita	48	Chief Executive Officer and Representative Director	2025
Tomomi Kamazawa	44	Chief Operating Officer and Director	2025
Ken Tominaga	58	Chief Financial Officer and Director	2025
Toru Ueno	51	Outside Director	2025
Toshiki Wakamatsu	47	Outside Director	2025
Koichi Hiraga	69	Full-Time Corporate Auditor	2025
Akio Sagawa	52	Corporate Auditor	2025
Takashi Suehiro	50	Corporate Auditor	2025

Biographical Information

The following is a summary of certain biographical information concerning our executive officers, directors, and corporate auditors.

Etsuro Sumita. Mr. Sumita is the co-founder of our Company and has served as our Chief Executive Officer and as a representative director since March 2009. Mr. Sumita has extensive experience in sales, management and business planning. He co-founded Style Free Inc., our wholly-owned subsidiary, in April 2007, and served as its Chief Executive Officer from April 2007 to May 2016, and a director since June 2016. Mr. Sumita also founded Berkeley Consulting, Inc., our wholly-owned subsidiary, in October 2019, and has served as its Chief Executive Officer since its founding.

Tomomi Kamazawa. Ms. Kamazawa has served as our Chief Operating Officer and a director since December 2014. She co-founded Style Free Inc., our wholly-owned subsidiary, in April 2007. Ms. Kamazawa received a Bachelor of Arts degree in Business and Commerce from Nagoya Women’s University in March 2003.

Ken Tominaga. Mr. Tominaga has served as our Chief Financial Officer and a director since October 2022. Mr. Tominaga has nearly 20 years of experience as a Chief Financial Officer and director in charge of management of companies preparing to go public, as well as investor relations and other experience as general manager of the corporate planning department of a publicly listed company. He served as director and Chief Financial Officer of Elevator Communications Co., Ltd., a company mainly engaged in maintenance and inspection services for elevators and escalators, from August 2019 to April 2022. Mr. Tominaga received a Bachelor of Commerce degree in Business and Commerce from Meiji University in March 1991.

Toru Ueno. Mr. Ueno has served as our director since May 2016. He has extensive management experience and knowledge of investment companies, and has served as an outside director and corporate auditor of several companies. Mr. Ueno has served as a director at FOUR SIS & Co. since January 2023, Chief Executive Officer of Kobayashi Co., Ltd., a plastics trading and manufacturing company, since December 2022, Chief Executive Officer of Kobayashi Nencyu Office Co., Ltd., since June 2022, a director at SOKO LIFE TECHNOLOGY, Inc., from March 2020 to December 2022, a director at BASE CO.,LTD (TSE: 4481), an information technology services company, since March 2020, a director at lafool Inc. since April 2019, and a corporate auditor at Adval Co., Ltd. from February 2019 to August 2021. Mr. Ueno received a diploma in Accounting from Tokyo Professional Technical College of Accounting & IT Programming (Tokyo Professional Technical College of Accounting) in March 1997.

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Toshiki Wakamatsu. Mr. Wakamatsu has served on our board of directors since July 2022. He has extensive experience and deep insight as a legal expert, as well as experience as an outside director at other companies. Mr. Wakamatsu has served as a director at BESTERRA CO., LTD (TSE: 1433), a general engineering services company, since April 2021, Chief Executive Officer at Law Office of Saltus since October 2019, and a corporate auditor at Neural Group Inc. (TSE: 4056.T), an AI engineering company, since May 2019. Mr. Wakamatsu received a Bachelor of Law degree from Keio University in March 2000.

Koichi Hiraga. Mr. Hiraga has served as a corporate auditor of our Company since June 2025. He is a Certified Internal Auditor (CIA) and has experience as a full-time corporate auditor for a publicly traded company. Mr. Hiraga has served as a corporate auditor at STYLE FREE, Inc., our wholly-owned subsidiary, since June 2025. From April 1978 to August 2004, Mr. Hiraga has developed his career at Sumitomo Mitsui Banking Corporation and Sumitomo Mitsui Financial Group, Inc., where he gained insight into finance, corporate management, and auditing. He served as a corporate auditor at Elematec Corporation, a company engaging in the sales of electronic materials, electronic components, and equipment, as well as processing, assembly, design, and contract manufacturing, from June 2007 to June 2020. Mr. Hiraga received a Bachelor of Law degree from Hitotsubashi University in March 1974.

Akio Sagawa. Mr. Sagawa has served as a corporate auditor of our Company since September 2017. He is well versed in corporate legal affairs as an attorney at law and has extensive professional experience and a high level of insight regarding laws. He also has extensive experience as an outside corporate auditor at other companies, and thus has considerable knowledge of corporate governance. Mr. Sagawa served as a director at Medical Friend Co. Ltd., from May 2022 to May 2023, a corporate auditor at Accela Technology Corporation, since June 2020, a corporate auditor at HIMIKO, Inc. (TSE: 9892), a manufacturer and retailer of women’s footwear, since May 2020, and a corporate auditor at Bestreha, Inc. from May 2019 to December 2019. Mr. Sagawa received a Bachelor of Law degree from Hitotsubashi University in March 1995.

Takashi Suehiro. Mr. Suehiro has served as a corporate auditor of our Company since March 2023. Mr. Suehiro began his career at Deloitte Touche Tohmatsu LLC, and has significant financial and advisory experience as a certified public accountant and tax accountant. From June 2017 to June 2023, Mr. Suehiro served on the board of trustees of Palsystem Consumers’ Co-operative Union, where he advised on finance and accounting matters. He served as a corporate auditor at NiX JAPAN Co., Ltd. (also known as Shin Nihon Consultant, Inc.), a company that specializes in technology services related to social infrastructure development, from June 2017 to August 2020. Since March 2021, Mr. Suehiro has served as a corporate auditor at Aiming Inc., a Japanese gaming company, and since September 2020, he has served as a corporate auditor at Green Monster Inc. (TSE: 157A), a company offering a series of investment learning applications. Mr. Suehiro received a Bachelor of Arts in Literature degree in March 1998 from Tokyo University.

Corporate Governance Practices

After the consummation of this offering, we will be a “foreign private issuer” under the federal securities laws of the United States and the Nasdaq listing standards. Under the federal securities laws of the United States, foreign private issuers are subject to different disclosure requirements than U.S.-domiciled public companies. We intend to take all actions necessary for us to maintain our status as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the Exchange Act and other applicable rules adopted by the SEC, and the Nasdaq listing standards. Under the SEC rules and the Nasdaq listing standards, a foreign private issuer is subject to less stringent corporate governance requirements. Subject to certain exceptions, the SEC and Nasdaq permit a foreign private issuer to follow its home country practice in lieu of their respective rules and listing standards. In general, our Articles of Incorporation and the Companies Act of Japan (the “Companies Act”) govern our corporate affairs

In particular, as a foreign private issuer, we will follow Japanese law and corporate practice in lieu of the corporate governance provisions set out under Nasdaq Rule 5600, the requirement in Nasdaq Rule 5250(b)(3) to disclose third party director and nominee compensation, and the requirement in Nasdaq Rule 5250(d) to distribute annual and interim reports. Of particular note, the following rules under Nasdaq Rule 5600 differ from Japanese law requirements:

●	Nasdaq Rule 5605(b)(1) requires that at least a majority of a listed company’s board of directors be independent directors, and Nasdaq Rule 5605(b)(2) requires that independent directors regularly meet in executive session, where only independent directors are present. Under our current corporate structure, the Companies Act does not require independent directors. However, our board of directors is currently comprised of five directors, two of whom are considered “independent”, as determined in accordance with the applicable Nasdaq rules.

●	Nasdaq Rule 5605(c)(2)(A) requires a listed company to have an audit committee composed entirely of not less than three directors, each of whom must be independent. Under Japanese law, a company may have a statutory auditor or a board of corporate auditors. We have a three-member Board of Corporate Auditors, each member of which will meet the requirements of Rule 10A-3 under the Exchange Act. See “ — Board of Corporate Auditors” below for additional information.

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●	Nasdaq Rule 5605(d) requires, among other things, that a listed company’s compensation committee be comprised of at least two members, each of whom is an independent director as defined under such rule. Our board of directors will collectively participate in the discussions and determination of compensation for our executive officers and directors, and other compensation related matters. In accordance with the Companies Act and our Articles of Incorporation, the maximum aggregate annual amount of compensation for our directors and for our corporate auditors is determined by our shareholders through a shareholder resolution. Once the maximum aggregate annual amount of compensation is approved at a general meeting of shareholders, no further approval is required unless a proposal is approved by the board of directors to adjust the maximum aggregate annual amount of compensation. Subject to such shareholder resolution, our board of directors will then determine the specific amount of compensation for each director, and our board of auditors will then determine the specific amount of compensation for each corporate auditor.

●	Nasdaq Rule 5605(e) requires that a listed company’s director nominees be selected, or recommended for the board’s selection, either by: (A) the independent directors constituting a majority of the board’s independent directors in a vote in which only independent directors participate, or (B) a nominations committee comprised solely of independent directors. Our board of directors will not have a standalone nominations committee. Our board of directors will collectively participate in the nomination process of potential directors and oversee our corporate governance practices. Our board of directors will also nominate potential corporate auditors subject to a prior approval of the board of auditors.

●	Nasdaq Rule 5620(c) sets out a quorum requirement of 33 and 1/3% applicable to meetings of shareholders. In accordance with Japanese law and generally accepted business practices, our Articles of Incorporation provide that there is no quorum requirement for a general resolution of our shareholders. However, under the Companies Act and our Articles of Incorporation, a quorum of not less than one-third of the total number of voting rights is required in connection with the election of directors, corporate auditors and certain other matters.

Foreign Private Issuer Status and Controlled Company Exemption

The “controlled company” exception to the rules of Nasdaq provides that a company of which more than 50% of the voting power is held by an individual, group or another company, a “controlled company,” need not comply with certain requirements of the corporate governance rules of Nasdaq. Following this offering, Etsuro Sumita will control approximately 82.96% of the voting power of our outstanding common shares if all the ADSs being offered are sold (or 81.29% of our outstanding voting power if the underwriters exercise the over-allotment option in full). Accordingly, we expect to be a “controlled company” within the meaning of the corporate governance standards of Nasdaq.

As a “controlled company” (which is a company of which more than 50% of the voting power is held by an individual, group or another company), we may elect not to comply with certain corporate governance standards, including the requirements: (1) that a majority of our board of directors consist of independent directors; (2) that our board of directors have a compensation committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and (3) that our board of directors have a nominating and corporate governance committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. For so long as we qualify as a controlled company, we may take advantage of these exemptions. Accordingly, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of these corporate governance requirements.

In the event that we cease to be a “foreign private issuer” under the rules of Nasdaq and cease to be a “controlled company” and our common shares continue to be listed on Nasdaq, the Company’s Board of Directors will take all action necessary to comply with the corporate governance rules of Nasdaq, including, but not limited to, establishing certain committees composed entirely of independent directors.

Board of Directors

Our board of directors has the ultimate responsibility for the administration of our affairs. Our board of directors meets no less than once each quarter. Under our Articles of Incorporation, our Company must have no more than nine directors on our board of directors. Our board of directors is currently comprised of five directors. Directors are typically nominated at the board level and are elected at general meetings of the shareholders. The term of office of any director is one year and expires at the close of the ordinary general meeting of shareholders held with respect to the last fiscal year ended within one year after such director’s election to office. Our directors may, however, serve any number of consecutive terms.

Our board of directors appoints from among its members one or more representative directors, who serve as head administrator(s) over our Company’s affairs and represent our Company in accordance with the resolutions of our board of directors. Mr. Etsuro Sumita, our Chief Executive Officer, is currently the sole representative director of our Company. Our board of directors may appoint from among its members a chairman (Torishimariyaku Kaicho), a president (Torishimariyaku Shacho), one or more vice president(s) (Torishimariyaku Fukushacho), one or more senior managing director(s) (Senmu torishimariyaku) and one or more managing director(s) (Jomu Torishimariyaku).

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Under our Company’s current corporate structure, the Companies Act does not require our board of directors to have any independent directors. However, our board of directors is currently comprised of five directors, two of whom (Messrs. Ueno and Wakamatsu) are considered “independent”, as determined in accordance with the applicable Nasdaq rules, and also satisfy the requirements for an outside (or independent) director under the Companies Act.

Board of Corporate Auditors

As permitted under the Companies Act, we have elected to structure our corporate governance system as a company with a separate board of corporate auditors instead of an audit committee of our board of directors. Our Articles of Incorporation provide for not more than five corporate auditors. Our board of corporate auditors is currently comprised of three corporate auditors, including two outside auditors and one full-time corporate auditor. Corporate auditors are typically nominated at the board level and are elected at general meetings of shareholders by a majority of shareholders entitled to vote, where a quorum is established by shareholders holding one-third or more of the voting rights of those who are entitled to vote are present at the shareholders’ meeting. The normal term of office of any corporate auditor expires at the close of the annual general meeting of shareholders held with respect to the last fiscal year ended within four years after such corporate auditor’s election to office. Our corporate auditors may, however, serve any number of consecutive terms. Corporate auditors may be removed by a special resolution of a general meeting of shareholders.

Our corporate auditors are not required to be certified public accountants. Our corporate auditors may not concurrently serve as directors or employees of our Company or any of our subsidiaries or serve as corporate officers of any of our subsidiaries. Under the Companies Act, at least one-half of the corporate auditors of a company must be persons who satisfy the requirements for an outside corporate auditor under the Companies Act, and at least one of the corporate auditors must be a full-time corporate auditor.

The function of our board of corporate auditors and each corporate auditor is similar to that of independent directors, including those who are members of the audit committee of a U.S. public company. Each corporate auditor has a statutory duty to supervise the administration by the directors of our affairs, to examine our financial statements and business reports to be submitted by a representative director at the general meetings of shareholders, and to prepare an audit report. Our corporate auditors are obligated to participate in meetings of our board of directors and, if necessary, to express their opinion at such meetings, but are not entitled to vote. Our corporate auditors must inspect the proposals, documents and any other materials to be submitted by our board of directors to the shareholders at the shareholders’ meeting. If a corporate auditor finds a violation of statutory regulations or our Articles of Incorporation, or another significant improper matter, such auditor must report those findings to the shareholders at the shareholders’ meeting.

Furthermore, if a corporate auditor believes that a director has engaged in, or is likely to engage in, misconduct or acts that are significantly improper, or that there has been a violation of statutory regulations or our Articles of Incorporation, the corporate auditor: (i) must report that fact to our board of directors; (ii) can demand that a director convene a meeting of our board of directors; and (iii) if no such meeting is convened in response to the demand, can convene the meeting under the corporate auditor’s own authority. If a director engages in, or is likely to engage in, an activity outside the scope of the objectives of our Company or otherwise in violation of laws or regulations or our Articles of Incorporation, and such act is likely to cause significant damage to our Company, then a corporate auditor can demand that the director cease such activity.

Our board of corporate auditors has a statutory duty to prepare an audit report based on the audit reports issued by the individual corporate auditors and submit such audit reports to a relevant director and, in the case of audit reports related to financial statements, the independent auditors of our Company each year. A corporate auditor may note an opinion in an audit report issued by our board of corporate auditors, if the opinion expressed in such corporate auditor’s individual audit report is different from the opinion expressed in the audit report issued by our board of corporate auditors. Our board of corporate auditors is empowered to establish the audit principles, the method of examination by our corporate auditors of our affairs and financial position, and any other matters relating to the performance of our corporate auditors’ duties.

Additionally, our corporate auditors must represent our Company in: (i) any litigation between our Company and a director; (ii) dealing with shareholders’ demands seeking a director’s liability to our Company; and (iii) dealing with notices of litigation and settlement in a derivative suit seeking a director’s liability to our Company. A corporate auditor can file court actions relating to our Company within the authority of our corporate auditors, such as an action to nullify the incorporation of our Company, the issuance of shares, or a merger, or to cancel a resolution at a shareholders’ meeting.

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Risk Management

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors administers this oversight function primarily through the Internal Audit Department. While the Internal Audit Department is responsible for analyzing and evaluating matters relating to compliance and strategic risk management, our entire board of directors is regularly informed through internal reports about the risks. Our board of corporate auditors is responsible for overseeing and evaluating our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our board of corporate auditors also reviews legal, regulatory, and compliance matters that could have a significant impact on our financial statements.

Code of Business Conduct

Upon consummation of this offering, our board of directors will adopt a written code of business conduct that applies to our directors, corporate auditors, officers, and employees (including our principal executive officer, principal financial officer, principal accounting officer, and other persons performing similar functions), and our agents.

Limitation of Liability of Directors and Corporate Auditors

Under the Companies Act and our Articles of Incorporation we may exempt, by resolution of the board of directors, our directors and corporate auditors from liabilities to us arising in connection with their failure to execute their duties in good faith and without gross negligence, within the limits stipulated by applicable laws and regulations. In addition, our Articles of Incorporation provide that we may enter into agreements with our directors (excluding executive directors) and corporate auditors to limit their respective liabilities to us arising in connection with a failure to execute their duties in good faith and without gross negligence to the amount stipulated in laws and regulations. We have entered into a liability limitation agreement with each of our non-executive directors (Toru Ueno and Toshiki Wakamatsu) and outside corporate auditors (Koichi Hiraga, Akio Sagawa, and Takashi Suehiro) which limits the maximum amount of their liability to the amount stipulated in laws and regulations.

Compensation of our Directors and Corporate Auditors

In accordance with the Companies Act and our Articles of Incorporation, the maximum aggregate annual amount of compensation for our directors and for our corporate auditors is determined by our shareholders through a shareholder resolution. Once the maximum aggregate annual amount of compensation is approved at a general meeting of shareholders, no further approval is required. Subject to such shareholder resolution, our board of directors will then determine the specific amount of compensation for each director, and our board of auditors will then determine the specific amount of compensation for each corporate auditor. The following table summarizes the total amount of remuneration paid to each category of our directors and corporate auditors in the fiscal year ended September 30, 2024, including by the type of remuneration and the number of persons in each category.

Category of directors and corporate auditor	Total amount of remuneration		Base compensation		Number of persons in category
Executive director(1)	¥76,000,000	($530,541)	¥76,000,000	($530,541)	3
Outside directors(2)	¥4,200,000	($29,319)	¥4,200,000	($29,319)	2
Outside corporate auditors(3)	¥7,100,000	($49,564)	¥7,100,000	($49,564)	3

(1)	Includes Etsuro Sumita, Tomomi Kamazawa, and Ken Tominaga.
(2)	Includes Toru Ueno and Toshiki Wakamatsu.
(3)	Includes Susumu Manabe, Koichi Yoshino, Takashi Suehiro and Akio Sagawa.

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Stock Options

We have granted stock options to purchase our common shares, as authorized by our shareholders in August 2015 and September 2017. Each option granted in August 2015 can be exercised for 2,400 common shares and each option granted in September 2017 can be exercised for 60 common shares. The purpose of these grants is to enable our directors, employees, and advisors to share in our success and to reinforce a corporate culture that aligns interests with those of our shareholders. Our stock option grants generally prohibit transfers of options. As a condition of exercising the stock options, each owner of such stock options must be, at the time of exercising the options, in a position of director, corporate auditor or employee of us or our subsidiary, except the First Series of stock options, which can nevertheless be exercised after the holder ceases to be a director or corporate auditor due to expiration of his or her term or ceases to be an employee due to retirement by retirement age, or otherwise has a good reason. The following table summarizes the stock options we have issued since the inception of the Company.

Name of Issuance	Issuance Date	Expiration Date	Exercise Price (per share)		Number of Common Shares to be Granted
First Series	08/10/2015	08/24/2025	¥49	($0.34)	960,000
Second Series (1)	09/29/2017	09/29/2027	¥142	($0.99)	199,200

(1)	The options may not be exercised until our common shares are listed on any stock exchange in Japan.

Of the stock options granted pursuant to the above-mentioned grants, 102 stock options to acquire an aggregate of 244,800 of our common shares have been exercised, and 1,324 stock options to acquire an aggregate of 556,800 of our common shares remain outstanding as of June 2, 2025. For additional details, see note 17 to our audited consolidated financial statements as of and for the years ended September 30, 2024 and 2023 appearing elsewhere in this prospectus.

The following table summarizes the outstanding stock options with respect to our common shares that we have granted to our officers, directors and corporate auditors:

Name	Grant Date	Beginning of Exercise Period	End of Exercise Period	Exercise Price (per share)		Total Number of Stock Options Granted	Total Number of Common Shares Underlying Stock Options(1)
Tomomi Kamazawa(1)	08/10/2015	08/24/2017	08/24/2025	¥49	($0.34)	204	489,600

(1)	The share numbers and exercise price have been retroactively restated to account for the 40 for 1 forward split that occurred on June 1, 2016, the 10 for 1 forward split that occurred on March 16, 2018, the 2 for 1 forward split that occurred on July 10, 2023, and the 3 for 1 forward split that occurred on May 1, 2025.

The stock options granted pursuant to the above-mentioned grants were granted pursuant to Stock Acquisitions Rights Agreements. Pursuant to the Series One Stock Acquisitions Rights Agreements, the holder may not make payment for the exercise of stock options in an amount exceeding 12 million yen per calendar year. The stock options may not be transferred to third parties or used as collateral. Further, the Series One Stock Acquisitions Rights Agreements provide that the holder may not exercise the stock options if (i) imprisoned, (ii) reprimanded or subject to more severe sanctions twice or more, (iii) the holder dies prior to commencement of the exercise period, (iv) forfeited by the holder, or (v) the holder receives notice from the Company for cancellation on the ground of the holder’s breach of laws and regulations, internal rules or trust with the Company. Upon the death of the holder, the stock options can be succeeded by the holder’s successors. The terms of the Series Two Stock Acquisition Rights Agreements are substantially the same as the terms of the Series One Stock Acquisition Rights Agreements, except that, (a) upon the death of the holder, the stock options cannot be succeeded by the holder’s successors pursuant to the Series Two Stock Acquisition Rights Agreements, and (b) the Series Two Stock Acquisition Rights Agreements cannot be exercised until the Company is listed on a stock exchange in Japan.

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PRINCIPAL SHAREHOLDERS

The following table and accompanying footnotes set forth certain information with respect to the beneficial ownership of our common shares, immediately prior to and immediately after the completion of this offering, by:

●	each of our executive officers, directors, and corporate auditors;

●	all of our executive officers, directors, and corporate auditors as a group; and

●	each person or entity (or group of affiliated persons or entities) known by us to be the beneficial owner of 5% or more of our common shares.

To our knowledge, each shareholder named in the table has sole voting and investment power with respect to all of our common shares shown as “beneficially owned” (as determined by the rules of the SEC) by such shareholder, except as otherwise set forth in the footnotes to the table. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. There has not been any significant change in the percentage ownership of our common shares held by any major shareholder during the past three years.

The percentages reflect beneficial ownership (as determined in accordance with Rule 13d-3 under the Exchange Act) immediately prior to the completion of this offering, and are based on 6,304,800 common shares outstanding, including common shares subject to options that are exercisable within 60 days of June 2, 2025 which are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The percentages reflect beneficial ownership (as determined in accordance with Rule 13d-3 under the Exchange Act) immediately after the completion of this offering, and are based on 6,304,800 common shares outstanding, including common shares represented by ADSs. The percentages reflect beneficial ownership (as determined in accordance with Rule 13d-3 under the Exchange Act) immediately after the completion of this offering includes common shares subject to options that are exercisable within 60 days of June 2, 2025, which are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The percentages assume no exercise by the underwriters of their option to purchase additional ADSs from us in this offering.

Except as noted in the footnotes to the table below, the address for all of the shareholders in the table below is c/o SFIDA X, Inc. Sumitomo Fudosan Shinjuku Central Park Tower, 11F, 6-18-1 Nishi-Shinjuku, Shinjuku-ku, Tokyo 160-0023, Japan.

	Common Shares beneficially owned immediately prior to the consummation of this offering		Common Shares beneficially owned immediately after the consummation of this offering
Name of Beneficial Owner	Shares(1)	Percentage	Shares(1)	Percentage
Executive Officers, Directors, and Corporate Auditors:
Etsuro Sumita	6,060,000	96.12%	6,060,000	82.96%
Tomomi Kamazawa(1)	734,400	11.65%	734,400	10.05%
Ken Tominaga	—	*	—	*
Toru Ueno	—	*	—	*
Toshiki Wakamatsu	—	*	—	*
Koichi Hiraga	—	*	—	*
Akio Sagawa	—	*	—	*
Takashi Suehiro	—	*	—	*
All executive officers, directors, and corporate auditors as a group (8 persons)	6,794,400	107.77%	6,794,400	93.01%
5% or More Shareholders

*	Represents less than 1% of ownership.

(1)	The aggregate number of common shares beneficially owned by Ms. Tomomi Kamazawa reflects (i) 244,800 common shares, and (ii) an aggregate of 489,600 common shares that may be issued upon exercise of stock options, held by Ms. Kamazawa.

As of June 2, 2025, we have two common shareholders, none of which are record holders in the United States. The ADSs that we issue in this offering will represent our common shares.

We are not aware of any arrangement that may, at a subsequent date, result in change of control of our Company.

For additional information about our principal shareholders, please see “Certain Relationships and Related Party Transactions.”

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

There were no transactions or agreements, since October 1, 2022, to which we have been a party, in which any of our directors, corporate auditors, executive officers or beneficial owners of more than 5% of our voting securities, affiliates of our directors, corporate auditors, executive officers and holders of more than 5% of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other similar arrangements, which are described under “Management” and “Principal Shareholders.”

Indemnification Agreements

We have entered into a customary liability limitation agreement with each of our outside directors (Messrs. Toru Ueno and Toshiki Wakamatsu) and outside corporate auditors (Messrs. Koichi Hiraga, Akio Sagawa, and Takashi Suehiro) which limits the maximum amount of their liability to an amount stipulated in laws and regulations and our Articles of Incorporation.

Policies and Procedures for Related Party Transactions

Our board of directors has adopted a written related person transaction policy (the “Related Person Transaction Policy”), setting forth the policies and procedures for the review and approval or ratification of related party transactions. The Related Person Transaction Policy covers any related party transaction or loan as defined under Form 20-F, Item 7.B. In reviewing and approving any such transactions, our board of corporate auditors will be tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s-length transaction and the extent of the related person’s interest in the transaction. Under the Related Party Transactions Policy, our board of corporate auditors oversees approval of transactions and arrangements between us and any subsidiaries, on the one hand, and between principal shareholders, directors, and officers, on the other hand.

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DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF INCORPORATION

The following is a summary of the material terms of our capital stock and our Articles of Incorporation, including a summary of the relevant provisions of applicable share handling regulations, of the Companies Act relating to stock corporations (kabushiki kaisha), and of certain related laws and legislation, each as currently in effect. Because it is a summary, this discussion should be read together with our Articles of Incorporation and the applicable share handling regulations.

We are a stock corporation incorporated in Japan under the Companies Act. The rights of our shareholders are represented by our common shares as described below, and our shareholders’ liability is limited to the amount of their respective holdings in such shares.

Description of Our Share Capital

Based upon the assumed offer and sale of 1,000,000 common shares represented by ADSs in this offering at an initial public offering price of $5.50 per ADS (which is the midpoint of the range set forth on the cover page of this prospectus), following this offering, there will be 7,304,800 common shares outstanding.

On May 1, 2025, we effected a 3-for-1 forward split of our common shares. All share, stock options and per share information throughout this prospectus has been retroactively adjusted to reflect the forward split. The purpose of the forward split is to target an appropriate initial price per ADS in connection with the pricing of this offering;

All currently outstanding common shares are fully paid and non-assessable, and our common shares underlying the ADSs to be issued in this offering will be fully-paid and non-assessable.

Changes in Capital

Under the Companies Act, certain changes in capital, such as consolidation of shares, among others, require a majority vote of our common shareholders as set described under “ — Voting Rights and Shareholder Meetings” below.

Voting Rights and Shareholder Meetings

Our Articles of Incorporation provide that each annual meeting of our shareholders must be held within three months after the end of each fiscal year. Our fiscal year ends on September 30, and therefore, we must hold our annual shareholders’ meeting by the end of December of each year. In addition, shareholders’ meetings to consider and vote on extraordinary matters may be held as necessary, provided that we satisfy all of the procedural requirements under both our Articles of Incorporation and the Companies Act.

Our common shares allocate one vote per share at shareholders’ meetings. Our Articles of Incorporation provide for a simple majority approval on most matters submitted for shareholder vote, unless otherwise required by laws or regulations. As required by law, and as referenced in our Articles of Incorporation, a two-thirds majority approval is required for any votes on matters specified in Article 309, Paragraph (2) of the Companies Act, which covers, in relevant part, stock purchase requests, treasury stock purchases from a specific shareholder, purchases of an entire class of shares, demands for share sales by an heir, and stock consolidations. In such cases, under the Companies Act and our Articles of Incorporation, the quorum requirement is one-third of the outstanding voting rights. Any amendment to our Articles of Incorporation must be approved by our shareholders at a shareholders’ meeting.

Pre-Emptive Rights

Holders of common shares have no pre-emptive rights under our Articles of Incorporation.

Dividend Rights

We may issue dividends upon a resolution at our shareholders’ meeting. We have not issued dividends to our shareholders since the incorporation of our Company.

Liquidation Rights

In accordance with the Companies Act, liquidations must be approved by common shareholders holding at least a two-thirds majority of the shares present at a meeting where, under our Articles of Incorporation, one-third of the issued and outstanding shares with voting rights is present.

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Transfer Agent

Under our Articles of Incorporation, we will set up a shareholder registry administrator. The shareholder registry administrator and the shareholder registry administrator’s location for handling share-related affairs must be determined pursuant to a resolution of our board of directors. All affairs related to our shareholder and share option registries are delegated to the shareholder registry administrator and are not to be handled by our Company. The current shareholder registry administrator for our Company is Mitsubishi UFJ Trust and Banking Corporation.

Limitation on Liability

Our Articles of Incorporation permit us to exempt, by resolution of our board of directors, directors from liabilities arising in connection with any failure to execute their duties in good faith (but without gross negligence), to the fullest extent permitted by the Companies Act. In addition, our Articles of Incorporation permit us to exempt, by resolution of our board of directors, corporate auditors from liabilities arising in connection with their failure to execute their duties in good faith (but without gross negligence), to the fullest extent permitted by the Companies Act. Should our board of directors exempt a director or corporate auditor from any such liabilities, our rights and those of our shareholders to file shareholders’ derivative suits on behalf of our Company to recover monetary damages from such director or corporate auditor for breach of their duties under the Companies Act will be eliminated or reduced. However, exculpation does not apply to any director or corporate auditor if they have breached their duties under the Companies Act intentionally (koi) or by gross negligence (ju-kashitsu). Furthermore, we have entered into a customary liability limitation agreement with each of our outside directors (Messrs. Toru Ueno and Toshiki Wakamatsu) and outside corporate auditors (Messrs. Koichi Hiraga, Akio Sagawa, and Takashi Suehiro) which limits the maximum amount of their liability to an amount stipulated in laws and regulations and our Articles of Incorporation.

Articles of Incorporation

Objective of our Company under our Articles of incorporation

We have broad authority under Article 2 of our Articles of Incorporation to conduct our lines of business.

Provisions Regarding our Directors

With respect to the election of directors of our Company, each director must be elected by a simple majority of voting rights of our shareholders entitled to vote and present at a common shareholder’s meeting where shareholders holding one-third or more of the voting rights entitled to vote are present. Additionally, any resolution regarding the election of a director cannot be adopted by cumulative voting.

Rights of Shareholders of our Common Shares

Under the Companies Act and our Articles of Incorporation, holders of our common shares have, among others, the following rights:

●	the right to receive dividends when the payment of dividends has been approved at a shareholders’ meeting, with this right lapsing three years after the provision of the payment in accordance with our Articles of Incorporation;

●	the right to vote at a shareholders’ meeting (cumulative voting for the election of directors is not allowed under our Articles of Incorporation);

●	the right to receive surplus in the event of a liquidation; and

●	the right to require us to purchase shares subject to certain requirements under the Companies Act when a shareholder opposes certain resolutions, including (i) the transfer of all or material part of our business, (ii) an amendment to our Articles of Incorporation to establish a restriction on share transfer, (iii) a share exchange or share transfer to establish a holding company, (iv) a company split, or (v) a merger, all of which must, as a general rule, be approved by a special resolution adopted at a shareholders’ meeting.

Under the Companies Act, a company is permitted to make a distribution of surplus to the extent that the aggregate book value of the assets to be distributed to shareholders does not exceed the distributable amount provided for under the Companies Act and the applicable ordinance of the Ministry of Justice as of the effective date of such distribution of surplus. The amount of surplus at any given time shall be the amount of the company’s assets and the book value of the company’s treasury stock after subtracting and adding the amounts of the items provided for under the Companies Act and the applicable ordinance of the Ministry of Justice.

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A shareholder is generally entitled to one vote per share at a shareholders’ meeting. In general, under the Companies Act and our Articles of Incorporation, a shareholders’ meeting may adopt an ordinary resolution by a majority of the voting rights presented at the meeting. The Companies Act and our Articles of Incorporation require a quorum of not less than one-third of the total number of voting rights in connection with the election of directors and statutory corporate auditors. Under the Companies Act, to avoid exercising improper control in a form of mutual shareholding, an institutional shareholder, 25% or more voting rights of which are directly or indirectly held by us, does not have voting rights at our shareholders’ meeting. We have no voting rights with respect to our own common shares that we hold. Under the Companies Act and our Articles of Incorporation, shareholders or their attorney-in-fact may exercise their voting rights through proxies, provided that a shareholder or his/her attorney-in-fact may appoint only one other shareholder who has voting rights as its proxy.

With respect to a special resolution, while the Companies Act generally requires a quorum of the majority of the total number of voting rights and approval of two-thirds of the voting rights presented at the meeting in connection with any material corporate actions, it allows a company to reduce the quorum for such special resolutions pursuant to its Articles of Incorporation to one-third (or greater than one-third) of the total number of voting rights.

The Companies Act provides additional specific rights for shareholders owning a substantial number of voting rights:

●	a shareholder holding 90% or more of the total number of voting rights of all shareholders has the right to demand that all other shareholders sell their shares to such shareholder who holds 90% or more of the voting rights;

●	shareholders holding 10% or more of the total number of voting rights of all shareholders, or 10% or more of the total number of our outstanding shares, have the right to apply to a court of competent jurisdiction for our dissolution;

●	shareholders who have held 3% or more of the total number of voting rights of all shareholders for six months or more have the right to demand the convening of a shareholders’ meeting;

●	shareholders who have held 3% or more of the total number of voting rights of all shareholders, or 3% or more of the total number of our outstanding shares, for six months or more have certain rights under the Companies Act, which include the right to:

■	apply to a competent court for removal of a director or a corporate auditor; and

■	apply to a competent court for removal of a liquidator;

●	shareholders holding 3% or more of the total number of voting rights of all shareholders have the right to object to the exculpation of a director or a corporate auditor from certain liabilities;

●	shareholders holding 3% or more of the total number of voting rights of all shareholders, or 3% or more of the total number of our outstanding shares, have certain rights under the Companies Act, which include the right to:

■	examine our accounting books and documents and make copies of them; and

■	apply to a competent court for the appointment of an inspector to inspect our operation and/or financial condition;

●	shareholders who have held 1% or more of the total number of voting rights of all shareholders for six months or more have the right to apply to a competent court for the appointment of an inspector to review the correctness of the convocation and voting procedures of a shareholders’ meeting;

●	shareholders who have held 1% or more of the total number of voting rights of all shareholders, or 300 or more voting rights, for six months or more have the right to demand that certain matters be added to the agenda items at a shareholders’ meeting;

●	shareholders holding 1% or more of the total number of voting rights of all shareholders, or 1% or more of the total number of our outstanding shares, have the right to institute a derivative action to enforce the liabilities of directors or corporate auditors of our material subsidiaries that satisfy statutory requirements; and

●	shareholders who have held any number of shares for six months or more have the right to demand that we take certain actions under the Companies Act, which include the rights to demand:

■	the institution of an action to enforce the liabilities of our directors or corporate auditors;

■	the institution of an action to disgorge from a recipient the benefit of a proprietary nature given in relation to the exercise of the right of a shareholder; and

■	on our behalf, that a director ceases an illegal or ultra vires action.

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There are no provisions under the Companies Act or our Articles of Incorporation which forces shareholders to make additional contributions when requested by us.

Under the Companies Act, in order to change the rights of shareholders which are stipulated and defined in our Articles of Incorporation, we must amend our Articles of Incorporation. Amendments must, as a general rule, be approved by a special resolution of our shareholders.

Annual meetings and special meetings of shareholders are convened, unless otherwise provided by laws and regulations, by Mr. Sumita, our Chief Executive Officer and Representative Director based on a resolution of our board of directors. Under our Articles of Incorporation, shareholders of record as of September 30 of each year have the right to attend our annual shareholders’ meeting. We may, by prescribing a record date, determine the shareholders who are stated or recorded in the shareholder registry on the record date as the shareholders entitled to attend and take action at a special shareholders’ meeting, and in this case, we are required to provide a notice in writing or by electromagnetic means of the record date at least two weeks prior to the meeting date. A convocation notice will be sent to these shareholders at least two weeks prior to the date of the shareholders’ meeting.

Our Acquisition of our Common Shares

Under applicable laws of Japan, we may acquire our common shares:

(i)	from a specific shareholder (other than any of our subsidiaries), pursuant to a special resolution of a shareholders’ meeting for which such specific shareholder cannot exercise its voting right; or

(ii)	from any of our subsidiaries, pursuant to a resolution of our board of directors.

In general, an acquisition by us of our common shares must satisfy certain requirements, including that the total amount of the acquisition price may not exceed the distributable amount.

We may hold the common shares which we acquired pursuant to (i) and (ii) above, or we may cancel such shares by a resolution of our board of directors. We may also dispose of such shares pursuant to a resolution of our board of directors, subject to other requirements applicable to the issuance of shares under the Companies Act.

Restrictions on Holders of our Common Shares

There are no restrictions with respect to non-residents of Japan or foreign shareholders holding our common shares or on the exercise of voting rights, except for filing requirements with respect to an acquisition of shares by a Non-Resident of Japan under the Foreign Exchange and Foreign Trade Act of Japan and related regulations. However, pursuant to a provision of our share handling regulations, a shareholder who does not have an address or residence in Japan is required to file with our transfer agent its temporary address to receive notices in Japan or that of a standing proxy having any address or residence in Japan.

There are no provisions in our Articles of Incorporation that would have the effect of delaying, deferring, or preventing a change in control that would operate only with respect to a merger, acquisition, or corporate restructuring involving us.

There are no provisions in our Articles of Incorporation or other subordinated rules regarding an ownership threshold, above which shareholder ownership must be disclosed.

There are no provisions in our Articles of Incorporation governing changes in our Company’s capital more stringent than is required by law.

For a description of rights of holders of ADSs, please see the “Description of American Depositary Shares.”

Exchange Controls

The Foreign Exchange and Foreign Trade Act (“FEFTA”) and related regulations regulate certain transactions involving a “Non-Resident of Japan” or a “Foreign Investor”, including “inward direct investments” by Foreign Investors, and payments from Japan to foreign countries or by residents of Japan to Non-Residents of Japan.

“Non-Residents of Japan” are defined as individuals who are not residents in Japan and corporations whose principal offices are located outside of Japan. Generally, branches and other offices of Japanese corporations which are located outside of Japan are regarded as Non-Residents of Japan, and branches and other offices of non-resident corporations which are located within Japan are regarded as residents of Japan.

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“Foreign Investors” are defined as:

●	individuals who are Non-Residents of Japan;

●	entities which are organized under the laws of foreign countries or whose principal offices are located outside of Japan;

●	companies of which 50% or more of their voting rights are held by individuals who are Non- Residents of Japan and/or corporations which are organized under the laws of foreign countries or whose principal offices are located outside of Japan;

●	partnerships engaging in investment activities and investment limited partnerships (including partnerships formed under the laws of foreign countries) which satisfy one of the following conditions:

■	50% or more of contributions to the partnership were made by (i) individuals who are non-Residents of Japan, (ii) entities which are organized under the laws of foreign countries or whose principal offices are located outside of Japan, (iii) companies of which 50% or more of their voting rights are held by individuals who are Non-Residents of Japan and/or corporations which are organized under the laws of foreign countries or whose principal offices are located outside of Japan, (iv) entities a majority of whose officers, or officers having the power of representation, are individuals who are Non-Residents of Japan, or (v) partnerships a majority of whose executive partners fall within items (i) through (iv) above; and

■	a majority of the executive partners of the partnership are (A) any persons or entities who fall within items (i) through (v) above, (B) any partnerships to which 50% or more of contributions were made by persons or entities who fall within items (i) through (v) above, or (C) limited partnerships a majority of whose executive partners fall within Non-Residents of Japan, persons or entities who fall within (A) or (B), or any officers of entities which fall within (A) or (B); and

●	entities, a majority of whose officers are individuals who are Non-Residents of Japan.

Under FEFTA and related regulations, dividends paid on, and the proceeds of sales in Japan of, shares held by Non-Residents of Japan may in general be converted into any foreign currency and repatriated abroad.

Under FEFTA, among other triggering events, a Foreign Investor who desires to acquire shares in a Japanese company which is not listed on any stock exchange in Japan, is subject to a prior filing requirement, regardless of the acquired amount of shares, if such Japanese company engages any business in certain industries related to the national security. Such industries include, among other things, manufacturing in relation to weapons, aircraft, space, and nuclear power, as well as agriculture, fishery, mining, and utility service. Additionally, due to today’s growing awareness of cybersecurity, the recent amendment to FEFTA expanded the scope of the prior filing requirement, broadly covering industries related to data processing businesses and information and communication technologies service. Direct acquisition of our common shares, rather than ADSs, by a Foreign Investor could be subject to the prior filing requirement under FEFTA.

A Foreign Investor wishing to acquire or hold our common shares directly will be required to make a prior filing with the relevant government authorities through the Bank of Japan and wait until clearance for the acquisition is granted by the applicable governmental authorities. Without such clearance, the Foreign Investor will not be permitted to acquire or hold our common shares directly. Once clearance is obtained, the Foreign Investor may acquire shares in the amount indicated in the filing any time within six months of the filing. While the standard waiting period to obtain clearance is 30 days, the waiting period could be expedited to two weeks, at the discretion of the applicable governmental authorities, depending on the level of potential impact to national security.

In addition to the prior filing requirement above, when a Foreign Investor who completed a prior filing and received clearance has acquired shares in accordance with the filed information, such Foreign Investor will be required to make a post-acquisition notice filing to report the completed acquisition. Such post- acquisition notice filing must be made no later than 45 days after the acquisition of the shares.

Under FEFTA, in each case where a resident of Japan receives a single payment of more than JPY 30 million from a Non-Resident of Japan for a transfer of shares in a Japanese company, such resident of Japan is required to report each receipt of payment to the Minister of Finance of Japan.

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DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Citibank, N.A. has agreed to act as the depositary bank for the ADSs. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. ADSs represent ownership interests in securities that are on deposit with the depositary bank. ADSs may be represented by certificates that are commonly known as “American Depositary Receipts” or “ADRs.” The depositary bank typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A., Tokyo Branch, located at 1-1, Otemachi 1-chome Chiyoda-ku, Tokyo, Japan.

We will appoint Citibank as depositary bank pursuant to a deposit agreement. A copy of the deposit agreement is filed as an exhibit to the registration statement of which this prospectus forms a part and will also be on file with the SEC under cover of a Registration Statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC’s website (www.sec.gov). Please refer to Registration Number 333-          when retrieving such copy.

We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement filed as an exhibit to the registration statement of which this prospectus forms a part in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.

Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, one (1) common share that are on deposit with the depositary bank and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary bank or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the depositary bank may agree to change the ADS-to-common share ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the depositary bank and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary bank, the custodian or their nominees. Beneficial ownership in the deposited property, under the terms of the deposit agreement, will be vested in the beneficial owners of the ADSs. The depositary bank, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary bank, and the depositary bank (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.

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If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as an owner of ADSs and those of the depositary bank. As an ADS holder you appoint the depositary bank to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of common shares will continue to be governed by the laws of Japan, which may be different from the laws in the United States.

In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary bank, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary bank will hold on your behalf the shareholder rights attached to the common shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the common shares represented by your ADSs through the depositary bank only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.

The manner in which you own the ADSs (e.g., in a brokerage account versus as a registered holder, or as a holder of certificated versus uncertificated ADSs) may affect your rights and obligations, and the manner in which, and extent to which, the depositary bank’s services are made available to you. As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary bank in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary bank (commonly referred to as the “direct registration system” or “DRS”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary bank. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary bank to the holders of the ADSs. The direct registration system includes automated transfers between the depositary bank and The Depository Trust Company (“DTC”), the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.

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The registration of the common shares in the name of the depositary bank or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary bank or the custodian the record ownership in the applicable common shares with the beneficial ownership rights and interests in such common shares being at all times vested with the beneficial owners of the ADSs representing the common shares. The depositary bank or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.

Dividends and Distributions

As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations, including, without limitation, FEFTA regulations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction of the applicable fees, taxes and expenses. In addition, applicable treaties, laws and regulations may entitle you to apply for refund of all or a part of tax withheld from the dividend and distribution. You are, if you desire such refund, solely responsible for applying for such refund procedures to the relevant tax authorities in Japan. Neither the depositary bank, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to apply for such refund procedures.

Distributions of Cash

Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary bank will arrange for the funds received in a currency other than U.S. dollars to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of Japan.

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary bank will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary bank will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary bank holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Common Shares

Whenever we make a free distribution of common shares for the securities on deposit with the custodian, we will deposit the applicable number of common shares with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will either distribute to holders new ADSs representing the common shares deposited or modify the ADS-to-common shares ratio, in which case each ADS you hold will represent rights and interests in the additional common shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

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The distribution of new ADSs or the modification of the ADS-to-common shares ratio upon a distribution of common shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary bank may sell all or a portion of the new common shares so distributed.

No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the depositary bank does not distribute new ADSs as described above, it may sell the common shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

Whenever we intend to distribute rights to subscribe for additional common shares, we will give prior notice to the depositary bank and we will assist the depositary bank in determining whether it is lawful and reasonably practicable to distribute rights to subscribe for additional ADSs to holders.

The depositary bank will establish procedures to distribute rights to subscribe for additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary bank is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to subscribe for new common shares other than in the form of ADSs.

The depositary bank will not distribute the rights to you if:

●	We do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

●	We fail to deliver satisfactory documents to the depositary bank; or

●	It is not lawful and reasonably practicable to distribute the rights.

The depositary bank will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary bank is unable to sell the rights, it will allow the rights to lapse.

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Elective Distributions

Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional common shares, we will give prior notice thereof to the depositary bank and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary bank in determining whether such distribution is lawful and reasonably practicable.

The depositary bank will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary bank will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in Japan would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions

Whenever we intend to distribute property other than cash, common shares or rights to subscribe for additional common shares, we will notify the depositary bank in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary bank in determining whether such distribution to holders is lawful and reasonably practicable.

If it is reasonably practicable to distribute such property to you and if we provide to the depositary bank all of the documentation contemplated in the deposit agreement, the depositary bank will distribute the property to the holders in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary bank may sell all or a portion of the property received.

The depositary bank will not distribute the property to you and will sell the property if:

●	We do not request that the property be distributed to you or if we request that the property not be distributed to you; or

●	We do not deliver satisfactory documents to the depositary bank; or

●	The depositary bank determines that all or a portion of the distribution to you is not lawful and reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary bank in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will provide notice of the redemption to the holders.

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The custodian will be instructed to surrender the common shares being redeemed against payment of the applicable redemption price. The depositary bank will convert into U.S. dollars upon the terms of the deposit agreement the redemption funds received in a currency other than U.S. dollars and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary bank. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary bank may determine.

Changes Affecting Common Shares

The common shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of such common shares or a recapitalization, reorganization, merger, consolidation or sale of assets of the Company.

If any such change were to occur, your ADSs would, to the extent permitted by law and the deposit agreement, represent the right to receive the property received or exchanged in respect of the common shares held on deposit. The depositary bank may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the common shares. If the depositary bank may not lawfully distribute such property to you, the depositary bank may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Common Shares

Upon completion of the offering, the common shares being offered pursuant to the prospectus will be deposited by us with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will issue ADSs to the underwriters named in the prospectus. After the completion of the offering, the common shares that are being offered for sale pursuant to the prospectus will be deposited by us with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will issue ADSs to the underwriters named in the prospectus.

After the closing of the offer, the depositary bank may create ADSs on your behalf if you or your broker deposit common shares with the custodian. The depositary bank will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the common shares to the custodian. Your ability to deposit common shares and receive ADSs may be limited by U.S. and Japanese legal considerations applicable at the time of deposit.

The issuance of ADSs may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the common shares have been duly transferred to the custodian. The depositary bank will only issue ADSs in whole numbers.

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When you make a deposit of common shares, you will be responsible for transferring good and valid title to the depositary bank. As such, you will be deemed to represent and warrant that:

●	The common shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained;

●	All preemptive (and similar) rights, if any, with respect to such common shares have been validly waived or exercised;

●	You are duly authorized to deposit the common shares;

●	The common shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement);

●	The common shares presented for deposit have not been stripped of any rights or entitlements; and

●	All requisite regulatory approvals and clearances have been duly obtained, and all requisite applicable regulatory notifications have been duly made, in Japan (including, without limitation, all approvals, clearances and notifications under FEFTA (if any)) in respect of the transfer of the common shares to the custodian, the depositary or their respective nominees in connection with the deposit of the shares under the deposit agreement.

If any of the representations or warranties are incorrect in any way, we and the depositary bank may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

We have informed the depositary bank that as of the date of this prospectus, we and our subsidiaries engage in one or more of the business sectors designated by the FEFTA (the “Designated Business Sectors,” Shitei-Gyoshu). We have advised the depositary bank that a proposed transferee of our common shares who is a Foreign Investor (as defined under the FEFTA) receiving such shares from resident(s) in Japan (including without limitation the Company) will be required to submit an application for pre-clearance to the applicable Japanese governmental authority prior to the transfer of our common shares, which pre-clearance may take up to 30 days subject to further extensions. Therefore, prior to accepting common shares for deposit in return for the issuance of ADSs, the depositary bank, which is considered a Foreign Investor for purposes of the FEFTA, would be required to obtain pre-clearance from the applicable Japanese governmental authority. Accordingly, investors wishing to deposit common shares with the depositary bank for the issuance of ADSs should notify the depositary bank well in advance of the proposed deposit to allow time for the depositary bank to apply for any required pre-clearance, if not already obtained. The depositary bank will not accept any common shares for deposit until any required pre-clearance has been obtained (if the pre-clearance is required). The depositary bank has no contractual obligation under the deposit agreement or any ADR to accept common shares for deposit from any investor nor to submit any application for pre-clearance under FEFTA for any investor proposing to deposit common shares.

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Transfer, Combination and Split Up of ADRs

As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary bank and also must:

●	ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

●	provide such proof of identity and genuineness of signatures as the depositary bank deems appropriate;

●	provide any transfer stamps required by the State of New York or the United States; and

●	pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary bank with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Common Shares Upon Cancellation of ADSs

As a holder, you will be entitled to present your ADSs to the depositary bank for cancellation and then receive the corresponding number of underlying common shares at the custodian’s offices. Your ability to withdraw the common shares held in respect of the ADSs may be limited by U.S. and Japanese legal considerations applicable at the time of withdrawal. In order to withdraw the common shares represented by your ADSs, you will be required to pay to the depositary bank the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the common shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

If you hold ADSs registered in your name, the depositary bank may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary bank may deem appropriate before it will cancel your ADSs. The withdrawal of the common shares represented by your ADSs may be delayed until the depositary bank receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary bank will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except for:

●	Temporary delays that may arise because (i) the transfer books for the common shares or ADSs are closed, or (ii) common shares are immobilized on account of a shareholders’ meeting or a payment of dividends.

●	Obligations to pay fees, taxes and similar charges.

●	Restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

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The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

We have informed the depositary bank that any Foreign Investor expecting to receive delivery of our common shares upon surrender of ADSs may also be required to obtain pre-clearance from the applicable Japanese governmental authority prior to accepting delivery, which pre-clearance may take up to 30 days subject to further extensions. Accordingly, ADS holders who are Foreign Investors wishing to surrender ADSs for the purpose of withdrawing the underlying deposited common shares should apply for pre-clearance well in advance of such surrender (if the pre-clearance is required). The depositary bank will not accept surrender of ADSs for the purpose of withdrawal of common shares until it receives assurances satisfactory to the depositary bank that any required pre-clearance for the delivery of the common shares to a Foreign Investor has been obtained (if the pre-clearance is required).

Voting Rights

As a holder, you generally have the right under the deposit agreement to instruct the depositary bank to exercise the voting rights for the common shares represented by your ADSs. The voting rights of holders of common shares are described in “Description of Share Capital and Articles of Incorporation”.

At our request, the depositary bank will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary bank to exercise the voting rights of the securities represented by ADSs. In lieu of distributing such materials, the depositary bank may distribute to holders of ADSs instructions on how to retrieve such materials upon request.

If the depositary bank timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs in accordance with such voting instructions. Securities for which no voting instructions have been received will not be voted (except as otherwise contemplated in the deposit agreement).

Please note that the ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary bank in a timely manner.

We will notify the depositary bank promptly if we intend to propose any agenda item at our general meeting of shareholders which would require the depositary bank to apply for pre-clearance under FEFTA (which could include an addition of any FEFTA Designated Business to its business purposes in its Articles of Incorporation, and appointment of a person closely related with the depositary bank as director of the Company). We will not take any action requiring notice under the preceding sentence unless or until the relevant pre-clearance under FEFTA has been obtained in accordance with the FEFTA without any recommendation or order relating to the FEFTA Pre-Notification having been issued by any of those ministers.

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Fees and Charges

As an ADS holder, you will be required to pay the following fees (some of which may be cumulative) under the terms of the deposit agreement:

Service		Fees
●	Issuance of ADSs (e.g., an issuance of ADS upon a deposit of common shares upon a change in the ADS(s)-to- common shares ratio, ADS conversions, or for any other reason), excluding ADS issuances as a result of distributions of common shares)	Up to U.S. 5¢ per ADS issued

●	Cancellation of ADSs (e.g., a cancellation of ADSs for delivery of deposited property, upon a change in the ADS(s)-to- common shares ratio, ADS conversions, upon termination of the deposit agreement, or for any other reason)	Up to U.S. 5¢ per ADS cancelled

●	Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements)	Up to U.S. 5¢ per ADS held

●	Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs	Up to U.S. 5¢ per ADS held

●	Distribution of financial instruments, including, without limitation, securities other than ADSs or rights to purchase additional ADSs (e.g., upon a spin-off and contingent value rights)	Up to U.S. 5¢ per ADS held

●	ADS Services	Up to U.S. 5¢ per ADS held on the applicable record date(s) established by the depositary bank

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●	Registration of ADS transfers (e.g., upon a registration of the transfer of registered ownership of ADSs, upon a transfer of ADSs into DTC and vice versa, or for any other reason)	Up to U.S. 5¢ per ADS transferred

●	Conversion of ADSs of one series for ADSs of another series (e.g., upon conversion of Partial Entitlement ADSs for Full Entitlement ADSs, or upon conversion of Restricted ADSs (each as defined in the deposit agreement) into freely transferable ADSs, and vice versa or conversion of ADSs for unsponsored American Depositary Shares (e.g., upon termination of the deposit agreement)).	Up to U.S. 5¢ per ADS converted

As an ADS holder you will also be responsible to pay certain charges (some of which may be cumulative) such as:

●	taxes (including applicable interest and penalties) and other governmental charges;

●	the registration fees as may from time to time be in effect for the registration of common shares on the share register and applicable to transfers of common shares to or from the name of the custodian, the depositary bank or any nominees upon the making of deposits and withdrawals, respectively;

●	certain cable, telex and facsimile transmission, delivery and other expenses;

●	the fees, expenses, spreads, taxes and other charges of the depositary bank and/or service providers (which may be a division, branch or affiliate of the depositary bank) in the conversion of foreign currency;

●	the reasonable and customary out-of-pocket expenses incurred by the depositary bank in connection with compliance with exchange control regulations and other regulatory requirements applicable to common shares, ADSs and ADRs;

●	the fees, charges, costs and expenses incurred by the depositary bank, the custodian, or any nominee in connection with the ADR program, including, without limitation, the fees and expenses, including fees and expenses of counsel, of the depositary for any FEFTA-related filings relating to the common shares on deposit in, to be deposited into, or to be withdrawn from, the ADR program existing pursuant to the deposit agreement; and.

●	the amounts payable to the depositary by any party to the deposit agreement pursuant to any ancillary agreement to the deposit agreement in respect of the ADR program, the ADSs and the ADRs.

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ADS fees and charges for (i) the issuance of ADSs, and (ii) the cancellation of ADSs are charged to the person for whom the ADSs are issued (in the case of ADS issuances) and to the person for whom ADSs are cancelled (in the case of ADS cancellations). In the case of ADSs issued by the depositary bank into DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs being issued or the DTC participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs. In the case of (i) registration of ADS transfers, the ADS transfer fee will be payable by the ADS Holder whose ADSs are being transferred or by the person to whom the ADSs are transferred, and (ii) conversion of ADSs of one series for ADSs of another series (which may entail the cancellation, issuance and transfer of ADSs and the conversion of ADSs from one series to another series), the applicable ADS issuance, cancellation, transfer and conversion fees will be payable by the Holder whose ADSs are converted or by the person to whom the converted ADSs are delivered.

In the event of refusal to pay the depositary bank fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary bank fees from any distribution to be made to the ADS holder. Certain depositary fees and charges (such as the ADS services fee) may become payable shortly after the closing of the ADS offering. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary bank. You will receive prior notice of such changes. The depositary bank may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time.

Amendments and Termination

We may agree with the depositary bank to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

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You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the common shares represented by your ADSs (except as permitted by law).

We have the right to direct the depositary bank to terminate the deposit agreement. Similarly, the depositary bank may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary bank must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

After termination, the depositary bank will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary bank will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary bank will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

In connection with any termination of the deposit agreement, the depositary bank may make available to owners of ADSs a means to withdraw the common shares represented by ADSs and to direct the depositary of such common shares into an unsponsored American depositary share program established by the depositary bank. The ability to receive unsponsored American depositary shares upon termination of the deposit agreement would be subject to satisfaction of certain U.S. regulatory requirements applicable to the creation of unsponsored American depositary shares and the payment of applicable depositary fees.

In connection with any termination of the deposit agreement, the depositary bank may, with our consent, and shall, at our instruction, distribute to owners of ADSs the deposited property in a mandatory exchange for, and upon a mandatory cancellation of, the ADSs. The ability to receive the deposited property upon termination of the deposit agreement would be subject, in each case, to receipt by the depositary bank of (i) confirmation of satisfaction of certain U.S. regulatory requirements and (ii) payment of applicable depositary fees and taxes. The depositary bank will give notice to owners of ADSs at least 30 calendar days before termination of the deposit agreement. Owners of ADSs would be required to surrender ADSs to the depositary bank for cancellation in exchange for the deposited property.

Books of Depositary

The depositary bank will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The depositary bank will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

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Limitations on Obligations and Liabilities

The deposit agreement limits our obligations and the depositary bank’s obligations to you. Please note the following:

●	We and the depositary bank are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

●	The depositary bank disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

●	The depositary bank disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in common shares, for the validity or worth of the common shares, for any financial transaction entered into by any person in respect of the ADSs or any common shares, for any tax consequences that result from the ownership of, or any transaction involving, ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

●	We and the depositary bank will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

●	We and the depositary bank disclaim any liability if we or the depositary bank are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our Articles of Incorporation, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

●	We and the depositary bank disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our Articles of Incorporation or in any provisions of or governing the securities on deposit.

●	We and the depositary bank further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting Shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

●	We and the depositary bank also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of common shares but is not, under the terms of the deposit agreement, made available to you.

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●	We and the depositary bank may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

●	We and the depositary bank also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

●	No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

●	Nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among us, the depositary bank and you as ADS holder.

●	Nothing in the deposit agreement precludes Citibank (or its affiliates) from engaging in transactions in which parties adverse to us or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank to disclose those transactions, or any information obtained in the course of those transactions, to us or to the ADS owners, or to account for any payment received as part of those transactions.

As the above limitations relate to our obligations and the depositary’s obligations to you under the deposit agreement, we believe that, as a matter of construction of the clause, such limitations would likely to continue to apply to ADS holders who withdraw the common shares from the ADS facility with respect to obligations or liabilities incurred under the deposit agreement before the cancellation of the ADSs and the withdrawal of the common shares, and such limitations would most likely not apply to ADS holders who withdraw the common shares from the ADS facility with respect to obligations or liabilities incurred after the cancellation of the ADSs and the withdrawal of the common shares and not under the deposit agreement.

In any event, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder. In fact, you cannot waive our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

Taxes

You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary bank and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The depositary bank may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary bank and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary bank and to the custodian proof of taxpayer status and residence and such other information as the depositary bank and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary bank and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

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Foreign Currency Conversion

The depositary bank will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary bank may take the following actions in its discretion:

●	Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

●	Distribute the foreign currency to holders for whom the distribution is lawful and practical.

●	Hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial

The deposit agreement, the ADRs and the ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of common shares (including common shares represented by ADSs) are governed by the laws of Japan.

As an owner of ADSs, you irrevocably agree that any legal action arising out of the deposit agreement, the ADSs or the ADRs, involving the Company or the depositary, may only be instituted in a state or federal court in the city of New York.

AS A PARTY TO THE DEPOSIT AGREEMENT, YOU IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF , OR RELATING TO, THE DEPOSIT AGREEMENT OR THE ADRs, OR THE TRANSACTIONS CONTEMPLATED THEREIN, AGAINST US AND/OR THE DEPOSITARY BANK.

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our common shares, the ADSs or the deposit agreement, including any claim under U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. However, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

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SECURITIES ELIGIBLE FOR FUTURE SALE

Prior to this offering, no public market existed for our common shares or the ADSs and while we have applied to list on the Nasdaq, however, we cannot assure you that we will be able to meet the initial listing standards or that we will not be able to continue to maintain and listing standards in the future. Even if we satisfy the initial listing standards, we cannot assure you that a liquid trading market for our ADSs will develop or be sustained after this offering. Sales of substantial amounts of the ADSs following this offering, or the perception that these sales could occur, could adversely affect prevailing market prices of the ADSs and could impair our future ability to obtain capital, especially through an offering of equity securities. Assuming all shares offered are sold in the offering, the underwriters do not exercise their option to purchase additional ADSs from us in this offering and no exercise of outstanding stock options or the Representative’s Warrants following this offering, we will have an aggregate of 7,304,800 common shares outstanding upon completion of this offering. Of these shares, the ADSs sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless purchased by “affiliates” (as that term is defined under Rule 144 of the Securities Act), who may sell only the volume of ADSs described below and whose sales would be subject to additional restrictions described below.

Upon completion of this offering, there will be outstanding 7,304,800 common shares assuming no exercise of the underwriters’ option to purchase additional ADSs. Of that amount, 1,000,000 common shares will be publicly held by investors participating in this offering, and 6,304,800 common shares will be held by our existing shareholders, some of whom may be our “affiliates” as that term is defined in Rule 144 under the Securities Act. All of the ADSs sold in the offering will be freely transferable in the United States by persons other than our “affiliates,” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer. ADSs purchased by one of our affiliates may not be resold, except pursuant to an effective registration statement or an exemption from registration, including Rule 144 under the Securities Act (as described below).

The common shares held by existing shareholders are, and any common shares issuable upon exercise of options outstanding following the completion of this offering will be, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under the Securities Act. These rules are described below.

Lock-up Agreements

We, along with our directors, executive officers and all of the other holders of our equity securities, have agreed with the underwriters that for a period of nine months in the case of our officers and directors and six months in the case of our other shareholders, after the date of this prospectus, referred to herein as the restricted period, subject to specified exceptions not to, without the prior written consent of ThinkEquity LLC, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any of our common shares or any securities convertible into or exercisable or exchangeable for our common shares, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common shares. ThinkEquity LLC, as representative of the underwriters, may in its discretion release some or all of the shares subject to the lock-up agreements prior to the expiration of the restricted period at any time, subject applicable notice requirements and in some cases, without public notice. If such a release is granted for one of our officers or directors, ThinkEquity LLC, as representative of the underwriters, will, at least three business days before the effective date of such release, notify us of the impending release, and we will announce the impending release by press release through a major news service at least two business days before the effective date of the release.

Rule 144

In general, under Rule 144 under the Securities Act (“Rule 144”) as in effect on the date hereof, beginning 90 days after the date of this prospectus, a person who holds restricted shares (assuming there are any restricted shares) and is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned such restricted shares for at least six months, would be entitled to sell an unlimited number of our common shares, provided that current public information about us is available. In addition, under Rule 144, a person who holds restricted shares and is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned such restricted shares for at least one year, would be entitled to sell an unlimited number of our common shares immediately upon the closing of this offering without regard to whether current public information about us is available. Beginning 90 days after the date of this prospectus, our affiliates who have beneficially owned our common shares for at least six months are entitled to sell within any three-month period a number of shares that does not exceed the greater of:

●	1% of the aggregate number of common shares then outstanding, represented by ADSs or otherwise, which will equal approximately common shares immediately after this offering (assuming all shares offered are sold in the offering, no exercise by the underwriters of their option to purchase additional ADSs from us, and no exercise of outstanding stock options or the Representative’s Warrants); and

●	the average weekly trading volume of the ADSs on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale; provided that current public information about us is available and such the affiliate complies with the manner of sale requirements imposed by Rule 144.

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Upon expiration of the lock-up restrictions described under “Underwriting — Lock Up Agreements”, substantially all of our outstanding common shares will either be unrestricted or will be eligible for sale under Rule 144, subject to the Rule 144 volume limitations applicable to our affiliates described above. We cannot estimate the number of our common shares that our existing shareholders will elect to sell.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus delivery requirements of the Securities Act.

Rule 701

In general, under Rule 701 of the Securities Act (“Rule 701”) as currently in effect, each of our employees, consultants, or advisors who purchased, or who purchases, pursuant to an offer made prior to the date hereof, common shares from us in connection with a compensatory share plan or other written agreement, if such purchase or offer, as applicable, was made in accordance with Rule 701, is eligible, beginning 90 days from the date hereof, to resell such shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. We make no assurance that any such prior purchase or offer was made in accordance with Rule 701.

Form S-8

We may file a registration statement on Form S-8 under the Securities Act to cover some or all of our common shares which are either subject to outstanding equity incentive awards granted prior to this offering or that may be issued pursuant to equity awards which may be granted in the future under any of our current or future equity incentive plans. Shares registered on Form S-8 generally may be sold in the open market, except to the extent that the shares are subject to vesting restrictions or lock-up or other contractual restrictions.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL MATTERS RELATING TO SHARE TRANSFER RESTRICTIONS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE PARTICULAR SECURITIES LAWS AND TRANSFER RESTRICTION CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR COMMON SHARES OR THE ADSs, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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CERTAIN TAX CONSIDERATIONS

The following description is not intended to constitute a complete analysis of all tax consequences relating to the ownership or disposition of our common shares, including the ADSs. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any local, state, foreign, including Japan, or other taxing jurisdiction.

Taxation in Japan

The following is a general summary of the principal Japanese tax consequences (limited to national tax) to owners of our common shares, in the form of our common shares or ADSs, who are non-resident individuals of Japan or who are non-Japanese corporations without a permanent establishment in Japan, collectively referred to in this section as non-resident holders. The statements below regarding Japanese tax laws are based on the laws and treaties in force and as interpreted by the Japanese tax authorities as of the date of this prospectus, and are subject to changes in applicable Japanese laws, tax treaties, conventions, or agreements, or in the interpretation of them, occurring after that date. This summary is not exhaustive of all possible tax considerations that may apply to a particular investor, and potential investors are advised to satisfy themselves as to the overall tax consequences of the acquisition, ownership, and disposition of our common shares, including, specifically, the tax consequences under Japanese law, under the laws of the jurisdiction of which they are resident and under any tax treaty, convention, or agreement between Japan and their country of residence, by consulting their own tax advisors.

For the purpose of Japanese tax law and the tax treaty between the United States and Japan, a U.S. holder of ADSs will generally be treated as the owner of our common shares underlying the ADSs evidenced by the ADRs.

Generally, a non-resident holder of our common shares or ADSs will be subject to Japanese income tax collected by way of withholding on dividends (meaning in this section distributions made from our retained earnings for the Companies Act purposes) we pay with respect to our common shares and such tax will be withheld prior to payment of dividends. Share splits generally are not subject to Japanese income or corporation taxes.

In the absence of any applicable tax treaty, convention, or agreement reducing the maximum rate of Japanese withholding tax or allowing exemption from Japanese withholding tax, the rate of the Japanese withholding tax applicable to dividends paid by Japanese corporations on their common shares to non-resident holders is generally 20.42% under Japanese tax law. If distributions were made from our capital surplus, rather than retained earnings, for the Companies Act purposes, the portion of such distributions in excess of the amount corresponding to a pro rata portion of return of capital as determined under Japanese tax laws would be deemed dividends for Japanese tax purposes, while the rest would be treated as return of capital for Japanese tax purposes. The deemed dividend portion, if any, would generally be subject to the same tax treatment as dividends as described above, and the return of capital portion would generally be treated as proceeds derived from the sale of our common shares and subject to the same tax treatment as the sale of our common shares as described below. Distributions made in consideration of repurchase by us of our own shares or in connection with certain reorganization transactions will be treated substantially in the same manner.

Japan has income tax treaties whereby the withholding tax rate (including the special reconstruction surtax) may be reduced, generally to 15%, for portfolio investors, with, among others, Belgium, Canada, Denmark, Finland, Germany, Ireland, Italy, Luxembourg, New Zealand, Norway, Singapore, and Spain, while the income tax treaties with, among others, Australia, France, Hong Kong, the Netherlands, Portugal, Sweden, Switzerland, the United Arab Emirates, the United Kingdom, and the United States generally reduce the withholding tax rate to 10% for portfolio investors. In addition, under the income tax treaty between Japan and the United States, dividends paid to pension funds which are qualified U.S. residents eligible to enjoy treaty benefits are exempt from Japanese income taxation by way of withholding or otherwise unless the dividends are derived from the carrying on of a business, directly or indirectly, by the pension funds. Similar treatment is applicable to dividends paid to pension funds under the income tax treaties between Japan and the United Kingdom, the Netherlands, and Switzerland. Under Japanese tax law, any reduced maximum rate applicable under a tax treaty shall be available when such maximum rate is below the rate otherwise applicable under the Japanese tax law referred to in the second preceding paragraph with respect to the dividends to be paid by us on our common shares or the ADSs.

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Non-resident holders of our common shares who are entitled under an applicable tax treaty to a reduced rate of, or exemption from, Japanese withholding tax on any dividends on our common shares, in general, are required to submit, through the withholding agent to the relevant tax authority prior to the payment of dividends, an application form for income tax convention regarding relief from Japanese income tax and special income tax for reconstruction on dividends together with any required forms and documents. A standing proxy for a non-resident holder of our common shares or the ADSs may be used in order to submit the application on a non-resident holder’s behalf. In this regard, a certain simplified special filing procedure is available for non-resident holders to claim treaty benefits of reduction of or exemption from Japanese withholding tax, by submitting a special application form for income tax convention regarding relief from Japanese income tax and special income tax for reconstruction on dividends of listed stock, together with any required forms or documents. If the depositary needs investigation to identify whether any non-resident holders of ADSs are entitled to claim treaty benefits of exemption from or reduction of Japanese withholding tax the depositary or its agent submits an application form before payment of dividends so that the withholding cannot be made in connection with such holders for eight months after the record date concerning such payment of dividends. If it is proved that such holders are entitled to claim treaty benefits of exemption from or reduction of Japanese withholding tax within the foregoing eight-month period, the depositary or its agent submits another application form together with certain other documents so that such holder can be subject to exemption from or reduction of Japanese withholding tax. To claim this reduced rate or exemption, such non-resident holder of ADSs will be required to file a proof of taxpayer status, residence, and beneficial ownership, as applicable, and to provide other information or documents as may be required by the depositary. Non-resident holders who are entitled, under any applicable tax treaty, to a reduced rate of Japanese withholding tax below the rate otherwise applicable under Japanese tax law, or exemption therefrom, as the case may be, but fail to submit the required application in advance may nevertheless be entitled to claim a refund from the relevant Japanese tax authority of withholding taxes withheld in excess of the rate under an applicable tax treaty (if such non-resident holders are entitled to a reduced treaty rate under the applicable tax treaty) or the full amount of tax withheld (if such non-resident holders are entitled to an exemption under the applicable tax treaty), as the case may be, by complying with a certain subsequent filing procedure. We do not assume any responsibility to ensure withholding at the reduced treaty rate, or exemption therefrom, for shareholders who would be eligible under an applicable tax treaty but who do not follow the required procedures as stated above.

Gains derived from the sale of our common shares or the ADSs outside Japan by a non-resident holder that is a portfolio investor will generally not be subject to Japanese income or corporation taxes. Japanese inheritance and gift taxes, at progressive rates, may be payable by an individual who has acquired from another individual our common shares or the ADSs as a legatee, heir, or donee, even if none of the acquiring individual, the decedent, or the donor is a Japanese resident.

Certain U.S. Federal Income Tax Considerations for U.S. Holders

The following discussion is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our common shares or ADSs. This summary applies only to U.S. Holders that hold our common shares or ADSs as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency.

This summary is based on U.S. federal tax laws in effect as of the date of this prospectus, on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this prospectus, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the Internal Revenue Service (“IRS”) with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. Moreover, this summary does not address the U.S. federal estate, gift, backup withholding, and alternative minimum tax considerations, or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of our common shares or ADSs. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	financial institutions or financial services entities;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	traders that elect to use a mark-to-market method of accounting;

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●	governments or agencies or instrumentalities thereof;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	persons liable for alternative minimum tax;

●	persons holding stock as part of a straddle, hedging, conversion or other integrated transaction;

●	persons whose functional currency is not the U.S. dollar;

●	passive foreign investment companies;

●	controlled foreign corporations;

●	persons that actually or constructively own 5% or more of the total combined voting power of all classes of our voting stock; or

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding common shares or ADSs through such entities.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL TAXATION TO THEIR PARTICULAR CIRCUMSTANCES, AND THE STATE, LOCAL, NON-U.S., OR OTHER TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES OR ADSS.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common shares or ADSs that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our common shares or ADSs, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our common shares or ADSs and their partners are urged to consult their tax advisors regarding an investment in our common shares or ADSs.

Taxation of Dividends and Other Distributions on Our Common Shares or ADSs

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. Subject to the discussion below under “Passive Foreign Investment Company Rules,” any cash distributions (including the amount of any Japanese tax withheld) paid on our common shares or ADSs out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. A non-corporate U.S. Holder will be subject to tax on dividend income from a “qualified foreign corporation” at a lower applicable capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period requirements are met. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States that the U.S. Secretary of Treasury determines is satisfactory for purposes of this provision and includes an exchange of information program, or (ii) with respect to any dividend it pays on stock that is readily tradable on an established securities market in the United States, including Nasdaq. It is unclear whether dividends that we pay on our common shares or ADSs will meet the conditions required for the reduced tax rate. If we are eligible for such benefits, dividends we pay on our common shares or ADSs would be eligible for the reduced rates of taxation described in this paragraph. You are urged to consult your tax advisor regarding the availability of the lower rate for dividends paid with respect to our common shares or ADSs. Dividends received on our common shares or ADSs will not be eligible for the dividends-received deduction allowed to corporations.

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Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any foreign withholding taxes imposed on dividends received on our common shares or ADSs. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

The amount of any dividend paid in Japanese yen will equal the U.S. dollar value of the Japanese yen received, calculated by reference to the exchange rate in effect on the date the dividend is received by you, in the case of common shares, or by the depositary, in the case of common shares or ADSs, regardless of whether the Japanese yen are converted into U.S. dollars. If the Japanese yen received as a dividend are converted into U.S. dollars on the date of receipt, a U.S. Holder generally will not be required to recognize foreign currency gain or loss in respect of the dividend income. If the Japanese yen received as a dividend are not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the Japanese yen equal to their U.S. dollar value on the date of receipt. Any gain or loss realized on a subsequent conversion or other disposition of the Japanese yen will be treated as U.S. source ordinary income or loss.

Taxation of Sale or Other Disposition of Our Common Shares or ADSs

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of common shares or ADSs in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such common shares or ADSs. Any capital gain or loss will be long term if the common shares or ADSs have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are currently eligible for reduced rates of taxation. In the event that gain from the disposition of the common shares or ADSs is subject to tax in Japan, such gain may be treated as Japan-source gain under the United States-Japan income tax treaty. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our common shares or ADSs, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

A non-U.S. corporation, such as our Company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and cash equivalents are categorized as passive assets and the Company’s goodwill and other unbooked intangibles are taken into account as non-passive assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

No assurance can be given as to whether we may be or may become a PFIC, as this is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current or subsequent taxable years. If we were classified as a PFIC for any year during which a U.S. Holder held our common shares or ADSs, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder held our common shares or ADSs even if we cease to be a PFIC in subsequent years, unless certain elections are made. Our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year.

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If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our common shares or ADSs, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the common shares or ADSs), and (ii) any gain realized on the sale or other disposition of common shares or ADSs. Under these rules,

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the common shares or ADSs;

●	the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

●	the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each prior taxable year, other than a pre-PFIC year, of the U.S. Holder.

If we are treated as a PFIC for any taxable year during which a U.S. Holder holds our common shares or ADSs, or if any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of any lower-tier PFICs for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is “regularly traded” within the meaning of applicable U.S. Treasury regulations. If our common shares or ADSs qualify as being regularly traded, and an election is made, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of common shares or ADSs held at the end of the taxable year over the adjusted tax basis of such common shares or ADSs and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the common shares or ADSs over the fair market value of such common shares or ADSs held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the common shares or ADSs would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our common shares or ADSs in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

Furthermore, as an alternative to the foregoing rules, a U.S. Holder that owns stock of a PFIC generally may make a “qualified electing fund” election regarding such corporation to elect out of the PFIC rules described above regarding excess distributions and recognized gains. However, we do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If a U.S. Holder owns our common shares or ADSs during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual Internal Revenue Service Form 8621 and provide such other information as may be required by the U.S. Treasury Department, whether or not a mark-to-market election is or has been made. If we are or become a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you.

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You should consult your tax advisors regarding how the PFIC rules apply to your investment in our common shares or ADSs.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

In addition, dividend payments with respect to our common shares or ADSs and proceeds from the sale, exchange or redemption of our common shares or ADSs may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON SHARES OR ADSS, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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UNDERWRITING

ThinkEquity LLC (the “Representative”) is acting as representative of the underwriters. Subject to the terms and conditions of an underwriting agreement between us and the Representative (the “Underwriting Agreement”), we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of ADSs listed next to its name in the following table:

Underwriters	Number of ADSs
ThinkEquity LLC	1,000,000
Total	1,000,000

The underwriters have committed to purchase all of the ADSs offered by us in this offering, other than those covered by the over-allotment option described below. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the Underwriting Agreement. Furthermore, pursuant to the Underwriting Agreement, the underwriters’ obligations are subject to customary conditions, representations, and warranties, such as receipt by the underwriters of officers’ certificates and legal opinions.

The underwriters are offering the ADSs subject to prior sale when, as, and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions. The underwriters reserve the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part.

The underwriters propose to offer the ADSs to the public at the public offering price set forth on the cover of the prospectus. After the ADSs are released for sale to the public, the underwriters may from time to time change the offering price and other selling terms.

Over-Allotment Option

We have granted a 45-day option to the Representative to purchase up to 150,000 additional ADSs (15% of the shares sold in this offering), solely to cover over-allotments, if any. If the representative exercises all or part of this option, it will purchase shares covered by the option at the initial public offering price per share that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the gross proceeds from this offering will be $6,325,000 and the total net proceeds, before expenses, to us will be $5,850,625.

Discounts and Commissions

The underwriters propose initially to offer the ADSs to the public at the public offering price set forth on the cover page of this prospectus and to dealers at those prices less a concession not in excess of $             per ADSs, of which up to $            may be re-allowed to other dealers. If all of the ADSs offered by us are not sold at the public offering price, the underwriters may change the offering price and other selling terms by means of a supplement to this prospectus.

The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either no exercise or full exercise of the over-allotment option we granted to the Representative.

	Per ADS	Total Without Over- allotment Option	Total With Over- allotment Option
Initial public offering price	$	$	$
Underwriting discount (7.5%)	$	$	$
Proceeds to us, before expenses	$	$	$

We have agreed to pay a non-accountable expense allowance to the representative of the underwriters equal to 1% of the gross proceeds received at the closing of the offering.

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We have paid an expense deposit of $50,000 to the representative, which will be applied against the out-of-pocket accountable expenses that will be paid by us to the underwriters in connection with this offering, and will be reimbursed to us to the extent not actually incurred in compliance with FINRA Rule 5110(g)(4)(A). We have agreed to reimburse the Representative for the fees and expenses of its legal counsel in connection with this offering in an amount not to exceed $125,000, the fees and expenses related to the use of Ipreo’s book building, prospectus tracking and compliance software for this offering in the amount of $29,500, the costs associated with bound volumes of the offering materials as well as commemorative mementos and lucite tombstones in an amount not to exceed $3,000, data services and communications expenses up to $10,000, the actual accountable “road show” expenses up to $10,000 and up to $30,000 of the Representative’s market making and trading, and clearing firm settlement expenses for this offering, provided that the aggregate accountable expense reimbursement for which we are responsible will not exceed $225,000 (inclusive of the $50,000 expense deposit referenced above).

Our total estimated expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, are approximately $         .

Representative’s Warrants

Upon closing of this offering, we have agreed to issue to the Representative as compensation warrants to purchase up to 50,000 common shares (equal to 5.0% of the aggregate number of ADSs sold in this offering) (the “Representative’s Warrants”). The Representative’s Warrants will be exercisable at a per share exercise price equal to 125% of the public offering price per ADSs in this offering, which would be a maximum of 50,000 common shares underlying such Representative’s Warrants assuming a total of 1,000,000 ADSs are issued in this offering. We are registering hereby the Representative’s Warrants and the common shares issuable upon exercise of the Representative’s Warrants. The Representative’s Warrants are exercisable at any time and from time to time, in whole or in part, during the four and one-half year period commencing 180 days from the effective date of the registration statement of which this prospectus is a part.

The Representative’s Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1)(A) of FINRA. The Representative (or permitted assignees under Rule 5110(e)(1)(A)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the registration statement of which this prospectus is a part. In addition, the warrants provide for registration rights upon request, in certain cases. The sole demand registration right provided will not be greater than five years from the effective date of the registration statement in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration rights provided will not be greater than seven years from the effective date of the registration statement in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of ADSs at a price below the warrant exercise price.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, the Company’s executive officers and directors and holders of the Company’s common shares and securities exercisable for or convertible into its common shares outstanding immediately upon the closing of this offering (collectively, the “Lock-Up Parties”), have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common shares or securities convertible into or exchangeable or exercisable for any common shares (collectively, the “Lock-Up Securities”) whether currently owned or subsequently acquired, without the prior written consent of the Representative, for a period of nine months from the closing of the offering in the case of the Company’s officers and directors and six months from the date of closing of the offering in the case of any other holder of outstanding securities (each, a “restricted period”). Notwithstanding the foregoing, and subject to the conditions set forth in the “lock-up” agreements, the Lock-Up Parties may transfer the Lock-Up Securities without the prior written consent of the Representative in connection with: (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of this offering; (b) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member (as defined in the lock-up agreement) or trust for the benefit of the Lock-Up Party or a family member; (c) transfers of Lock-Up Securities to a charity or educational institution; (d) if the Lock-Up Party is a corporation, partnership, limited liability company or other business entity, (i) transfers of Lock-Up Securities to another corporation, partnership or other business entity that controls, is controlled by or is under common control with the Lock-Up Party or (ii) distributions of Lock-Up Securities to members, partners, stockholders, subsidiaries or affiliates (as defined in the lock-up agreement) of the Lock-Up Party; (e) if the Lock-Up Party is a trust, to a trustee or beneficiary of the trust; (f) the receipt by the Lock-Up Party from the Company of common shares upon the vesting of restricted stock awards or stock units or upon the exercise of options to purchase the Company’s common shares issued under an equity incentive plan of the Company or an employment arrangement described in this prospectus or the transfer of common shares or any securities convertible into common shares to the Company upon a vesting event of the Company’s securities or upon the exercise of options to purchase the Company’s securities, in each case on a “cashless” or “net exercise” basis or to cover tax obligations of the Lock-Up Party in connection with such vesting or exercise, but only to the extent such right expires during the restricted period; (g) the transfer of Lock-Up Securities pursuant to agreements, if any, described in this prospectus under which the Company has the option to repurchase such securities or a right of first refusal with respect to the transfer of such securities; (h) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock-Up Securities, provided that such plan does not provide for the transfer of Lock-Up Securities during the restricted period; (i) the transfer of Lock-Up Securities that occurs by operation of law; and (j) the transfer of Lock-Up Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s common shares involving a change of control (as defined in the lock-up agreement) of the Company after the closing of this offering and approved by the Company’s board of directors.

In addition, the Company and any successor of the Company has agreed, subject to certain exceptions, not to (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (b) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (c) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (d) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (a), (b), (c) or (d) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise. The Company also has agreed to file a customary universal shelf registration statement within 30 days of the earlier of (i) the expiration of the restricted period described above and (ii) the date of its initial eligibility to do so. Additionally, the Company has agreed that for a period of twelve (12) months after the closing of the Offering it will not directly or indirectly offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company in any “at-the-market”, continuous equity or variable rate transaction, without the prior written consent of the Representative.

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Right of First Refusal

Until eighteen (18) months from the closing date of this offering, the Representative will have an irrevocable right of first refusal, in its sole discretion, to act as sole investment banker, sole book-runner, and/or sole placement agent, at the Representative’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings, during such eighteen (18) month period, on terms customary to the representative. The Representative will have the sole right to determine whether or not any other broker-dealer will have the right to participate in any such offering and the economic terms of any such participation. The Representative will not have more than one opportunity to waive or terminate the right of first refusal in consideration of any payment or fee.

Tail Financing Payments

We have also agreed to pay the Representative a tail fee equal to the cash and warrant compensation in this offering, if any investor, who was contacted or introduced to us by the Representative during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the 12-month period following the termination or expiration of our engagement agreement with the Representative prior to the closing of this offering.

Discretionary Accounts

The underwriters do not intend to confirm sales of the ADSs offered hereby to any accounts over which they have discretionary authority.

Listing

We have applied to list the ADSs on Nasdaq under the symbol “SFDX”.

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the underwriters. Factors considered in determining the public offering price of the shares include the history and prospects of the Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Other

From time to time, certain of the underwriters and/or their affiliates may in the future provide various investment banking and other financial services for us for which they may receive customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans. Except for services provided in connection with this offering, no underwriter has provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus and we do not expect to retain any underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our ADSs. Specifically, the underwriters may over-allot in connection with this offering by selling more shares than are set forth on the cover page of this prospectus. This creates a short position in our ADSs for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of ADSs over-allotted by the underwriters is not greater than the number of ADSs that they may purchase in the over-allotment option. In a naked short position, the number of ADSs involved is greater than the number of ADSs in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our ADSs or reduce any short position by bidding for, and purchasing, ADSs in the open market.

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The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing ADSs in this offering because the underwriter repurchases the ADSs in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, our ADSs in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our ADSs at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities and may discontinue any of these activities at any time without notice. These transactions may be affected on the national securities exchange on which our ADSs are traded, in the over-the-counter market, or otherwise.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to this offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some, or all of the representations and warranties contained in the underwriting agreement, and to contribute to payments that the underwriters may be required to make for these liabilities.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

The ADSs may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

101

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area—Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1 ;and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

102

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be affected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, or “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

●	Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damage suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

103

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comiss&abreve;o do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it, or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant people. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

104

EXPENSES RELATED TO THE OFFERING

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions and expenses, payable in connection with this offering. All amounts shown are estimates and subject to future contingencies, except the U.S. Securities and Exchange Commission registration fee, the Financial Industry Regulatory Authority filing fee, and the Nasdaq Stock Market entry and listing fee.

Description	Amount
U.S. Securities and Exchange Commission registration fee	$1,122.41
Financial Industry Regulatory Authority filing fee	1,599.68
Nasdaq Stock Market entry and listing fee	50,000
Accounting fees and expenses	1,888,840
Legal fees and expenses	609,843
Printing expenses	8,593
Miscellaneous	146,218

Total	$2,706,215.72

105

LEGAL MATTERS

We are being represented by Loeb & Loeb LLP, New York, New York, with respect to certain legal matters as to United States federal securities and New York State law. The underwriters are being represented by Sheppard, Mullin, Richter & Hampton LLP, New York, New York, with respect to certain legal matters as to United States federal securities and New York State law. The validity of the common shares represented by the ADSs offered in this offering and certain legal matters as to Japanese law will be passed upon for us by City-Yuwa Partners. Sheppard, Mullin, Richter & Hampton LLP may rely upon Tokyo International Law Office with respect to matters governed by Japanese law.

EXPERTS

Forvis Mazars Japan Audit LLC, independent registered public accounting firm, has audited our consolidated financial statements as of and for the years ended September 30, 2024 and 2023, as set forth in their report thereon.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation organized under Japanese law. All of our directors, corporate auditors, and executive officers reside in Japan, and significantly all of our assets and the assets of such persons are located outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon these persons or us, or to enforce against them or us judgments obtained in U.S. courts, whether or not predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States. There is doubt as to the enforceability in Japan, either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated solely on the federal securities laws of the United States or the securities laws of any state of the United States.

106

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to the underlying common shares represented by the ADSs being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. Some items included in the registration statement have been omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information about our Company, our common shares, and the ADSs being offered by this prospectus, we refer you to the registration statement, including all amendments, supplements, exhibits, and schedules thereto. Statements contained in this prospectus regarding the contents of any contract, or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see a copy of such contract or document that has been filed. Each statement in this prospectus relating to a contract or document that is filed as an exhibit to the registration statement is qualified in all respects by reference to the full text of such contract or document filed as an exhibit to the registration statement.

You may access and read the registration statement and this prospectus, including the related exhibits and schedules, and any document we file with the SEC at the SEC’s Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public without charge through the SEC’s website at http://www.sec.gov.

Upon completion of this offering, we will be subject to the information reporting requirements of the Exchange Act that are applicable to “foreign private issuers”, and under those requirements will file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a “foreign private issuer”, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, corporate auditors, and principal shareholders will be exempt from the reporting and “short swing” profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchases and sales of common shares. In addition, as a “foreign private issuer”, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. Furthermore, we will not be required under the Exchange Act to file annual or other reports and financial statements with the SEC as frequently or as promptly as U.S. companies that have securities registered under the Exchange Act. As such, we will file with the SEC, within 120 days after the end of each fiscal year, or such other applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm. We also intend to furnish to the SEC under cover of Form 6-K certain other material information.

Our corporate website is www.sfidax.jp. After the consummation of this offering, you may go to our website to access our periodic reports and other information that we file with the SEC as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this prospectus. We have included our website address in this prospectus solely for informational purposes.

107

INDEX TO FINANCIAL STATEMENTS

ANNUAL FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Shareholders of SFIDA X, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of SFIDA X, Inc. (the Company) as of September 30, 2024 and 2023, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2024 and 2023, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Forvis Mazars Japan Audit LLC

We have served as the Company’s auditor since 2024.

Tokyo, Japan

April 16, 2025, except for Notes 13, 17, 19, and 23, as to which the date is May 29, 2025.

F-2

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands of Japanese Yen, except for number of shares)

		As of September 30,
	Notes	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	3	1,395,835	1,549,377
Accounts receivables, net	4	716,608	643,646
Prepaid expenses and other current assets	5	80,585	46,368
Contract assets	18	93,856	66,248
Total current assets		2,286,884	2,305,639

Non-current assets:
Property and equipment, net	6	33,122	11,404
Intangible assets, net	7	9,656	3,450
Right-of-use assets	20	423,222	471,063
Goodwill	7, 21	80,000	-
Deferred tax assets	14	194,538	169,480
Other non-current assets	8	237,440	205,056
Total non-current assets		977,978	860,453
TOTAL ASSETS		3,264,862	3,166,092

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	11	466,609	370,458
Current portion of bonds and long-term debts	15	10,000	82,945
Income taxes payable	14	54,169	90,204
Operating lease liabilities – current	20	203,967	183,086
Contract liabilities	18	22,341	39,672
Accrued expenses and other current liabilities	12	598,747	575,118
Total current liabilities		1,355,833	1,341,483
Non-current liabilities:
Bonds and long-term debts, net of unamortized losses and issuance costs	15, 16	-	10,000
Asset retirement obligations	10	74,422	65,194
Operating lease liabilities – non-current	20	201,966	270,558
Total non-current liabilities		276,388	345,752
TOTAL LIABILITIES		1,632,221	1,687,235
Shareholders’ Equity
Common shares (24,000,000 common shares authorized; 6,304,800 common shares issued and outstanding as of September 30, 2024 and 2023)*	13	25,457	25,457
Additional paid-in capital		234,783	234,783
Retained earnings		1,372,401	1,218,617
Equity attributable to the shareholders of SFIDA X, Inc.		1,632,641	1,478,857
Total shareholders’ equity		1,632,641	1,478,857
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		3,264,862	3,166,092

* Retrospectively restated to reflect the 3-for-1 forward split completed on May 1, 2025.

The accompanying notes are an integral part of these consolidated financial statements.

F-3

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Amounts in thousands of Japanese Yen, except for number of shares and per share data)

	Notes	For the year ended September 30, 2024	For the yearended September 30, 2023
Revenues	18	4,773,515	4,280,274
Cost of revenues		2,693,598	2,285,996
Gross profit		2,079,917	1,994,278
Operating expenses:
Selling, general and administrative expenses		1,928,831	1,513,989
Research and development expenses		5,827	-
Provision for doubtful accounts		19,386	17,581
Total operating expenses		1,954,044	1,531,570
Income from operations		125,873	462,708
Other income (expense):
Interest expense, net		(405)	(964)
Other income, net		88,197	34,589
Total other income		87,792	33,625
Income before income taxes		213,665	496,333
Income tax expense	14	59,881	145,229
Net income		153,784	351,104
Net income attributable to the shareholders of SFIDA X, Inc.		153,784	351,104
Total comprehensive income		153,784	351,104
Comprehensive income attributable to the shareholders of SFIDA X, Inc.		153,784	351,104
Earnings per share:	19
Basic		24.39	57.36
Diluted		22.57	50.56
Weighted-average shares used in computing per share amounts*:	19
Basic		6,304,800	6,121,200
Diluted		6,814,710	6,944,952

* Retrospectively restated to reflect the 2-for-1 forward split completed on July 10, 2023 and the 3-for-1 forward split completed on May 1, 2025.

The accompanying notes are an integral part of these consolidated financial statements.

F-4

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Amounts in thousands of Japanese Yen, except for number of shares)

	Common shares*		Additional paid-in	Retained	Total shareholders’
	Shares*	Amount	capital	earnings	equity
Balance as of September 30, 2022	6,060,000	19,500	228,826	867,513	1,115,839
Net income	-	-	-	351,104	351,104
Share-based compensation, net of forfeitures	244,800	5,957	5,957		11,914
Balance as of September 30, 2023	6,304,800	25,457	234,783	1,218,617	1,478,857
Net income	-	-	-	153,784	153,784
Balance as of September 30 2024	6,304,800	25,457	234,783	1,372,401	1,632,641

* Retrospectively restated to reflect the 2-for-1 forward split completed on July 10, 2023 and the 3-for-1 forward split completed on May 1, 2025.

The accompanying notes are an integral part of these consolidated financial statements.

F-5

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands of Japanese Yen)

		For the years ended
	Notes	September 30, 2024	September 30, 2023
Cash flows from operating activities:
Net income		153,784	351,104
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred tax (benefit) expense		(25,057)	385
Depreciation and amortization		7,194	4,329
Interest expense		405	977
Interest income		(124)	(13)
Insurance cash surrender value		(60,109)	-
Other non-cash expense – net		2,062	11
Changes in operating assets and liabilities:
Increase in accounts receivable		(89,176)	(172,788)
Decrease (increase) in prepaid expenses and other current assets		(27,397)	2,636
Decrease (increase) in other non-current assets		(16,287)	974
Decrease (increase) in contract assets		(27,608)	52,276
Increase in accounts payable		17,925	48,615
Decrease in contract liabilities		(17,331)	(54,179)
Increase in accrued expenses and other liabilities		64,740	103,313
Income tax payable (receivable)		(36,034)	5,206
Payments for lease deposits		(397)	(22,040)
Proceeds from interest income		124	13
Payment of interest expense		(440)	(986)
Net cash provided by (used in) operating activities		(53,726)	319,833

Cash flows from investing activities:
Purchases of property and equipment		(17,414)	(1,729)
Purchases of intangible assets		(10,078)	(2,020)
Acquisition of business, net of cash acquired		(50,000)	-
Proceeds from collection of leasehold deposits		512	373
Proceeds from insurance cash surrender value		60,109	-
Proceeds from sale of investment		-	10
Net cash used in investing activities		(16,871)	(3,366)

Cash flows from financing activities:
Proceeds from the exercise of share-based options		-	11,914
Repayment of debt		(82,945)	(84,645)
Net cash used in financing activities		(82,945)	(72,731)
Net increase (decrease) in cash and cash equivalents		(153,542)	243,736
Cash and cash equivalents at beginning of year		1,549,377	1,305,641
Cash and cash equivalents at end of year	3	1,395,835	1,549,377
Supplemental disclosure of cash flow information:
Income tax paid		188,821	139,638
Interest expense paid		440	986
Supplemental disclosure of non-cash investing activities:
Right-of-use assets obtained in exchange for operating lease obligations		155,126	465,549

The accompanying notes are an integral part of these consolidated financial statements.

F-6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Organization and business description

SFIDA X, Inc. (“SFIDA X” or the “Company”), formerly known as HELLONET, was incorporated in March 2009 under the laws of Japan. The Company’s registered office address is at Sumitomo Fudosan Shinjuku Central Park Tower 11F, 6-18-1 Nishi-Shinjuku, Shinjuku-ku, Tokyo, Japan.

In April 2007, Style Free was established in Shinjuku-ku, Tokyo, and began operations as a young talent development recruiting firm. In October 2014, Style Free became a wholly owned subsidiary of SFIDA X upon the acquisition of all its shares by SFIDA X. In October 2019, the IT Consulting Business was spun off from SFIDA X and transferred to Berkeley Consulting, a newly established wholly owned subsidiary of SFIDA X. In April 2024, SFIDA X established a new wholly owned subsidiary, HEAT POINT, Inc., in Japan. The new subsidiary is engaged in providing mainly video production services and web production services to small and medium-sized companies from July 2024.

SFIDA X and its subsidiaries (collectively, the “Group”) provide website development, web consulting, system development and IT consulting services.

2.	Summary of significant accounting policies

(i)	Basis of presentation and principles of consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. Intercompany transactions and balances have been eliminated upon consolidation.

(ii)	Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the balance sheet date, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Estimates are used when accounting for items and matters include, but are not limited to, determination of the useful lives and valuation of long-lived assets, allowances for doubtful accounts, deferred tax assets, revenue recognition, purchase price allocation for business combinations and other provisions and contingencies.

(iii)	Functional and reporting currency

The reporting currency of the Group is Japanese Yen and the accompanying consolidated financial statements are presented in Japanese Yen. Since the Group operates primarily in Japan, its functional currency is the Japanese Yen.

Transactions denominated in currencies other than the functional currency are translated into the functional currency using the exchange rates prevailing at the transaction dates. Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency using the applicable exchange rates at the balance sheet date. Non-monetary items that are measured in terms of historical cost in foreign currency are re-measured using the exchange rates at the dates of the initial transactions. Exchange gains or losses arising from foreign currency transactions are included in the consolidated statements of income and comprehensive income.

F-7

(iv)	Concentration of credit risk

Financial instruments that potentially expose the Group to concentrations of credit risk consist primarily of accounts receivable. Accounts receivable are typically unsecured and derived from services rendered to customers that are located primarily in Japan, thereby exposed to credit risk. The Group conducts credit evaluations of its customers, and generally does not require collateral or other security from its customers. The Group records an allowance for doubtful accounts primarily based upon the factors surrounding the credit risk of the specific customers.

(v)	Concentration of customer

No single customer accounted for 10% or more of the Group’s net sales or accounts receivable, net, as of and for the years ended September 30, 2024 and 2023.

(vi)	Cash and cash equivalents

Cash and cash equivalents consist primarily of cash on hand, demand deposits, and ordinary deposit placed with banks or other financial institutions and have original maturities of three months or less. The Group maintains cash with various financial institutions in Japan.

(vii)	Accounts receivable, net

The Group’s accounts receivable balance consists of amounts due from its customers. The Group records accounts receivable at the invoiced amount less an allowance for any potentially uncollectable accounts under the current expected credit loss (“CECL”) impairment model and presents the net amount of the accounts receivable expected to be collected. The general CECL reserve is measured on a collective (pool) basis when similar risk characteristics exist for financial asset. The Group notes its account receivables share similar risks, and the Group measures the CECL reserve on a pool basis by type of service. The CECL impairment model requires an estimate of expected credit losses, measured over the contractual life of an instrument, which considers forecasts of future economic conditions in addition to information about past events and current conditions. Based on this model, the Group considers many factors, including the aging of the balance, collection history and current economic trends.

Credit losses are written off after all collection efforts have ceased. Allowances for credit losses are recorded as a direct reduction from an asset’s amortized cost basis. Credit losses and recoveries are recorded in selling, general and administrative expenses in the consolidated statements of income and comprehensive income. Recoveries of financial assets previously written off are recorded when received. As of September 30, 2024 and 2023, the Group had credit losses of 19,667 thousand yen and 17,557 thousand yen, respectively and uncollectible receivables written off amounting 12,923 thousand yen and 11,496 thousand yen, respectively. Included in these losses, based on the Group’s current and historical collection experience, the Group recorded an allowance for credit losses of approximately 38,528 thousand yen and 31,784 thousand yen as of September 30, 2024 and 2023, respectively.

(viii)	Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Property and equipment consist of the following:

Leasehold improvements	shorter of the lease term or the estimated useful life
Tools, furniture and fixture	2-10 years

The cost and related accumulated depreciation of assets disposed of or retired are removed from the accounts, and any resulting gain or loss is reflected in the consolidated statements of income and comprehensive income in other income or expenses.

F-8

(ix)	Impairment of long-lived assets

The Group’s long-lived assets are comprised of property and equipment, including leasehold improvements, right-of-use assets and definite lived intangible assets. Long-lived assets are reviewed for indications of possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Recoverability is measured by comparing the carrying amounts of the asset group to the future undiscounted cash flows attributable to these assets. An impairment loss is recognized to the extent an asset group is not recoverable and the carrying amount exceeds the projected discounted future cash flows arising from these assets. For the years ended September 30, 2024 and 2023, no impairment of long-lived assets was observed and recognized.

(x)	Intangible assets and goodwill

Intangible assets consist primarily of software which is to be used to deliver services to customers. The Group capitalizes qualifying software development costs incurred during the application development stage. Capitalization of costs begins when two criteria are met: (i) the preliminary project stage is completed, and (ii) it is probable that the software will be completed and used for its intended purpose. The types of costs capitalized during the application development phase include primarily staff, welfare cost and other related expenses. Costs related to preliminary project activities and post-implementation operating activities are expensed as incurred. Capitalization ceases when the software is substantially complete and ready for its intended use, including the completion of all-significant testing. Capitalized software development costs are amortized on a straight-line basis over the estimated useful life of the software of 5 years.

Intangible assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be fully recoverable. An impairment loss is recognized if the sum of the expected long-term undiscounted cash flows the asset is expected to generate is less than its carrying amount. Any write-downs are treated as permanent reductions in the carrying amount of the respective asset. The Group’s analysis did not indicate impairment during any of the periods presented.

Goodwill is tested for impairment at the reporting unit level. The Group has one reporting unit for the goodwill impairment testing purposes. Goodwill is tested for impairment on an annual basis, or more frequently if events or changes in circumstances indicate the carrying value of goodwill may not be recoverable (a “triggering event”). On the occurrence of a triggering event, an entity has the option to first assess qualitative factors to determine whether a quantitative impairment test is necessary. If it is more likely than not that goodwill is impaired, the fair value of the reporting unit is compared with its carrying value. An impairment charge is recognized for the amount by which the carrying amount exceeds the fair value, provided that the loss recognized cannot exceed the total amount of goodwill.

(xi)	Asset retirement obligations

The Group accounts for its asset retirement obligations in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 410-20, “Asset Retirement and Environmental Obligations” which requires that legal obligations associated with the retirement of long-lived assets be recognized at fair value when incurred and capitalized as part of the related long-lived assets. Over time, the liability is accreted to its present value each period, and the capitalized asset is depreciated over the useful life of the long-lived assets.

In the absence of quoted market prices, the Group estimates the fair value of the asset retirement obligations using present value techniques, in which estimates of future cash flows associated with retirement activities are discounted using a credit-adjusted risk-free rate. The Group reviews the asset retirement obligations, on an annual basis, unless otherwise deemed necessary. The Group’s estimated liability could change significantly if actual costs vary from assumptions or if governmental regulations change significantly.

As of September 30, 2024 and 2023, the Group’s asset retirement obligations related to its lease agreements were 74,422 thousand yen and 65,194 thousand yen, respectively.

F-9

(xii)	Business combinations

The Group accounts for business combinations using the acquisition method of accounting. This method requires that the purchase price of the acquisition be allocated to the assets acquired and liabilities assumed using the fair values determined by management as of the acquisition date. The excess of the purchase price over the amounts allocated to assets acquired and liabilities assumed is recorded as goodwill.

The Group uses the best estimates and assumptions as part of the purchase price allocation process to accurately value assets acquired and liabilities assumed as of the acquisition date. The estimates are inherently uncertain and subject to refinement. As a result, during the measurement period, which may be up to one year from the acquisition date, the group records adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill to the extent the Group identifies adjustments to the preliminary purchase price allocation. Upon the conclusion of the measurement period or final determination of the fair values of the assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded in the consolidated statements of income and comprehensive income. Also see note 21.

The Group expenses all acquisition-related costs as incurred within selling, general, and administrative expenses in the consolidated statements of income and comprehensive income.

(xiii)	Fair value of financial instruments

Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be either recorded or disclosed at fair value, the Group considers the principal or most advantageous market in which it would transact, and it also considers assumptions that market participants would use when pricing the assets or liabilities.

Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The three levels of inputs that may be used to measure fair value are:

Level 1—Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2—Other inputs that are directly or indirectly observable in the marketplace.

Level 3—Unobservable inputs which are supported by little or no market activity.

Financial assets and liabilities of the Group consist primarily of cash and cash equivalents, accounts receivable, accounts payable, other payables, current portions of bonds and long-term debt, and bonds and long-term debt. As of September 30, 2024 and 2023, the carrying values of these financial instruments except for bonds and long-term debt are approximated to their fair values due to short maturities of these instruments.

(xiv)	Revenue recognition

The Group recognizes revenue in accordance with ASC 606, “Revenue from Contracts with Customers”, applying the following five step model: (i) identification of the contract, or contracts, with the customer; (ii) identification of the performance obligations in the contract; (iii) determination of the transaction price; (iv) allocation of the transaction price to the performance obligations in the contract; and (v) recognition of revenue when, or as, a performance obligation is satisfied.

F-10

The Group’s revenues comprise of three main categories: (a) WebDX Consulting Business, further categorized into web production and subscription business (Simple Book, Simple Reserve, hosting services, Select my Search, Writer Pack, SNS pack and L push), (b) System Integration including IT technical support and contracted system development, and (c) IT consulting.

To determine proper revenue recognition, the Group first evaluates whether there is a duly approved and enforceable contract with the customer, in which rights of parties and payment terms are identified and collectability is probable. The Group also evaluates whether two or more contracts should be combined and accounted for as a single contract and whether modifications to existing contracts should be accounted for as part of the original contract or as a separate contract. Contract modifications that create new enforceable rights and obligations are accounted for prospectively. Contract modifications that do not add distinct goods or services are accounted for through cumulative catch-up adjustments. Contract modifications that add distinct goods or services and increase the contract value by an amount that reflects the standalone selling price are accounted for as separate contracts.

The Group recognizes revenue when performance obligations under the contract are satisfied. A performance obligation is the unit of account for revenue recognition and refers to a promise in a contract to transfer a distinct service or good to the customer. The majority of the contracts contain a single performance obligation involving a significant integration of various activities that are performed together to deliver a combined service or solution except WebDX consulting contracts which involves multiple performance obligations. For contracts with multiple performance obligations, the Group allocates transaction price to each performance obligation based on the relative standalone selling price of each distinct performance obligation within the contract.

For website production service, the Group bears the costs incurred when customers cancel contracts with other vendors to motivate customers to enter into contracts with the Group. The Group recognizes the cost as a reduction of the transaction price.

Performance obligations may be satisfied over time or at a point in time, but the majority of the Group’s performance obligations are satisfied over time. The Group selects the appropriate measure of progress for revenue recognition based on the nature of the performance obligation, contract type and other pertinent contract terms.

For website production service and contracted system development, the Group’s performance obligation is satisfied over time and revenue is recognized using cost incurred method.

For rental servers and domain management, writer pack, IT technical support and IT consulting, the Group’s performance obligation is satisfied over time and since contractual billing correspond with the value provided to a customer, the Group recognizes revenue in the amount of consideration for which it has the right to invoice using the as-invoiced practical expedient.

Principal versus agent considerations

The Group determines whether it is a principal or an agent in arrangements with customers that involve another party that contributes to providing a specified service to the customer in accordance with the guidance provided in ASC 606. The Group determines whether the nature of its promise is a performance obligation to provide the specified goods or services itself (principal) or to arrange for those goods or services to be provided by the other party (agent). This determination is reviewed for each specified service promised to the customer and may involve significant judgment. The Group sells its services directly to customers and also through another party. Revenues earned from website and video production are recorded on a gross basis, as the Group has determined that it controls the promised service before it is transferred to the end customers, is primarily responsible for the fulfillment, and has discretion in establishing prices. Revenues related to IT technical support services are recognized on a net basis where the employees are not monitored, and the Group does not control the service before transferring to the customers.

F-11

(xv)	Segment reporting

The Group identifies a business as an operating segment if: i) it engages in business activities from which it may recognize revenues and incur expenses; ii) its operating results are regularly reviewed by the Chief Operating Decision Maker (“CODM”), who is the Company’s Chief Executive Officer (“CEO”), for making decisions about resources to be allocated to the segment and assess its performance; iii) it has available discrete financial information. The CODM reviews financial information at the operating segment level to allocate resources and to assess the operating result and financial performance for each operating segment.

The Group has three operating segments that have been identified based on services offered as well as the nature of their operations: ‘WebDX Consulting Business’, ‘System Integration Business’, and ‘IT Consulting Business’. The operating segments are also the reportable segments. See note 9 for segment information.

(xvi)	Cost of revenue

Cost of revenue consists primarily of staff and welfare cost, subcontracting cost and other related expenses.

(xvii)	Research and development costs

Research and development costs are expensed when incurred unless they meet the capitalization criteria under ASC 350, “Intangibles – Goodwill and Other”. These costs primarily consist of staff and welfare cost for continuous development of new solutions and enhancing and maintaining our technology platform.

(xviii)	Advertising costs

The Group expenses advertising costs as incurred in accordance with ASC 720-35, “Other Expenses Advertising Cost.” Advertising expenses were 2,636 thousand yen and 4,433 thousand yen for the years ended September 30, 2024 and 2023, respectively.

(xix)	Leases

The Group determines if an arrangement is a lease at inception. Leases are classified as operating leases or finance leases in accordance with the recognition criteria in ASC 842, “Leases”. The Group’s leases do not contain any material residual value guarantees or material restrictive covenants. The Group has elected the short-term lease exemption for contracts with a lease term of 12 months or less. The Group has lease agreements with lease and non-lease components and has elected to account for such components as a single lease component. The Group leases office and room (for sublease to employees), which are classified as operating leases in accordance with ASC 842.

At the commencement date of a lease, the Group determines the classification of the lease based on the relevant factors present and records a right-of-use (“ROU”) assets and lease liabilities for any operating lease. ROU assets acquired through a lease represent the right to use an underlying asset for the lease term, and operating lease liabilities represent the obligation to make lease payments arising from the lease.

ROU assets and lease liabilities are calculated as the present value of the lease payments not yet paid. If the rate implicit in the Group’s leases is not readily available, the Group uses an incremental borrowing rate based on the information available at the lease commencement date in determining the present value of lease payments. This incremental borrowing rate reflects the fixed rate at which the Group can borrow on a collateralized basis the amount of the lease payments in the same currency, for a similar term, in a similar economic environment. ROU assets include any lease prepayments and are reduced by lease incentives. All ROU assets are reviewed for impairment. There was no impairment for ROU assets as of September 30, 2024 and 2023.

Operating lease expense for lease payments is recognized on a straight-line basis over the lease term. Lease terms are based on the non-cancellable term of the lease. Some of the contracts include options to extend or to terminate the lease. The Group takes such options into account to determine the lease term when it is reasonably certain that it will exercise these options.

F-12

The Group evaluates its sublease in which it is the sublessor to determine whether it is relieved of the primary obligation under original lease. If it remains the primary obligor, the Group continues to account for the original lease as it did before the commencement of the sublease and record the sublease income based on the contract terms in other income in the consolidated statements of income and comprehensive income.

(xx)	Share-based payment award

The Group applies ASC 718, “Compensation – Stock Compensation”, to account for its employee share-based payments. Share-based payment transactions with employees are measured based on the grant date fair value of the equity instrument issued and recognized as compensation expenses over the requisite service periods based on a straight-line method, with a corresponding impact reflected in additional paid-in capital.

First series of stock acquisition rights

The Group provides share-based payments in the form of stock option. This award is subject to a service condition, and the Group uses the straight-line attribution method for recognizing compensation expense over the requisite service period. Forfeitures are recorded when they occur. The fair value is estimated on the date of grant using Binomial Lattice model.

Second series of stock acquisition rights

The Group provides share-based payments in the form of stock options. These awards are subject to a service condition and a performance condition. Under ASC 718-10-55-76, if an award vests upon the satisfaction of both a service condition and a performance condition, the entity must initially determine which outcomes are probable and recognize the compensation cost over the longer of the explicit or implicit service period. Because the performance condition is not deemed to be probable of achievement until the IPO in Japan is effective, no compensation cost is recognized until the IPO in Japan occurs. Forfeitures are recorded when they occur. The fair value is estimated on the date of grant using Binomial Lattice model.

(xxi)	Income taxes

The Group accounts for income taxes in accordance with ASC 740, “Income Taxes”. Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes have been incurred during the years ended September 30, 2024 and 2023. The Group does not believe that there was any material uncertain tax position as of September 30, 2024 and 2023.

F-13

(xxii)	Earnings per share

Basic earnings per common share is computed by dividing net earnings attributable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing net income attributable to common shareholders by the sum of the weighted average number of common share outstanding and of potential common share (e.g., convertible securities, options and warrants) that are calculated using the treasury stock method for stock options, unvested restricted stock and unvested performance share awards. The treasury stock method assumes that the Group uses the proceeds from the exercise of stock option awards to repurchase common shares at the average market price during the period. The assumed proceeds under the treasury stock method include the purchase price that the grantee will pay in the future and compensation cost for future service that the Group has not yet recognized. For unvested restricted stock and unvested performance share awards, assumed proceeds under the treasury stock method include unamortized compensation cost.

(xxiii)	Recently issued accounting pronouncements

In November 2024, the FASB issued Accounting Standards Update (“ASU”) 2024-03, “Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses”, which is intended to enhance transparency into the nature and function of expenses. The amendments require that on an annual and interim basis, entities disclose disaggregated operating expense information about specific categories, including purchases of inventory, employee compensation, depreciation, amortization and depletion. This guidance is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Upon adoption, ASU 2024-03 should be applied on a prospective basis while retrospective application is permitted. The Group is currently evaluating the impact ASU 2024-03 will have on its consolidated financial statements and related disclosures.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” which requires consistent categories and greater disaggregation of information in the rate reconciliation and income taxes paid disaggregated by jurisdiction. This standard will be effective for annual periods beginning after December 15, 2024. The Group is currently evaluating the impact of this standard on the Group’s consolidated financial statements and related disclosures but does not expect the adoption of ASU 2023-09 to be material.

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”. The amendments in this update expand segment disclosure requirements, including new segment disclosure requirements for entities with a single reportable segment among other disclosure requirements. This update is effective for the Group’s consolidated financial statements for the year ending September 30, 2025, and interim periods beginning after October 1, 2025. The Group is analyzing the impact of this standard on its disclosures in the consolidated financial statements.

Other recently issued accounting pronouncements are not expected to have a material impact on the Group’s consolidated financial statements.

F-14

Note 3: Cash and cash equivalents

The breakdown of cash and cash equivalents is as follows:

	As of September 30, 2024	As of September 30, 2023
	Thousands of Yen
Cash at bank	1,395,835	1,549,377
Total cash and cash equivalents	1,395,835	1,549,377

Note 4: Accounts receivable, net

(A)	The component of accounts receivable, net is as follows:

	As of September 30, 2024	As of September 30, 2023
	Thousands of Yen
Accounts receivable	755,136	675,430
Less: Allowance for credit losses	(38,528)	(31,784)
Accounts receivable, net	716,608	643,646

(B)	Movement of allowance for credit losses is as follows:

	As of September 30, 2024	As of September 30, 2023
	Thousands of Yen
Allowance for credit losses, beginning balance	31,784	25,723
Add: allowance for credit losses	19,667	17,557
Less: uncollectible receivables written-off	(12,923)	(11,496)
Allowance for credit losses, ending balance	38,528	31,784

(C)	Aging analysis of the accounts receivable is as follows:

	As of September 30, 2024	As of September 30, 2023
	Percentage of Accounts receivable
Current	99.3%	95.2%
1-30 days past due	0.4%	0.5%
31-60 days past due	0.2%	0.3%
More than 60 days past due	0.1%	4.0%
	100.0%	100.0%

Note 5: Prepaid expenses and other current assets

Prepaid expenses and other current assets consist of the following:

	As of September 30, 2024	As of September 30, 2023
	Thousands of Yen
Prepaid expenses	32,262	36,675
Other current assets	48,323	9,693
Total prepaid expenses and other current assets	80,585	46,368

F-15

Note 6: Property and equipment, net

Property and equipment, net consist of the following:

	As of September 30, 2024	As of September 30, 2023
	Thousands of Yen
Cost:
Leasehold Improvements	192,986	180,877
Tools, furniture and fixtures	41,724	27,109

Total	234,710	207,986
Less: accumulated depreciation	(201,588)	(196,582)
Property and equipment, net	33,122	11,404

Depreciation expense was 5,341 thousand yen and 3,392 thousand yen for the years ended September 30, 2024 and 2023, respectively.

Note 7: Intangible assets, net and Goodwill

(A)	Intangible assets, net

Intangible assets, net consist of the following:

	As of September 30, 2024	As of September 30, 2023
	Thousands of Yen
Software	13,973	6,094
Less: accumulated amortization:	(4,317)	(2,644)
Intangible assets, net	9,656	3,450

Amortization expense was 1,852 thousand yen and 937 thousand yen for the years ended September 30, 2024 and 2023, respectively.

(B)	Goodwill

Goodwill by reporting segment consist of the following:

	Thousands of Yen
	System Integration	Total
Balance at September 30, 2022	-	-
Balance at September 30, 2023	-	-
Additions	80,000	80,000
Balance at September 30, 2024	80,000	80,000

F-16

Note 8: Other non-current assets

Other non-current assets consist of the following:

	As of September 30, 2024	As of September 30, 2023
	Thousands of Yen
Lease and guarantee deposits (1)	196,838	196,953
Others	40,602	8,103
Total other non-current assets	237,440	205,056

(1) Lease and guarantee deposits represent mainly the amount paid to the real estate agents when the office spaces were rented on lease.

Note 9: Segment reporting

The Group’s reportable segments are WebDX Consulting Business, System Integration Business, and IT Consulting Business. WebDX Consulting Business provides the best solutions using the internet and IT to solve various problems faced by small and medium-sized companies and to support their business operations. System Integration business provides IT technical support services for development projects mainly for large companies and contracted system development. IT consulting business provides DX (Digital Transformation) consulting targeting major companies.

Based on the criteria established by ASC 280, “Segment Reporting”, CODM has been identified as the Company’s CEO, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Group. The Group does not distinguish between markets for the purpose of internal reporting. As the Group’s long-lived assets are substantially located in Japan, no geographical segments are presented.

The following tables present summary information by segment for the years ended September 30, 2024 and 2023, respectively:

	As of September 30, 2024
	Thousands of Yen
	WebDX Consulting	System Integration	IT Consulting	Segment Total	Reconciling items (1)	Total
Revenue
External customers	1,654,847	2,874,812	243,856	4,773,515	-	4,773,515
Intersegment	5,061	58,217	-	63,278	(63,278)	-
Total	1,659,908	2,933,029	243,856	4,836,793	(63,278)	4,773,515
Segment profit	493,101	331,906	37,438	862,445	(736,573)	125,873
Segment assets	1,731,924	1,345,359	170,470	3,247,752	17,110	3,264,862
Depreciation and amortization	3,720	209	-	3,929	3,265	7,194
Capital expenditures	19,322	86,199	-	105,521	2,428	107,949

	As of September 30, 2023
	Thousands of Yen
	WebDX Consulting	System Integration	IT Consulting	Segment Total	Reconciling items (1)	Total
Revenue
External customers	1,650,881	2,414,650	214,743	4,280,274	-	4,280,274
Intersegment	3,204	29,925	-	33,129	(33,129)	-
Total	1,654,085	2,444,575	214,743	4,313,403	(33,129)	4,280,274
Segment profit	590,867	293,210	47,024	931,101	(468,393)	462,708
Segment assets	1,937,334	1,047,829	166,162	3,151,325	14,767	3,166,092
Depreciation and amortization	1,578	40	-	1,618	2,711	4,329
Capital expenditures	3,389	-	-	3,389	360	3,749

F-17

Explanatory notes:

(1)	The reconciling items above include:

Adjustments to segment profit include intersegment eliminations and corporate expenses not allocated to each reportable segment.

Corporate expenses mainly consist of expenses for the planning, personnel, and administrative divisions of the Company Head Office.

Adjustments to segment assets include eliminations of intersegment transactions and corporate assets not attributable to any reportable segments.

Corporate assets mainly consist of fixed assets such as facilities attached to the headquarters building and management software.

Depreciation and amortization adjustment is depreciation for corporate assets not allocated to reportable segments.

Adjustments to capital expenditures represent expenditures related to corporate assets not allocated to reportable segments.

(2)	The accounting policies of our segments are the same as those described in the summary of significant accounting policies in note 2 in accordance with U.S. GAAP.

Note 10: Asset retirement obligations

The Group has asset retirement obligations (“AROs”) arising from contractual requirements arising from the lease contracts to perform certain asset restoration activities at the time that it disposes of certain ancillary equipment (leasehold improvements). The liability was initially measured at fair value and subsequently adjusted for accretion expense and changes in the amount or timing of the estimated cash flows. The corresponding asset restoration costs are capitalized as part of the carrying amount of the related long-lived asset and depreciated over the asset’s remaining useful life.

The following table presents the activity for the AROs:

	As of September 30, 2024	As of September 30, 2023
	Thousands of Yen
Balance at beginning of year	65,194	65,194
Additional obligations incurred	9,188
Accretion expense	40	-
Balance at end of year	74,422	65,194

F-18

Note 11: Accounts payable

The components of accounts payables are as follows:

	As of September 30, 2024	As of September 30, 2023
	Thousands of Yen
Trade creditors	184,841	166,916
Other payables	281,768	203,542
Total accounts payable	466,609	370,458

Note 12: Accrued expenses and other liabilities

The components of accrued expenses and other liabilities are as follows:

	As of September 30, 2024	As of September 30, 2023
	Thousands of Yen
Accrued expenses	199,234	195,164
Provision for bonuses	246,922	196,791
Consumption tax payable	50,045	83,537
Employee benefit liabilities	87,734	73,142
Others	14,812	26,484
Total Accrued expenses and other liabilities	598,747	575,118

Note 13: Equity

(Authorized and issued share capital)

The Company was authorized to issue 4,000,000 common shares without par value as of September 30, 2022. There were 1,010,000 shares issued and outstanding as of September 30, 2022.

On June 30, 2023, the Company has issued 40,800 shares on exercise of stock options by directors and employees.

On June 14, 2023, the Company’s board of directors approved a 2-for-1 stock split of the Company’s capital stock. The stock split became effective on July 10, 2023. The number of authorized common shares of the Company has increased from 4,000,000 to 8,000,000. The total issued and outstanding shares of the Company has increased from 1,050,800 to 2,101,600.

On April 16, 2025, the Company’s board of directors approved a 3-for-1 stock split of the Company’s capital stock. The stock split became effective on May 1, 2025. The number of authorized common shares of the Company has increased from 8,000,000 to 24,000,000. The total issued and outstanding shares of the Company has increased from 2,101,600 to 6,304,800.

Retrospectively restated to reflect the above forward split, there were 6,304,800 shares issued and outstanding as of September 30, 2024 and 2023.

Holders of common shares are entitled to one vote per share, and to receive dividends and, upon liquidation or dissolution, are entitled to receive all assets available for distribution to stockholders. Common shares are subordinate to any other type of stock with respect to dividend rights and rights upon liquidation, winding up and dissolution of the Company.

Note 14: Income taxes

The Group conducts all its business in Japan and is subject to tax in this jurisdiction. During the years ended September 30, 2024 and 2023, all taxable income of the Group is generated in Japan. As a result of its business activities, the Group files tax returns that are subject to examination by the local tax authority. Income taxes in Japan applicable to the Group are imposed by the national, prefectural, and municipal governments, and in the aggregate resulted in an effective statutory rate of approximately 34.6% for the years ended September 30, 2024 and 2023.

F-19

(A) Significant components of the provision for income taxes are as follows:

	For the years ended
	September 30, 2024	September 30, 2023
	Thousands of Yen
Current tax expense	84,938	144,844
Deferred tax expense (benefit)	(25,057)	385
Total income tax expense	59,881	145,229

(B) Reconciliations of the statutory income tax rate to the Group’s effective tax rate are as follows:

	For the years ended
	September 30, 2024	September 30, 2023
Statutory income tax rate	34.60%	34.60%
Income tax exemptions and reliefs(1)	(7.20)%	(5.33)%
Non-deductible expenses	0.41%	-
Others	0.22%	(0.16)%
	28.03%	29.11%

(1)	Income tax exemptions and reliefs mainly consist of tax credit for an increase in the amount of salary paid to employees.

(C)	For the purpose of presentation in the consolidated balance sheets, deferred income tax assets and liabilities have been offset. Significant components of deferred tax assets and liabilities are as follows:

	As of September 30, 2024	As of September 30, 2023
	Thousands of Yen
Deferred tax assets:
Accounts receivable principally due to allowance for credit losses	13,332	10,467
Net operating loss carryforwards	26,883	12,466
Employee benefits	30,356	25,307
Lease liabilities	140,453	156,961
Asset retirement obligations	25,750	22,557
Provision for bonuses	84,386	67,620
Excess of depreciation	37,448	34,457
Other deductible temporary differences	24,915	23,043
Total gross deferred tax assets	383,523	352,878

Deferred tax liabilities:
Contract assets	34,200	23,303
Right-of-use assets	140,453	156,961
Other taxable temporary differences	14,332	3,134
Total gross deferred liabilities	188,985	183,398
Net deferred tax assets	194,538	169,480

As of September 30, 2024 and 2023, the Group had operating loss carryforwards of 77,697 thousand yen and 36,029 thousand yen, respectively available to reduce future tax liabilities, which expire between 2031 and 2034.

The Group evaluates its valuation allowance requirements at end of each reporting period by reviewing all available evidence, both positive and negative, and considering whether, based on the weight of that evidence, a valuation allowance is needed. When circumstances cause a change in management’s judgement about the realizability of deferred tax assets, the impact of the change on the valuation allowance is generally reflected in income from operations. The future realization of the tax benefit of an existing deductible temporary difference ultimately depends on the existence of sufficient taxable income of the appropriate character within the carryforward period available under applicable tax law.

F-20

Note 15: Debts

Outstanding debts as of September 30, 2024 and 2023 are as follows:

	As of September 30, 2024
	Thousands of Yen
Long-term borrowings	Balance	Maturity date	Effective interest rate
Resona Bank, Limited.	10,000	February 28, 2025	1.15%
Total debts	10,000
Less: current portion	(10,000)
Long-term debts, net	-

	As of September 30, 2023
	Thousands of Yen
Long-term borrowings	Balance	Maturity date	Effective interest rate
The Shoko Chukin Bank, Ltd.	16,945	June 30, 2024	0.98%
Resona Bank, Limited.	30,000	February 28, 2025	0.77%
Bonds
Unsecured corporate bond (1st series)	20,000	June 30, 2024	0.15%
Unsecured corporate bond (2nd series)	26,000	September 30, 2024	0.15%
Total debts	92,945
Less: current portion	(82,945)
Long-term debts, net	10,000

Scheduled repayments of the debt subsequent to September 30, 2024 are as follows:

Year ending September 30:	Borrowings	Bonds
Thousands of Yen
2025	10,000	-
2026	-	-
2027	-	-
2028	-	-
2029	-	-
Total	10,000	-

Note 16: Fair value of financial instruments

ASC 825, “Financial Instruments” requires disclosure of the fair value of financial assets and financial liabilities, including those financial assets and financial liabilities that are not measured and reported at fair value. The methodologies for other financial assets and financial liabilities that are not measured and reported at fair value are discussed below:

Long-term borrowings net of unamortized losses and issuance costs: The Group’s long-term borrowings instruments are classified as Level 2 instruments and valued based on the present value of future cash flows associated with each instrument discounted using current market borrowing rates for similar borrowings instruments of comparable maturity.

The following tables present the carrying amounts, fair values, and their levels in the fair value hierarchy of the Group’s consolidated financial instruments as of September 30, 2023. There is no financial assets and financial liabilities that are not measured and reported at fair value as of September 30, 2024.

F-21

Particulars	As of September 30, 2023		Fair value measuring using
	Carrying amount	Estimated fair value	Level 1	Level 2	Level 3
	Thousands of Yen
Financial liabilities
Long-term borrowings	10,000	9,868	-	9,868	-
Total	10,000	9,868	-	9,868	-

Note 17: Share-based compensation

(A)	Share-based compensation

The Company has issued stock option awards (i.e., “The First Series of Stock Options” and “The Second Series of Stock Options”) to beneficiaries (directors and employees of the Group) in exchange for their services subject to fulfillment of certain condition.

The first series stock option plan became effective upon shareholder approval on August 10, 2015, and it allows the Company to grant stock options based on common shares. As such the Company has granted 400 awards in the form of stock option awards to a director to purchase common shares at exercise price of 116,600 yen per piece.

The second series stock option plan became effective upon shareholder approval on September 29, 2017, and it allows the Company to grant stock options based on common shares. As such the Company has granted 3,320 awards in the form of stock option awards to employees, a director and an employee of a subsidiary to purchase common shares at exercise price of 8,500 yen per piece.

The key terms and conditions related to the grants under these plans are as follows:

	First series stock option	Second series stock option
Persons entitled	A director of SFIDA X	Employees of SFIDA X, an employee and a director of a subsidiary
The number of stock options	400	3,320
The number of shares(1)	960,000	199,200
Grant date	August 10, 2015	September 29, 2017
Vesting conditions	Service from August 10, 2015 to August 24, 2017	2 years’ service from September 29, 2017 to August 29, 2019 and IPO in the Japanese market
Exercise period	8 years From August 25, 2017 to August 24, 2025	8 years From September 30, 2019 to September 29, 2027

(1) Stated as a number reflecting the effect of forward split.

F-22

The following tables set forth the stock option activities during the year ended September 30, 2024.

	First series stock option				Second series stock option
	Number of Shares	Weighted-average exercise price (Yen)	Weighted-Average Remaining Contractual Term (years)	Aggregate Intrinsic Value	Number of Shares		Weighted-average exercise price (Yen)	Weighted-Average Remaining Contractual Term (years)	Aggregate Intrinsic Value
Outstanding at September 30, 2023	489,600	49			108,000	(2)	142
Granted	-	-	-	-	-		-	-	-
Exercised	-	-	-	-	-		-	-	-
Expired	-	-	-	-	-		-	-	-
Forfeited
Outstanding at September 30, 2024	489,600	49	0.86	316,047,936	108,000		142	3.00	59,663,456
Exercisable at September 30, 2024	489,600	49	0.86	316,047,936	-		-	-	-

(2) Due to the forfeiture of rights associated with resignation of employees, the number of shares decreased from 199,200 shares as of the grant date to 108,000 shares as of September 30, 2023.

(B)	Fair value measurement

The fair value of the stock options granted during the period was evaluated using the Binomial Lattice model. Service conditions attached to the arrangements were not taken into account in measuring fair value.

The inputs used in the measurement of the fair values at grant date of the equity-settled share-based payment plans were as follows:

	First series stock option	Second series stock option
Fair value of options granted (per share, yen) (1)	209	152
Exercise price (per share, yen) (1)	49	142
Expected volatility (%) (Note)	47.00	52.00
Expected life of option (years)	10.0	10.0
Expected dividends (%)	0.00	0.00
Risk-free interest rate (%)	0.41	0.06

(1) Stated per share amount reflecting the effect of forward split.

Note: Since the Company does not have a trading history of its common shares, the expected volatility is based on average volatility of comparable publicly traded companies within the Company’s industry. Therefore, the Company used the average of their historical volatilities over the respective expected option terms as an estimate of the expected volatility of its own share price.

F-23

(C)	Share-based compensation expenses

For the First Series Stock Option, the Company accounts for stock options issued to the director by measuring compensation cost based on the grant-date fair value and recognizing the cost over the period during which the director is required to provide service in exchange for the award.

For the Second Series Stock Option, no compensation cost is recognized until the IPO in the Japanese market has been achieved.

There was no compensation cost related to vesting of either options in the years ended September 30, 2024 and 2023.

In relation to the Second Series Stock Options, should the Group achieve successful IPO in the Japanese market, based on the options granted as of September 30, 2024, the Group estimates 21,780 thousand yen to be recognized as compensation cost.

Note 18: Revenue

(A)	Revenue stream

The table below shows the Group’s revenues from external customers:

	As of September 30, 2024	As of September 30, 2023
	Thousands of Yen
Revenue from contracts with customers	4,773,515	4,280,274

Total Revenue	4,773,515	4,280,274

(B)	Disaggregation of revenue from contracts with customers

In the following table, revenue from contracts with customers is disaggregated by major products and service lines. The majority of the Group’s revenues are recognized over time. The revenues recognized at a point in time were less than 1% of the consolidated revenues for the years ended September 30, 2024 and 2023 and are included in the Web production in the table below.

		As of September 30, 2024	As of September 30, 2023
		Thousands of Yen
Major service / product line:

A.	WebDX Consulting Business	1,654,847	1,650,881
-	Web production	1,022,949	1,061,920
-	Subscription business	631,898	588,961

B.	System Integration Business	2,874,812	2,414,650
-	System Engineering services (the Group’s engineers)	1,668,419	1,460,443
-	System Engineering services (Partner engineers)	1,134,278	870,587
-	Others	72,115	83,620

C.	IT Consulting Business	243,856	214,743

F-24

(C)	Contract balance

The contract assets primarily relate to the Group’s rights to consideration for work completed on Web production services. The contract assets are transferred to receivables when the rights become unconditional.

The contract liabilities relate primarily to the advance consideration received from customers for providing Web production services, for which revenue is recognized over time.

Revenue recognized in the reporting period from amounts included in the contract liabilities balance at the beginning of the period was 38,290 thousand yen and 93,852 thousand yen for the years ended September 30, 2024 and 2023, respectively.

The timing of satisfaction of the performance obligations does not significantly vary from the typical timing of payment.

(D)	Remaining performance obligations

ASC 606 requires that the Group disclose the aggregate amount of transaction price that is allocated to performance obligations that have not yet been satisfied.

For contracts that have an original duration of one year or less, the Group has elected the practical expedient to not disclose the information for remaining performance obligations at the end of each reporting period.

	Current	Noncurrent	Total
	Thousands of Yen
As of September 30, 2024	405,248	1,228,427	1,633,675
As of September 30, 2023	437,706	1,523,100	1,960,806

Note 19: Earnings per share

Basic and diluted earnings per share are as follows:

	As of September 30, 2024	As of September 30, 2023
	Thousands of Yen, except for number of shares and per share data
Profit attributable to common shareholders of parent companies - (A)	153,784	351,104
Effect of dilution - (B)	-	-
Profit used in the calculation of diluted earnings per share (C = A + B)	153,784	351,104

Weighted average number of common shares in calculating basic earnings per share* - (D)	6,304,800	6,121,200
Effect of dilution* - (E)	509,910	823,752
Weighted average number of common shares in calculating diluted earnings per share (F = D + E)	6,814,710	6,944,952

Basic earnings per share (A / D)	24.39	57.36
Diluted earnings per share (C / F)	22.57	50.56

* Retrospectively restated to reflect the 2-for-1 forward split completed on July 10, 2023 and the 3-for-1 forward split completed on May 1, 2025.

F-25

Note 20: Leases

As of September 30, 2024, the Group leases office and room (for sublease to employees) under non-cancelable operating leases, expiring on different dates. The Group considers those renewal or termination options that are reasonably certain to be exercised in the determination of the lease term and initial measurement of right-of-use assets and lease liabilities.

The Group determines whether a contract is or contains a lease at inception of the contract and whether that lease meets the classification criteria of a finance or operating lease. The Group’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The amounts of right-of-use assets and lease liabilities reported in the consolidated balance sheets are as follows:

	As of September 30, 2024	As of September 30, 2023
	Thousands of Yen
Operating lease ROU assets	423,222	471,063

Operating lease liabilities, current	203,967	183,086
Operating lease liabilities, non-current	201,966	270,558
Total operating lease liabilities	405,933	453,644

The components of lease expense recognized in the consolidated statements of income and comprehensive income are as follows:

	As of September 30, 2024	As of September 30, 2023
	Thousands of Yen
Operating lease cost	208,537	206,002
Short-term lease cost	1,728	-
Sublease income	(13,362)	(15,459)
Total lease cost	196,903	190,543

Maturities of lease liabilities as of September 30, 2024, are as follows:

Year ending September 30:	September 30, 2024 Operating lease
Thousands of Yen
2025	208,200
2026	161,015
2027	16,370
2028	16,370
2029	10,913
Thereafter	-
Total undiscounted lease payments	412,868
Less: imputed interest	(6,935)
Total lease liabilities	405,933

F-26

Maturities of lease liabilities as of September 30, 2023, are as follows:

Year ending September 30:	September 30, 2023 Operating lease
Thousands of Yen
2024	187,415
2025	154,319
2026	119,249
2027	-
2028	-
Thereafter	-
Total undiscounted lease payments	460,983
Less: imputed interest	(7,339)
Total lease liabilities	453,644

Supplemental cash flow information:

	As of September 30, 2024	As of September 30, 2023
	Thousands of Yen, except for lease term and discount rate
Cash paid for amounts included in the measurement of operating lease liabilities- operating cash flows	208,810	206,002
Operating lease liabilities arising from obtaining right-of-use assets	155,126	465,549
Weighted average remaining lease term	2.38	2.72
Weighted average discount rate	1.35%	1.19%

Note 21: Business combination

On August 1, 2024, Style Free Inc. (“Style Free”) entered into a Business Transfer Agreement with TouchSpot Inc., with respect to the transfer of “Interactive Video” business for cash consideration of 88 million yen (including consumption tax and local consumption tax). Out of the total amount, 55 million yen was paid on the closing date of August 30, 2024 and 33 million yen will be paid by October 31, 2025. The acquisition date was August 30, 2024.

TouchSpot Inc. is in the business of creating ‘Interactive videos’ which gives the viewer the ability to interact with the video content itself through a variety of tools. Users can click, drag, scroll, hover, gesture and complete other digital actions to interact with the video’s content, similar to the way they would interact with web content. The acquisition was accounted for as a business combination and the results of the operations of the acquired business have been included in the Group’s consolidated financial statements from the acquisition date. The operating results and pro forma results are not disclosed due to the immaterial impact to the Group’s consolidated financial statements.

Style Free has not obtained the valuation information required to finalize the accounting for certain assets acquired and liabilities assumed by the end of reporting period September 30, 2024, and the provisional amount is recorded as goodwill.

Note 22: Related party transactions and balances

The Group’s related parties include subsidiaries, associates, joint ventures, key management personnel and close family members of key management personnel. Transactions between the Company and its subsidiaries meet the definition of related party transactions but are not disclosed in these consolidated financial statements, because these transactions have been eliminated upon consolidations. Transactions between the Group and its related parties are conducted on substantially the same terms as third parties.

There was no related party transaction during the years ended September 30, 2024 and 2023.

Note 23: Subsequent events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statement was issued. Based upon this review, other than as described below, the Company did not identify any additional subsequent events that would have required adjustments or disclosure in the consolidated financial statements.

Stock Split

On April 16, 2025, the Company’s board of directors approved a 3-for-1 stock split of the Company’s capital stock. The stock split became effective on May 1, 2025. The number of authorized common shares of the Company has increased from 8,000,000 to 24,000,000. The total issued and outstanding shares of the Company has increased from 2,101,600 to 6,304,800.

All common share, stock option, and per share information in the Company’s consolidated financial statements and accompanying notes have been restated to give retroactive presentation related to the 3-for-1 stock split for all periods presented.

F-27

1,000,000 American Depositary Shares

Representing

1,000,000 Common Shares

SFIDA X, INC.

Preliminary PROSPECTUS

ThinkEquity

        , 2025

Through and including             , 2025 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Article 330 of the Companies Act of Japan (the “Companies Act”) makes the provisions of Part III, Chapter 2, Section 10 of the Civil Code of Japan applicable to the relationship between us and our directors and corporate auditors. Section 10 of the Civil Code, among other things, provides in effect that:

1.	Any director or corporate auditor of a company may demand advance payment of expenses considered necessary for the management of the affairs of such company entrusted to the director or corporate auditor;

2.	If a director or a corporate auditor of a company has defrayed any expenses considered necessary for the management of the affairs of such company entrusted to the director or corporate auditor, the director or corporate auditor may demand reimbursement therefor and interest thereon after the date of payment from such company;

3.	If a director or a corporate auditor has assumed an obligation necessary for the management of the affairs of such company, the director or corporate auditor may require such company to perform it in the director or corporate auditor’s place or, if it is not due, to furnish adequate security; and

4.	If a director or a corporate auditor, without any fault on the director or corporate auditor’s part, sustains damage through the management of the affairs of such company, the director or corporate auditor may demand compensation therefor from such company.

In accordance with our Articles of Incorporation, and pursuant to the provisions of Article 427 of the Companies Act, we are authorized to enter into agreements with non-executive directors and corporate auditors, respectively, to limit his or her liability to our Company for loss or damage arising from the conduct specified under Article 423 of the Companies Act; provided that, the amount of such limited liability is either: (i) an amount set out in the agreement which shall be not less than one million (1,000,000) yen, or (ii) the amount stipulated in applicable laws and regulations, whichever is higher.

In addition, our Articles of Incorporation include limitation of liability provisions, pursuant to which we can exempt, by resolution of our board of directors, our independent directors and corporate auditors from liabilities arising in connection with any failure to execute their respective duties in good faith or due to simple negligence (excluding gross negligence and willful misconduct), within the limits stipulated by applicable laws and regulations including Article 426, Paragraph 1 of the Companies Act.

Upon the consummation of the offering, we will maintain, at our expense, a directors’ and officers’ liability insurance policy for each of our directors and corporate auditors. The policy insures each of our directors and corporate auditors against certain liabilities that they may incur in their capacity as a director or corporate auditor.

We have entered into a customary liability limitation agreement with each of our outside directors (Messrs. Toru Ueno and Toshiki Wakamatsu) and outside corporate auditors (Messrs. Koichi Hiraga, Akio Sagawa, and Takashi Suehiro)   which limits the maximum amount of their liability to an amount stipulated in laws and regulations and our Articles of Incorporation.

Item 7. Recent Sales of Unregistered Securities.

During the three-year period preceding the date of filing this registration statement, we have not issued any securities without registration under the Securities Act.

II-1

Item 8. Exhibits and Financial Statement Schedules.

(a)	The following exhibits are filed as part of this Registration Statement and are numbered in accordance with Item 601 of Regulation S-K:

Exhibit Number	Description

1.1**	Form of Underwriting Agreement.

3.1	Articles of Incorporation of the Registrant (English translation).

4.1	Form of Deposit Agreement among the Registrant, the depositary, and holders of the American Depositary Receipts.

4.2	Specimen American Depositary Receipt of the Registrant (included as Exhibit A in Exhibit 4.1).

4.3**	Form of Underwriter’s Warrant.

5.1	Opinion of City-Yuwa Partners, Japanese counsel for the Registrant.

10.1#*	Form of Limitation of Liability Agreement by and between the Registrant and its outside director or outside corporate auditor (English translation).

10.2#*	Form of Series One Stock Acquisition Rights Allotment Agreement by and between the Registrant and its employees (English translation).

10.3#*	Form of Series Two Stock Acquisition Rights Allotment Agreement by and between the Registrant and its employees (English translation).

23.1	Consent of Forvis Mazars Japan Audit LLC, independent registered public accounting firm.

23.2	Consent of City-Yuwa Partners (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

107	Filing Fee Table.

*	Previously filed.
**	To be filed by amendment.
#	Indicates management contract or compensatory plan or arrangement.

(b)	Financial Statements Schedules

See our Financial Statements starting on page F-1. All other schedules have been omitted because they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

II-2

Item 9. Undertakings

(a)	The undersigned registrant (the “Registrant”) hereby undertakes:

(1)	To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

II-3

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)	Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The Registrant hereby undertakes:

(1)	That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A under the Securities Act and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tokyo, Japan on June 3, 2025.

SFIDA X INC.

By:	/s/ Etsuro Sumita
Name:	Etsuro Sumita
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Etsuro Sumita	Chief Executive Officer and Director	June 3, 2025
Etsuro Sumita	(Principal Executive Officer)

/s/ Ken Tominaga	Chief Financial Officer and Director	June 3, 2025
Ken Tominaga	(Principal Financial and Accounting Officer)

*	Chief Operating Officer	June 3, 2025
Tomomi Kamazawa

*	Director	June 3, 2025
Toru Ueno

*	Director	June 3, 2025
Toshiki Wakamatsu

* /s/ Etsuro Sumita, as attorney-in-fact

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Signature of Authorized U.S. Representative of Registrant

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of SFIDA X, Inc. has signed this registration statement on June 3, 2025.

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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